As filed with the Securities and Exchange Commission on May 8, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROSETTA GENOMICS LTD.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	2834	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Rosetta Genomics Ltd.

10 Plaut Street, Science Park

Rehovot 76706 POB 4059

Israel

+972-73-222-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rosetta Genomics Inc.

3711 Market Street, Suite 740

Philadelphia, Pennsylvania 19104

Attn: President

(215) 382-9000

(Name, address , including zip code, and telephone number,

including area code, of agent for service)

With copies to:
Robert E. Burwell, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 44 Montgomery Street, 36th Floor San Francisco, CA 94104 (415) 432-6000	Oded Har-Even, Esq. Robert V. Condon III, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, New York 10019 (212) 660-5000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee(1)
Class A Unit consisting of:	$		$
(i) Ordinary Shares, par value NIS 7.2 per share		—		—
(ii) Series A Warrants to purchase Ordinary Shares (3)		—		—
Class B Unit consisting of:
(i) Pre-funded Series B Warrants to purchase Ordinary Shares
(ii) Series A Warrants to purchase Ordinary Shares (3)
Ordinary Shares issuable upon exercise of Series A Warrants
Ordinary Shares issuable upon exercise of Series B Warrants
Placement Agent’s warrants to purchase Ordinary Shares (3)
Ordinary shares underlying the Placement Agent’s warrants (4)
Total		7,500,000		870.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	No registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(4)	Represents warrants to purchase a number of Ordinary Shares equal to 6.5% of the Ordinary Shares sold in this offering (excluding any Ordinary Shares underlying the Series A Warrants issued in this offering) at an exercise price equal to 125% of the offering price of Ordinary Shares sold pursuant to this offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 8, 2017

Preliminary Prospectus

Up to                  Class A Units consisting of Ordinary Shares and Series A Warrants

and

                 Class B Units consisting of Pre-Funded Series B Warrants and Series A Warrants

(                 Ordinary Shares underlying the Series A and Pre-Funded Series B Warrants)

ROSETTA GENOMICS LTD.

We are offering, on a best efforts basis, up to                  Class A Units, with each Class A Unit consisting of (i) one ordinary share, par value NIS 7.2, or Ordinary Shares, and (ii) a warrant to purchase             Ordinary Share, or a Series A Warrant. The exercise price per full Ordinary Share purchasable upon exercise of the Series A Warrants is $           , and will be exercisable at any time after the date of issuance and will expire      years after issuance. Each Class A Unit will be sold at an assumed public offering price of $                 per unit, the closing price of our Ordinary Shares on the NASDAQ Capital Market on                 , 2017. The actual offering price per Class A Unit will be determined between us and the placement agent at the time of pricing and may be at a discount to the current market price. The Class A Units will not be issued or certificated. The Ordinary Shares and Series A Warrants part of a Class A Unit are immediately separable and will be issued separately, but will be purchased together in this offering.

We are also offering to those purchasers, if any, whose purchase of Class A Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if they so choose, up to                  Class B Units, in lieu of Class A Units that would otherwise result in beneficial ownership in excess of 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares, with each Class B Unit consisting of (i) a pre-funded warrant to purchase one Ordinary Share, or a Series B Warrant, and (ii) one Series A Warrant. The Series B Warrants will have an exercise price of $0.01 per Ordinary Share and will be exercisable immediately until exercised in full. Each Class B Unit will be sold at an assumed public offering price of $      . The actual offering price per Class B Unit will be determined between us and the placement agent at the time of pricing, and may be at a discount to the current market price, but will be identical to the offering price of Class A Unit minus $0.01. The Class B Units will not be issued or certificated. The pre-funded Series B Warrants and the Series A Warrants part of a Class B Unit are immediately separable and will be issued separately, but will be purchased together in this offering. There can be no assurance that we will sell any of the Series B Warrants being offered.

The Ordinary Shares issuable from time to time upon exercise of the Series A Warrants and the pre-funded Series B Warrants are also being offered by this prospectus.

Our Ordinary Shares are currently listed on the NASDAQ Capital Market under the symbol “ROSG.” On                 , 2017, the last reported sale price of our Ordinary Shares was $                per share. There is currently no established public trading market for the Series A Warrants and the pre-funded Series B Warrants offered in this offering. The Series A Warrants and pre-funded Series B Warrants are not and will not be listed for trading on any national securities exchange.

For a more detailed description of the Class A Units and Class B Units, see the section entitled “Description of Securities We Are Offering” beginning on page 73 of this prospectus. For a more detailed description of our Ordinary Shares, see the section entitled “Description of Share Capital” beginning on page 70 of this prospectus. We refer to the Class A Units, Class B Units and the Ordinary Shares issued hereunder and issuable upon the exercise of the Series A Warrants and Series B Warrants collectively, as the “securities.”

AN INVESTMENT IN OUR ORDINARY SHARES INVOLVES RISKS. SEE THE

SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Unit (Ordinary Shares and Series A Warrants)	Per Unit Class B Unit (Series B Warrants and Series A Warrants)	Total
Public offering price	$	$	$
Placement Agent fee (1)	$	$	$
Proceeds to us (before expenses)	$	$	$

(1)	We have also agreed to issue to H.C. Wainwright & Co., LLC, our placement agent in this offering, warrants to purchase up to of our Ordinary Shares, which equates to 6.5% of the number of Ordinary Shares to be issued and sold in this offering. In addition, we have agreed to reimburse the placement agent for certain expenses related to this offering. See “Plan of Distribution” beginning on page 85 of this prospectus for additional information regarding compensation payable to the placement agent.

We have retained Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent’s fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

We expect to deliver the securities purchased in the offering on or about                , 2017.

Rodman & Renshaw

a unit of H.C. Wainwright & Co.

The date of this prospectus is       , 2017

Neither we nor the placement agent has authorized anyone to provide information different from that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus, if any, prepared by us or on our behalf. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus and any free writing prospectus, if any, prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our securities means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies, and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts, and market research, which we believe to be reliable based on our management's knowledge of the industry. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and elsewhere in this prospectus.

For investors outside of the United States: Neither we nor the placement agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

1

ABOUT THIS PROSPECTUS

You should rely only on information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus or that any document that we incorporated by reference in this prospectus is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless the context otherwise requires, references to “we,” “our,” “us,” the “Company” or “Rosetta” in this prospectus mean Rosetta Genomics Ltd. and its subsidiaries.

“RosettaGX Cancer Origin™”, “RosettaGX Next-Gen”, “mi-KIDNEY™” and “RosettaGx Reveal™” are the subject of either a trademark registration or application for registration in the United States. Other brands, names and trademarks contained in this prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but such references are not intended to indicate, in any way, that the owner thereof will not assert, to the fullest extent under applicable law, such owner’s rights to these trademarks, service marks and trade names. This prospectus contains additional trade names, trademarks and service marks of other companies, which, to our knowledge, are the property of their respective owners.

We obtained industry and market data used throughout and incorporated by reference into this prospectus through our research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources.

1

PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our Units in this offering.

Overview

We are seeking to develop and commercialize new diagnostic tests based on various genomics markers, including microRNA, DNA, and protein biomarkers and using various technologies, including qPCR, microarrays, Next Generation Sequencing (NGS) and Fluorescence In Situ Hybridization (FISH). We have two CLIA-certified, CAP-accredited, laboratories in Philadelphia, PA, and Lake Forest, CA which enable us to commercialize our own diagnostic tests applying our microRNA technology.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers and other diseases. We are currently marketing and selling the following three diagnostic tests based on our proprietary microRNA technologies:

•	RosettaGX Reveal – This is a microRNA-based assay for the classification of indeterminate thyroid fine-needle aspirate, or FNA, samples. The test utilizes routinely prepared FNA smears as well as liquid-based cytology samples (prepared using the ThinPrep® system) to classify a cytologically indeterminate thyroid nodule as “benign” or “suspicious for malignancy by microRNA”. The test also measures a microRNA biomarker for medullary carcinoma.

•	RosettaGX Cancer Origin™ (formerly “miRview® mets2”) – This test is our second-generation microRNA-based diagnostic for the identification of the primary site of metastatic cancer, specifically metastatic cancer of unknown primary (CUP).

•	mi-KIDNEY™ (formerly “Rosetta Kidney Cancer Test”) – This test is a microRNA-based kidney tumor classification test for pathology samples. This test was designed to classify primary kidney tumors into one of the four most common types: the malignant renal cell carcinomas clear cell (conventional), papillary and chromophobe as well as the benign oncocytoma.

We recently announced our plans to increase investments in commercial, promotional and reimbursement efforts for RosettaGX Reveal.

We currently have distribution agreements with respect to some of these tests covering Australia, Greece, India, Israel, New Zealand and Turkey. All of these distribution agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia for analysis.

In general, we are generating demand for our testing services through our direct selling effort in the United States and are successfully fulfilling that demand in either of our labs. We are working to gain more consistent payment from commercial payors, as well as to secure reimbursement coverage from Medicare. We are increasing our activity to establish policy-level reimbursement, which could improve our ability to receive prompt payment from commercial payors. We announced in May 2012 that the designated Medicare Administrative Contractor, or MAC, for RosettaGX Cancer Origin is covering this test for all Medicare beneficiaries, and we are receiving approved payments for claims submitted.

On April 13, 2015, we acquired CynoGen, Inc., which does business as PersonalizeDx (“CynoGen” or “PersonalizeDx”). PersonalizeDx is a molecular diagnostics and services company serving community-based pathologists, urologists, oncologists and other reference laboratories across the United States. PersonalizeDx is focused on the detection of genomic changes through FISH technology, which helps to detect cancer, measure the potential aggressiveness of the disease and identify patients most likely to respond to targeted therapies.

PersonalizeDx offers its clients a virtual “tech only” platform in which such clients can collaborate with the company to perform and bill for the “professional component” of FISH molecular testing services for lung, breast, bladder, prostate and hematologic cancers. PersonalizeDx also performs IHC and histology testing services for its clients in its 30,000 square foot laboratory facility located in Lake Forest, CA. PersonalizeDx was initially founded by Abbott Laboratories and PersonalizeDx performed several clinical trial studies for Abbott and Abbott’s research partners. PersonalizeDx is currently performing testing for one clinical trial for Abbott in bladder cancer. There is no guarantee that PersonalizeDx will be granted additional clinical trial business from Abbott going forward. We recently announced our plans to explore strategic alternatives for PersonalizeDx.

2

We have entered into an agreement to sell and market products for Admera Health, offering products to oncology physicians that are key call points for our sales force. By entering into this agreement, we believe we could gain additional opportunities to meet with oncologists and discuss new products that may improve the patients’ diagnostic experience.

In addition, we have a number of projects in our diagnostics pipelines including the research and development of product line extensions to, and next generation versions of, our thyroid assay.

We are seeking to develop a second version of RosettaGX Reveal, a microRNA-based assay for the differential diagnosis of indeterminate thyroid FNAs that utilizes routinely prepared FNA smears. This second version will combine RosettaGX Reveal’s current microRNA biomarkers with other genetic biomarkers (e.g. mRNA, other small RNAs) to optimize test performance. We anticipate that we will launch this assay by 2018.

MicroRNAs also represent potential targets for the development of novel drugs. Until December 2016 we participated in the Rimonim Consortium, which was supported by the Israel Innovation Authority (the “IIA”) (formerly known as the Office of the Chief of Scientist, or “OCS”) of the Ministry of Economy. The aim of this consortium was to develop novel technologies for the use of short interfering RNA, or siRNA, and microRNA mimetics or anti-microRNAs for therapeutics. In this consortium we attempted to: (1) develop novel RNA molecules that contain chemical modifications or conjugations for therapeutic purposes; and (2) develop novel delivery systems for microRNAs that will enable targeted delivery to desired cells. The transfer of know-how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know-how to third parties which are not members of the consortium requires the consent of the IIA.

In addition, in the past we participated in a two-year Magneton Project. This two-year project was also supported by the IIA and was conducted in collaboration with Prof. Ronit Satchi-Fainaro (Department of Physiology and Pharmacology, Sackler School of Medicine, Tel Aviv University). It was aimed at developing a nano-carrier delivery system for microRNA mimetics for the treatment of cancer. In December 2015, we completed this project. Project activity included in vivo studies, pre-clinical toxicity studies and in vivo efficacy studies in an animal model of glioblastoma. The results have shown limited efficacy. The transfer of knowledge discovered in this project is subject to limitations specified in the Israeli Encouragement of Industrial Research and Development Law, 5744-1984 (R&D Law).

The IIA, under special circumstances, may approve the transfer of the know-how developed in these supported projects outside of Israel, provided that the grant recipient pays to the IIA a portion of the sale price paid in consideration for such know-how, which portion will not exceed six times the amount of the grants received plus interest (or three times the amount of the grant received plus interest, in the event that the recipient of the know-how has committed to retain the research and development activities of the grant recipient in Israel after the transfer).

As of December 31, 2016, we had received from the IIA total grants of $932,299 for our development under the Rimonim Consortium and $282,141 for our development under the Magneton project.

The R&D Law was amended effective as of January 1, 2016. Pursuant to the amendment, the IIA was established and will replace the OCS in the implementation of the governmental policy in connection with the R&D Law (and has been given discretion in the implementation of the R&D Law for such purpose). Pursuant to the amendment, the current restrictions under the R&D Law will be replaced by new arrangements to be determined by the IIA; however, until the IIA determines otherwise, the provisions of the R&D Law and regulations that applied to existing OCS programs (including those provisions described above) will continue to apply.

Background

Rosetta Genomics was founded in 2000 with the belief that what was known as “junk DNA” actually contains hundreds, possibly thousands, of tiny RNA genes that encode small RNA molecules, later termed microRNAs, which play an important role in the regulation of protein production, and hence the onset and progression of disease. In the cell, genes are expressed through information carried from our DNA by messenger RNAs, or mRNAs, which is in turn translated into proteins. Proteins are the building blocks of all living cells. The type of cell, its function, and the timing of its death are determined by which proteins are produced in the cell, and at what quantities and time they are produced. However, the proteins are the end product of a complex process, which begins with the genetic code present in DNA. Before a protein is expressed, or produced, relevant parts of the DNA are copied into an mRNA. Each mRNA holds a code with instructions on how to build a specific protein using a process called translation. Although one messenger RNA molecule is capable of translating hundreds of thousands of protein molecules, the number it actually produces is regulated by microRNAs. MicroRNAs have been found to regulate the expression of other genes by binding to the mRNA.

3

MicroRNAs have been shown to have varying expression levels across various pathological conditions, and thus have significant potential as a class of highly sensitive and tissue specific biomarkers. We have developed a microRNA discovery process and have demonstrated, in a work published by us in Nature Genetics, that the number of human microRNAs is significantly higher than what was previously believed. We have discovered hundreds of biologically validated human microRNAs and dozens of validated viral microRNAs and filed extensive patent applications with claims potentially covering these microRNAs, some of which have been issued.

To leverage the potential of microRNAs as a novel diagnostic platform, we have developed proprietary methods to extract microRNAs from a wide range of tissue and body fluid samples and to quantify specific microRNA expression signatures, which may be used as diagnostic panels to potentially diagnose cancers, their subtypes, as well as the origin of metastases. We have already developed and launched a number of diagnostic tests based on our platforms and have published several papers demonstrating how our methods can be used to develop such diagnostics (e.g. Rosenwald et al., Modern Pathology, 2010; Benjamin et al., Journal of Molecular Diagnostics, 2010). Moreover, we were able to demonstrate the utility of our developed tests in post-market studies with collaborators from leading medical centers in the United States and Europe (Bishop et al. Clinical Cancer Research, 2010; Muller et al., The Oncologist, 2010).

We believe that microRNAs are stable, sensitive and specific markers, and we are advancing diagnostic development programs in cancer and other areas, to potentially enable accurate diagnosis and improve patient care management worldwide.

Our Strategy

Our goal is to become a leader in the development and commercialization of microRNA-based and other diagnostic tests. Our key business strategies to achieve this goal are as follows:

•	Leverage our knowledge and experience. We plan to leverage our extensive microRNA and Fluorescence in situ Hybridization, or FISH, knowhow and experience to potentially develop additional tissue-based as well as body fluid-based diagnostic tests.

•	Maximize sales of our current commercial tests through geographic partners and our own commercial efforts. We plan to maximize revenues from our current commercial tests via corporate relationships and through our own targeted commercial efforts. To date we have entered into distribution agreements with three distributors, pursuant to which these distributors have the right to commercialize these tests in their territories.

•	Build and maintain a strong intellectual property position. We believe that we were the first commercial enterprise to focus on the emerging field of microRNAs. We also believe we have an early and strong intellectual property position (both patents we own and those we have exclusively, co-exclusively, or non-exclusively licensed) in the area of developing and commercializing microRNA-based diagnostic tests. Our patent strategy is to seek broad coverage on all of our identified microRNA sequences. We have also filed, and intend to continue to file, patent applications that claim our technical platforms and method-of-use for specific diagnostic and therapeutic applications.

•	Leverage our intellectual property position and microRNA expertise to continue to establish strategic collaborations. We intend to continue to establish strategic collaborations with leading clinical diagnostic and pharmaceutical companies to further develop and commercialize microRNA-based diagnostics. We believe that our strong intellectual property position and expertise in the field of microRNAs will be very attractive to additional collaboration partners.

•	Selectively pursue opportunities to expand our business and enhance our product offerings. We plan to selectively pursue opportunities to acquire, license, or invest in complementary businesses, products, technologies and assets teams that will allow us to expand our portfolio of diagnostic tests and therapeutics, accelerate the pace of our innovation, and expand into additional markets beyond what we can achieve organically.

Risks associated with our business

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 10 before making a decision to invest in our securities. The following is a summary of some of the principal risks we face:

•	we will require substantial additional funds to continue our operations and, if additional funds are not available, we may need to significantly scale back or cease our operations

4

•	we have a history of operating losses and we expect to incur additional losses in the future and may never be profitable;

•	our limited operating history as a pharmaceutical research and development company makes it difficult to evaluate our business and prospects;

•	our current working capital is not sufficient to complete our research and development with respect to each of our therapeutic candidates and our failure to raise sufficient capital would significantly impair our ability to fund our operations, develop our therapeutic candidates, attract development or commercial partners and retain key personnel;

•	if we and/or our potential commercialization partners are unable to obtain U.S. Food and Drug Administration or other foreign regulatory authority approval for our candidates, we and/or our potential commercialization partners will be unable to commercialize our therapeutic candidates;

•	clinical trials may involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; we and/or our potential commercialization partners will not be able to commercialize our therapeutic candidates without completing such trials;

•	we rely on third parties to conduct our clinical trials, and those third parties may not perform satisfactorily, including, but not limited to, failing to meet established deadlines for the completion of such clinical trials;

•	even if our candidates receive regulatory approval or do not require regulatory approval, they may not become commercially viable products; and

•	the market for our candidates is rapidly changing and competitive, and new drug delivery mechanisms, drug delivery technologies, new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

Corporate Information

We were incorporated under the laws of the State of Israel on March 9, 2000, as Rosetta Genomics Ltd., an Israeli company. The principal legislation under which we operate is the Israeli Companies Law, 5759-1999, as amended, or the Companies Law. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is + 972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., which was incorporated in Delaware on April 21, 2005, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and its telephone number is (215) 382-9000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. In April 2015, we acquired CynoGen Inc. (d/b/a PersonalizeDx), a Delaware corporation with principal offices located at 25901 Commercentre Drive, Lake Forest, CA 92630. Our web site address is www.rosettagx.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

Dividend Policy

To date, we have not declared or paid cash dividends on any of our shares, and we have no current intention of paying any cash dividends in the near future.

The Companies Law also restricts our ability to declare and pay dividends. We can only distribute dividends from profits (as defined in the Companies Law), if, in the discretion of our board of directors, there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and anticipated obligations as they come due. The payment of dividends may be subject to Israeli withholding taxes.

5

THE OFFERING

Class A Units offered by us

We are offering up to          Class A Units. Each Class A Unit will consist of (i) one Ordinary Share, and (ii) a warrant to purchase          Ordinary Share, or a Series A Warrant. The Class A Units will not be certificated, and the Ordinary Shares and Series A Warrants part of such unit are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of Ordinary Shares issuable upon exercise of the Series A Warrants part of the Class A Units.

Class B Units offered by us	We are also offering to those purchasers, if any, whose purchase of Class A Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if they so choose, up to Class B Units, in lieu of Class A Units that would otherwise result in beneficial ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding Ordinary Shares.

Each Class B unit will consist of (i) a pre-funded warrant to purchase one Ordinary Share, or a Series B Warrant, and (ii) one Series A Warrant. The Class B Units will not be certificated, and the pre-funded Series B Warrants and the Series A Warrants part of such unit are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of Ordinary Shares issuable upon exercise of the pre-funded Series B Warrants and the Series A Warrants part of the Class B Units.

Series A Warrants	The exercise price per full Ordinary Share purchasable upon exercise of the Series A Warrants is equal to % of the per Class A Units public offering price, and will be exercisable at any time after the date of issuance and will expire years from the date of issuance. To better understand the terms of the Series A Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus. You should also read the form of Series A Warrant, which is filed as an exhibit to the registration statement that is included in this prospectus.

Pre-Funded Series B Warrants	Each pre-funded Series B Warrant will have an exercise price of $0.01 per full Ordinary Share and will be immediately exercisable until it is exercised in full. To better understand the terms of the pre-funded Series B Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus. You should also read the form of pre-funded Series B Warrant, which is filed as an exhibit to the registration statement that is included in this prospectus.

Ordinary Shares outstanding immediately before this offering

Ordinary Shares outstanding after this offering

Use of proceeds	We intend to use the net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we intend to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

6

Risk factors	Before deciding to invest in our securities, you should carefully consider the risks related to our business, the offering and our securities. See section entitled “Risk Factors” beginning on page 10.

The NASDAQ Capital Market symbol	“ROSG.” The Series A Warrants and Series B Warrants are not and will not be listed for trading on any national securities exchange.

The number of Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the securities offered hereby are sold and is based on 2,588,086 Ordinary Shares outstanding as of May 5, 2017, but does not include the following:

•	157,673 Ordinary Shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $38.08 per share;

•	2,243 Ordinary Shares issuable upon vesting of outstanding restricted stock units under our stock plans;

•	34,305 Ordinary Shares available for future grant or issuance pursuant to our stock plans;

•	1,020,652 Ordinary Shares issuable upon exercise of outstanding warrants, at a weighted average exercise price of $6.70 per share;

•	646,754 Ordinary Shares issuable upon the conversion of the remaining $1,975,443 principal amount (as was outstanding at December 31, 2016) of the convertible debentures, at a conversion price of $3.0544 per share;

•	Ordinary Shares issuable upon exercise of the Series A Warrants and Series B Warrants to be issued in this offering; and

•	Ordinary Shares issuable upon exercise of the warrants to be issued to the placement agent in connection with this offering, at an exercise price of $ per share.

Unless otherwise stated, all information in this prospectus assumes no exercise of the outstanding options and warrants and offered warrants for Ordinary Shares as described above.

7

SUMMARY FINANCIAL DATA

The following summary financial data for the years ended December 31, 2016, 2015 and 2014 and as of December 31, 2016 and 2015 are derived from, and should be read in conjunction with, the audited consolidated financial statements, and notes thereto, included elsewhere in this prospectus. The summary consolidated financial data for the years ended December 31, 2013 and 2012 and as of December 31, 2014, 2013 and 2012 have been derived from audited financial statements not included in this prospectus.

Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and related notes included elsewhere in this prospectus.

	Year Ended December 31,
	2016	2015	2014	2013	2012
	(In thousands, except share and per share data)
Consolidated Statement of Comprehensive Loss:
Clinical testing revenues	$9,234	$6,668	$1,099	$405	$201
Licensing revenues	-	1,600	228	-	-
Total revenues	9,234	$8,268	$1,327	$405	$201

Cost of clinical testing revenues	7,439	6,192	1,310	709	258
Cost of licensing revenues	-	80	-	-	-
Total cost of revenues	7,439	6,272	1,310	709	258

Gross profit (loss)	1,795	1,996	(17)	304	57

Consolidated Statements of Operations:
Operating expenses:
Research and development, net	3,156	2,956	1,927	1,744	1,247
Marketing and business development	6,806	7,350	6,848	7,002	3,938
General and administrative	7,497	7,566	5,494	4,297	3,025
Gain from bargain purchase related to acquisition of CynoGen, Inc.	-	(155)	-	-	-
Total operating expenses	17,459	17,717	14,269	13,043	8,210

Operating loss	15,664	15,721	14,252	13,347	8,267
Financial expenses (income), net	603	1,605	259	(177)	2,429
Loss before taxes	16,267	17,326	14,511	13,170	10,696
Tax expense	(34)	19	15	-	-

Loss from continuing operations	16,233	17,345	14,526	13,170	10,696
Net loss (income) from discontinued operations	-	-	-	(273)	(239)
Net loss after discontinued operations	16,233	17,345	14,526	12,897	10,457

Net loss attributable to Rosetta	$16,233	$17,345	$14,526	$12,897	$10,457
Basic and diluted net loss per Ordinary Share from continuing operations	$9.31	$13.80	$15.51	$16.47	$28.85
Basic and diluted net loss (income) per Ordinary Share from discontinued operations attributable to Rosetta	$-	$-	$-	$(0.336)	$(0.648)
Basic and diluted net loss per Ordinary Share attributable to Rosetta	$9.31	$13.79	$15.51	$16.13	$28.21
Weighted average number of Ordinary Shares used to compute basic and diluted net loss per Ordinary Share attributable to Rosetta	1,743,067	1,257,724	936,658	799,496	370,705

8

	As of December 31,
	2016	2015	2014	2013	2012
	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$6,163	$12,447	$7,929	$16,744	$30,978
Short-term bank deposits and restricted cash	130	1,098	7,702	7,702	164
Trade receivable	2,851	3,633	338	224	88
Working capital	5,709	16,567	14,241	23,060	30,487
Total assets	11,961	22,423	17,278	25,880	32,530
Long-term liabilities	3,740	-	2	309	364
Total shareholders’ equity	4,417	19,620	15,065	23,633	30,900
Capital stock	160,920	159,890	137,990	132,032	126,402

9

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described below and in our periodic reports filed with the Securities and Exchange Commission (the “SEC”), including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2016 (File No. 001-33042), filed with the SEC on March 30, 2017. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

Risks Related to Our Business, Our Financial Results and Need for Financing

We will require substantial additional funds to continue our operations and, if additional funds are not available, we may need to significantly scale back or cease our operations.

We anticipate that our principal sources of liquidity will only be sufficient to fund our activities into the third quarter of 2017. As of December 31, 2016, we had cash, cash equivalents, short-term bank deposits and restricted cash of $6.3 million, compared to $13.5 million as of December 31, 2015. We need to raise additional capital (by issuing equity or long-term debt) by the third quarter of 2017 in order to continue to fund our operations, and we cannot provide any assurance that we will be successful in doing so.

We may seek additional funding through collaborative arrangements and public or private equity offerings and debt financings. Additional funds may not be available to us when needed on acceptable terms, or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our existing shareholders. For example, if we raise additional funds by issuing equity securities, further dilution to our then-existing shareholders may result. Debt financing, if available, may involve restrictive covenants that could limit our flexibility in conducting future business activities. We also could be required to seek funds through arrangements with collaborators or others.

If adequate funds are needed and not available, we may be required to:

•	delay, reduce the scope of or eliminate certain research and development programs;

•	obtain funds through arrangements with collaborators or others on terms unfavorable to us or that may require us to relinquish rights to certain technologies or products that we might otherwise seek to develop or commercialize independently;

•	monetize certain of our assets;

•	pursue merger or acquisition strategies; or

•	seek protection under the bankruptcy laws of Israel and the United States.

Although our financial statements have been prepared on a going concern basis, we must raise additional capital before the third quarter of 2017 to fund our operations in order to continue as a going concern.

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent registered public accounting firm for the fiscal year ended December 31, 2016, has included an explanatory paragraph in their auditor’s report that accompanies our audited consolidated financial statements as of and for the year ended December 31, 2016, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position we may not be able to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment.

We anticipate that our principal sources of liquidity will only be sufficient to fund our activities into the third quarter of 2017. In order to have sufficient cash to fund our operations through the end of the third quarter and beyond, we will need to raise additional equity or debt capital, and we cannot provide any assurance that we will be successful in doing so.

Even if this offering is successful, we will need additional funding. If we are unable to raise capital, we will be forced to reduce or eliminate our operations.

As of May 3, 2017, we had a total cash balance of approximately $3 million. Based on our projected cash flows and our cash balances as of the date of this prospectus, our management is of the opinion that without further fund raising we may not have sufficient resources to enable us to continue advancing our activities and as a result, there is substantial doubt about our ability to continue as a going concern. At our current burn rate and without taking into account the proceeds from this offering, our current cash balance will be sufficient to fund our activities into the third quarter of 2017, taking into account shut down costs. Assuming the proceeds from this offering will be approximately $          , based upon an assumed public offering price of $          per Class A Unit, the last reported sales price of our Ordinary Shares on the NASDAQ Capital Market on           , 2017, and of $               per Class B Unit, after deducting the estimated placement agent fee and estimated offering expenses payable by us, at our expected burn rate following this offering, the proceeds from this offering will be sufficient until approximately        .

10

Even if this offering is successful, if we are unable to obtain additional financing, we will be forced to reduce the scope of, or eliminate our operations. We will also have to reduce marketing, customer service or other resources devoted to our products. Any of these factors will materially harm our business and results of operations.

Our management’s plans include the continued commercialization of our products, taking cost reduction steps and securing sufficient financing through the sale of additional equity securities, debt or capital inflows from strategic partnerships. There are no assurances however, that we will be successful in obtaining the level of financing needed for our operations.

Even if we are able to continue to finance our business, the sale of additional equity or debt securities could result in dilution to our current shareholders and could require us to grant a security interest in our assets. If we raise additional funds through the issuance of debt securities, these securities may have rights senior to those of our Ordinary Shares and could contain covenants that could restrict our operations. In addition, we may require additional capital beyond our currently forecasted amounts to achieve profitability. Any such required additional capital may not be available on reasonable terms, or at all.

The approach we are taking to discover and develop novel microRNA-based diagnostics and therapeutics is new and may never lead to commercially accepted products.

We have concentrated our research and development efforts on diagnostics and therapeutics in the relatively new field of microRNAs. We are currently marketing and selling the following four diagnostic tests based on our proprietary microRNA technologies: RosettaGX Cancer Origin™, mi-KIDNEY™ and RosettaGX Reveal™. To date, these tests have achieved very limited commercial success. The scientific discoveries that form the basis for our efforts to develop diagnostics and therapeutics are relatively new, and the scientific evidence to support the feasibility of developing products based on these discoveries is limited. Further, our focus on developing microRNA-based diagnostics and therapeutics as opposed to multiple or more proven technologies for the development of diagnostics and therapeutics increases the risks associated with the ownership of our Ordinary Shares. If we or a collaborative partner are not successful in commercializing our existing diagnostic tests or developing and commercializing additional microRNA-based tests or products, our business may fail.

Successful integration of PersonalizeDx with us and successful operation of the combined company are not assured. Also, integrating our business with that of PersonalizeDx may divert the attention of management away from operations.

In April 2015, we acquired CynoGen, Inc., which does business as PersonalizeDx (“CynoGen” or “PersonalizeDx”). There can be no assurance that we will be able to maintain and grow the acquired business and operations of PersonalizeDx. In addition, the market segments in which PersonalizeDx operates may experience declines in demand and/or new competitors. Integrating and coordinating certain aspects of the operations, portfolio of products and personnel of PersonalizeDx with ours have involved and will continue to involve complex operational, technological and personnel-related challenges. This process will be time-consuming and expensive, may disrupt the businesses of either or both of the companies and may not result in the full benefits expected by us and PersonalizeDx, including cost synergies expected to arise from supply chain efficiencies and overlapping general and administrative functions. The potential difficulties, and resulting costs and delays, include:

•	managing a larger combined company;

•	consolidating corporate and administrative infrastructures;

•	issues in integrating research and development, commercial and sales forces;

•	difficulties attracting and retaining key personnel;

•	loss of customers and suppliers and inability to attract new customers and suppliers;

•	unanticipated issues in integrating information technology, communications and other systems;

•	incompatibility of purchasing, logistics, marketing, administration and other systems and processes;

11

•	unforeseen and unexpected liabilities related to the acquisition or PersonalizeDx’s business; and

•	potential costs of relocating employees to PersonalizeDx’s facilities or our other facilities.

Additionally, the integration of our and PersonalizeDx’s operations, products and personnel may place a significant burden on management and other internal resources. The diversion of management’s attention, and any difficulties encountered in the transition and integration process, could harm the combined company’s business, financial condition and operating results.

Because we have a short operating history, there is a limited amount of information about us upon which our business and prospects can be evaluated.

Our operations began in 2000, and we have only a limited operating history upon which our business and prospects can be evaluated. In addition, as a company providing relatively new diagnostic services, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the biotechnology area. For example, to execute our business plan, we will need to successfully:

•	maintain and further build our intellectual property portfolio;

•	execute development activities using an unproven technology;

•	execute sales, marketing and distribution activities;

•	continue to develop and maintain successful strategic relationships;

•	manage our spending while costs and expenses increase as we expand our efforts to discover, develop and commercialize diagnostics and therapeutics based on microRNAs; and

•	gain commercial and, if applicable, regulatory acceptance of our tests and products.

If we are unsuccessful in accomplishing these objectives, we may not be able to raise capital, develop additional tests or products, successfully commercialize our existing tests, expand our business or continue our operations.

We have a history of losses and may never be profitable.

We have experienced significant operating losses since our inception in 2000, and as of December 31, 2016, we had an accumulated deficit of approximately $157 million. We had net loss of $16.2 million for the year ended December 31, 2016. We anticipate that the majority of any revenues we generate over the next several years will be from sales of our currently marketed products in the United States and from existing and future collaborations and licensing arrangements and the sale of future products we develop or acquire. We cannot be certain, however, that our sales efforts will be successful or that we will be able to secure any collaborations or achieve any milestones that may be required to receive payments or that diagnostic tests based on our technologies, including our currently marketed tests, will be successfully commercialized. If we are unable to secure significant revenues from our current selling efforts or through collaborations and the sale of tests or products, we may be unable to continue our efforts to discover, develop and commercialize microRNA-based diagnostics and therapeutics without raising additional funds from other sources.

Fluctuations in currency exchange rates of the New Israeli Shekel vs. the U.S. dollar may have a significant impact on our reported results of operations.

Fluctuations in currency exchange rates may have a significant impact on our reported results of operations. Although our reporting currency is the U.S. dollar, significant portions of our expenses are denominated in New Israeli Shekels, or NIS. In periods when the U.S. dollar is devalued against the NIS, our reported results of operations may be adversely affected. In addition, fluctuations in currencies may result in valuation adjustments in our assets and liabilities which could affect our reported results of operations. We enter from time to time into foreign currency hedge transactions in order to mitigate some of this risk; however, we are unlikely to offset the entire currency exchange risk.

Fluctuations in our share price may have a significant impact on our reported liabilities and reported results of financial income or expenses.

Fluctuations in our share price may have a significant impact on our reported liabilities because certain outstanding warrants and debentures are classified as liabilities measured at fair value each reporting period until they are exercised or expire, with changes in the fair values being recognized in our statement of operations as financial income or expense. In periods when share price is ascending, the reported liability and the reported results of financial expense are adversely affected.

12

Risks Related to Our Intellectual Property

If we are not able to obtain and enforce patent protection for our discoveries, our ability to develop and commercialize microRNA-based diagnostics and therapeutics could be harmed.

Our success depends, in large part, on our ability to protect proprietary methods and technologies that we develop under the patent and other intellectual property laws of the United States, Israel and other countries, so that we can prevent others from unlawfully using our inventions and proprietary information. As of March 1, 2017, our patent portfolio included a total of 49 issued U.S. patents, two issued Australian patents, three issued European Union patents, all validated in UK, Germany and France, and one validated also in Denmark, four issued Israeli patents, one issued Japanese patent, one issued Korean patent, 41 pending patent applications worldwide, consisting of 20 U.S. patent applications, four of which received notice of allowance, six applications that are pending in Europe, two of which received a notice of allowance, two applications pending in Israel, one application pending in Japan, two applications pending in Canada, three applications pending in China, three applications pending in Brazil, and two PCT applications. There can be no assurance, however, that any of these pending patent applications will result in issued patents. The patent position of pharmaceutical or biotechnology companies, including ours, is generally uncertain and involves complex legal and factual considerations, and, therefore, validity and enforceability cannot be predicted with certainty. Patents may be challenged, deemed unenforceable, invalidated, or circumvented.

Furthermore, the standards that the U.S. Patent and Trademark Office, or USPTO, and its foreign counterparts use to grant patents are not always applied predictably or uniformly and may change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. Furthermore, the field of microRNAs is new and developing. Accordingly, there is significant uncertainty about what patents will be issued, and what their claims may cover. It is likely that there will be significant litigation and other proceedings, such as interference proceedings and opposition proceedings, in certain patent offices, relating to patent rights in the microRNA field. Others may attempt to invalidate our intellectual property rights. Currently, there is an opposition proceeding pending against one of our patents in Europe. This opposition relates to a patent granted by the European Patent Office that claims the use of miR-34a for the preparation of a pharmaceutical composition for treating cancer where the cancer is p53 negative. Even if this opposition is successful, we do not anticipate that the result will have a materially adverse effect on our business.

Even if our other rights are not directly challenged, disputes among third parties could lead to the weakening or invalidation of our intellectual property rights. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims that will be allowed in any patents issued to us or to others. Additionally, the mere issuance of a patent does not guarantee that it is valid or enforceable, so even issued patents may not be valid or enforceable against third parties.

In addition, we cannot be certain that we hold the rights to the technology covered by our pending patent applications or to other proprietary technology required for us to commercialize our proposed tests and products. Because certain U.S. patent applications are confidential until patents issue, and because certain applications will not be filed in foreign countries, third parties may have filed patent applications for technology covered by our pending patent applications without our being aware of those applications, and our patent applications may not have priority over those applications. For this and other reasons, we may be unable to secure desired patent rights, thereby losing desired exclusivity. Thus, it is possible that one or more organizations will hold patent rights to which we will need a license. If those organizations refuse to grant us a license to such patent rights on reasonable terms, we will not be able to market our tests and products.

From time to time, the U.S. Supreme Court, other federal courts, the U.S. Congress or the USPTO may change the standards of patentability and any such changes could have a negative impact on our business. There have been several cases involving “gene patents” and diagnostic claims that have been considered by the U.S. Supreme Court. On June 13, 2013, in Association for Molecular Pathology v. Myriad Genetics, Inc., the Court held that claims to isolated genomic DNA were not patentable subject matter, but claims to complementary DNA (cDNA) molecules were patentable subject matter. The effect of the decision on patents for other isolated natural products is uncertain, and this uncertainty includes microRNAs, which have a different chemical composition, differ in size, and have a more complicated discovery process than DNA. On March 20, 2012, in Mayo Collaborative Services, DBA Mayo Medical Laboratories, et al. v. Prometheus Laboratories, Inc., the Court held that several claims drawn to measuring drug metabolite levels from patient samples and correlating them to drug doses were not patentable subject matter. Although the decision relates to biomarker method patents, relating to simple methods, for affecting treatment decisions, the decision has created uncertainty around the ability to patent certain biomarker-related method patents. On June 12, 2015, the United States Court of Appeals for the Federal Circuit (CAFC) issued a decision in Ariosa Diagnostics, Inc. v. Sequenom, Inc. The decision dealt with the subject matter eligibility of a non-invasive method for detecting paternally inherited cell-free fetal DNA from a blood sample of the pregnant woman carrying a fetus. The district court ruled that the method claims were patent ineligible and the Federal Circuit agreed. In December 2015, the CAFC denied an en banc hearing of this case. These decisions have increased the uncertainty with regard to our ability to obtain patents in the future as well as the value of current and future patents, once obtained. Depending on decisions by the U.S. federal courts and the Patent Office, the interpretation of laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents, all of which could have a material adverse effect on our business

13

On March 4, 2014, the USPTO issued a memorandum to patent examiners titled 2014 Procedure For Subject Matter Eligibility Of Claims Reciting Or Involving Laws Of Nature/Natural Principles, Natural Phenomena, And/Or Natural Products. These guidelines instruct USPTO examiners on the ramifications of the Prometheus and Myriad rulings. In addition, these guidelines reflect the USPTO’s interpretation of Supreme Court case law addressing patent subject matter eligibility. As such, the guidelines are subject to challenge in a court proceeding and are subject to modification by future court or USPTO decisions.

On December 15, 2014, the USPTO released the revised subject matter eligibility examination guidance to patent examiners entitled “2014 Interim Guidance on Patent Subject Matter Eligibility” (the “Interim Guidance”). The Interim Guidance intends to assist USPTO patent examiners to evaluate inventions that may be related to law of nature, natural phenomena, and/or an abstract idea. The Interim Guidance addresses the concerns raised by the public against the guidance issued in March of 2014 – namely that the USPTO applied with too broad a brush the recent Supreme Court decisions regarding the judicial exceptions (law of nature, natural phenomena, and/or an abstract idea). The USPTO’s new analysis, focusing on the claims as a whole and an analysis of the “markedly different” properties of the claimed subject matter (as compared to the natural counterpart product) is a balanced approach. The Interim Guidance also appears to indicate that a claim that recites a natural phenomenon, such as a diagnostic process or method, will satisfy Section 101 if the claim sufficiently limits the practical application of the natural phenomenon. The USPTO issued another update in July 2015 to provide additional information for subject matter eligibility. While we believe our patents and pending patent applications include claims that are patentable under current US law, as well as in foreign jurisdictions, no assurances can be given that a federal district court of the USPTO would agree.

In addition, Congress has directed the USPTO to study effective ways to provide independent, confirming genetic diagnostic test activity where gene patents and exclusive licensing for primary genetic diagnostic tests exist. This study will examine the impact that independent second opinion testing has on providing medical care to patients; the effect that providing independent second opinion genetic diagnostic testing would have on the existing patent and license holders of an exclusive genetic test; the impact of current practices on testing results and performance; and the role of insurance coverage on the provision of genetic diagnostic tests. The USPTO was directed to report the findings of the study to Congress and provide recommendations for establishing the availability of independent confirming genetic diagnostic test activity by June 16, 2012. On August 28, 2012, the Department of Commerce sent a letter to the House and Senate Judiciary Committee leadership updating them on the status of the genetic testing report. The letter stated in part: “Given the complexity and diversity of the opinions, comments, and suggestions provided by interested parties, and the important policy considerations involved, we believe that further review, discussion, and analysis are required before a final report can be submitted to Congress.” The USPTO issued a Request for Comments and Notice of Public Hearing on Genetic Diagnostic Testing on January 25, 2012, and held additional public hearings in February and March 2013. In September 2015, the USPTO submitted a report to Congress pursuant to Section 27 of the Leahy Smith America Invents Act. The report stated that in view of the altered legal landscape, the USPTO’s recommendations to Congress are limited in scope. The report provided three recommendations. The first recommendation was to proceed cautiously, monitoring changes in the actual availability of gene-based diagnostic tests from multiple providers. The second recommendation was to consider creating mechanisms to facilitate sharing data on diagnostic correlations in order to build robust databases of the relationships between genetic mutations and the presence, absence, or likelihood of acquiring the relevant medical condition. The third recommendation was to consider the role of cost and insurance. It is unclear whether the recommendations of this study will be acted upon by Congress to change the law or process in a manner that could negatively impact our patent portfolio or our future research and development efforts.

It may be more difficult to adequately protect or enforce the intellectual property rights of our company as a result of the acquisition of PersonalizeDx, which could harm our competitive position.

Our success and future revenue growth depends in part, on our ability to protect our intellectual property. We primarily rely on patent, copyright, trademark and trade secret laws, as well as nondisclosure agreements and other methods, to protect our proprietary technologies and processes. It is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose proprietary technologies and processes, despite efforts by us to protect our proprietary technologies and processes. While we hold and have access to a significant number of patents, there can be no assurances that any additional patents will be issued. Even if new patents are issued, the claims allowed may not be sufficiently broad to protect our technology. In addition, any of our existing patents, and any future patents issued to us, may be challenged, invalidated or circumvented. As such, any rights granted under these patents may not provide us with meaningful protection. We may not have foreign patents or pending applications corresponding to its U.S. patents and applications. Even if foreign patents are granted, effective enforcement in foreign countries may not be available. If our patents do not adequately protect our technology, competitors may be able to offer products similar to our products. Our competitors may also be able to develop similar technology independently or design around our patents.

14

If we become involved in patent litigation or other proceedings related to a determination of rights, we could incur substantial costs and expenses, substantial liability for damages or be required to stop our development and commercialization efforts.

A third party may sue us for infringing its patent rights. Likewise, we may need to resort to litigation to enforce a patent issued or licensed to us or to determine the scope and validity of third-party proprietary rights. In addition, a third party may claim that we have improperly obtained or used its confidential or proprietary information. The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management’s efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources, and we may not have sufficient resources to adequately enforce our intellectual property rights. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

If we are found to infringe upon intellectual property rights of third parties, we could be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, a court could require us to stop the infringing activity or obtain a license. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some of our technology, tests and products, which could limit our ability to generate revenues or achieve profitability and possibly prevent us from generating revenues sufficient to sustain our operations. Moreover, we expect that a number of our collaborations will provide that royalties payable to us for licenses to our intellectual property may be offset by amounts paid by our collaborators to third parties who have competing or superior intellectual property positions in the relevant fields, which could result in significant reductions in our revenues from tests or products developed through collaborations.

We license patent rights from third-party owners. If such owners do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects will be harmed.

We are a party to license agreements that give us rights to third-party intellectual property that we believe may be necessary or useful for our business, such as our agreements with The Rockefeller University, Max Planck Innovation GmbH, or Max Planck, and Johns Hopkins University. We expect to enter into additional licenses of intellectual property with third parties in the future. Our success will depend in part on the ability of our licensors to obtain, maintain and enforce patent protection for our licensed intellectual property, in particular, those patents to which we have secured exclusive or co-exclusive rights. Our licensors may not successfully prosecute the patent applications which we have licensed. Even if patents are issued in respect of these patent applications, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than we would. Without protection for the intellectual property we license, other companies might be able to offer substantially identical tests or products for sale, which could adversely affect our competitive business position and harm our business prospects.

In addition, as a result of the acquisition of PersonalizeDx, after twelve months from the date of the acquisition, we will be required to renegotiate the terms of certain agreements under which PersonalizeDx had in-licensed proprietary markers from Abbott Molecular, Inc. We cannot be sure that we will be able to renegotiate these license agreements on acceptable terms or at all. If we are unable to do so, we may lose the ability to commercialize the products that rely on these licenses.

If we fail to comply with our obligations under any licenses or related agreements, we could lose license rights that may be necessary for developing microRNA-based diagnostics and therapeutics.

Our current licenses impose, and any future licenses we enter into are likely to impose, various obligations on us. Such obligations may include:

•	royalty payments;

•	annual maintenance fees;

•	payment of fees relating to patent prosecution, maintenance and enforcement;

•	maintaining insurance coverage; and

•	using commercially reasonable efforts to develop and commercialize tests and products using the licensed technology.

15

If we breach any of our obligations under our licenses, the licensor may have the right to terminate the license, which could result in our being unable to develop, manufacture and sell tests or products that are covered by the licensed technology or a competitor gaining access to the licensed technology.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets, know-how and technology, which are not protected by patents, to maintain our competitive position. In order to protect our proprietary technology and processes, we rely in part on confidentiality agreements with our collaborators, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such party. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Risks Related to Development, Clinical Testing and Regulatory Approval of Diagnostics

If we fail to comply with the complex federal, state, local and foreign laws and regulations that apply to our business, we could suffer severe consequences that could materially and adversely affect our operating results and financial condition.

Our operations are subject to extensive federal, state, local and foreign laws and regulations, all of which are subject to change. These laws and regulations currently include, among other things:

•	CLIA, which requires that laboratories obtain certification from the federal government;

•	Some state laws that require laboratories that test specimens from residents of the state to obtain licenses;

•	Food Drug and Cosmetics Act and Food and Drug Administration (FDA) regulations;

•	Health Insurance Portability and Accountability Act of 1996 (HIPAA), which established comprehensive federal standards with respect to the privacy and security of protected health information and requirements for the use of certain standardized electronic transactions; amendments to HIPAA under the Health Information Technology for Economic and Clinical Health Act, or HITECH, which strengthen and expand HIPAA privacy and security compliance requirements, increase penalties for violators, extend enforcement authority to state attorneys general and impose requirements for breach notification;

•	state laws regulating genetic testing and protecting the privacy of genetic test results, as well as state laws protecting the privacy and security of health information and personal data and mandating reporting of breaches to affected individuals and state regulators;

•	the federal anti-kickback law, or the Anti-Kickback Statute, which prohibits knowingly and willfully offering, paying, soliciting, receiving, or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for, or recommending of an item or service that is reimbursable, in whole or in part, by a federal health care program;

•	the federal False Claims Act, which imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment to the federal government;

•	the federal Civil Monetary Penalties Law, which prohibits, among other things, the offering or transfer of remuneration to a Medicare or state health care program beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state health care program, unless an exception applies;

•	other federal and state fraud and abuse laws, such as anti-kickback laws, prohibitions on self-referral, and false claims acts, which may extend to services reimbursable by any third-party payor, including private insurers; and

•	similar foreign laws and regulations that apply to us in the countries in which we operate.

16

These laws and regulations are complex and are subject to interpretation by the courts and by government agencies. Our failure to comply could lead to civil or criminal penalties, exclusion from participation in government health care programs, or prohibitions or restrictions on our laboratories’ ability to provide services. We believe that we are in material compliance with all statutory and regulatory requirements, but there is a risk that one or more government agencies could take a contrary position, or that a private party could file suit under the qui tam provisions of the federal False Claims Act or a similar state law. Such occurrences, regardless of their outcome, could damage our reputation and adversely affect important business relationships with third parties, including managed care organizations, and other private third-party payors.

If we do not comply with governmental regulations applicable to our CLIA-certified laboratories, we may not be able to continue our operations.

The operations of our laboratories in Philadelphia, Pennsylvania and Lake Forest, California are subject to regulation by numerous federal, state and local governmental authorities in the United States. Both laboratories are CLIA-certified and are accredited by the College of American Pathologists, or CAP. The CAP Laboratory Accreditation Program is an internationally recognized program that utilizes teams of practicing laboratory professionals as inspectors, and accreditation by CAP can also be used to meet CLIA and state certification requirements. In addition, our laboratories have obtained certain state licenses as required, including from California, Florida, Maryland, New York, Pennsylvania, and Rhode Island, and we plan to obtain licenses from other states if and as required.

CLIA is a federal law that regulates clinical laboratories that perform testing on human specimens for the purpose of providing information for the diagnosis, prevention or treatment of disease. CLIA imposes quality standards for laboratory testing to ensure the accuracy, reliability and timeliness of reporting patient test results. CLIA-certified laboratories are subject to survey and inspection every two years. Moreover, CLIA inspectors may make random inspections of these laboratories. If we were to lose our CLIA certification or our state licenses, or if they were limited in scope, we would no longer be able to continue our testing operations, which would have a material adverse effect on our business.

From time to time, we may become aware of states other than California, Florida, Maryland, New York, Pennsylvania, and Rhode Island that require out-of-state laboratories to obtain a license in order to accept specimens from the state, and it is possible that other states already have such requirements or will have such requirements in the future. If we identify any other state with such requirements or if we are contacted by any other state advising us of such requirements, we intend to follow instructions from the state regulators as to how we should comply with such requirements. If we learn that we were accepting specimens from a state that requires licensure, we may be required to cease accepting specimens from that state while obtaining licensure, and we may be subject to monetary and other penalties for accepting specimens without a license.

Any diagnostic tests that may be developed by us or others using our microRNA technology may be subject to regulatory approval, which can be lengthy, costly and burdensome.

Although the FDA has consistently stated that it has the authority to regulate clinical laboratory tests as medical devices, it generally exercised enforcement discretion in not otherwise regulating most tests such as ours that are designed, manufactured and used within the same high complexity CLIA-certified laboratory at which the test was performed. These tests are known as laboratory developed tests, or LDTs. In 2014, the FDA issued a draft guidance on the regulation of LDTs entitled, “Framework for Regulatory Oversight of Laboratory Developed Tests (LDTs)” and an accompanying draft guidance document, or Draft Guidance, entitled, “FDA Notification and Medical Device Reporting for Laboratory Developed Tests (LDTs)”. However, in November 2016, the FDA announced that it would not release a final version of the Draft Guidance, and in January 2017, it published a discussion paper with its thoughts about elements of a possible future LDT regulatory framework. We cannot predict when or whether the FDA will issue a final guidance, but FDA could still try to regulate LDTs in the absence of additional guidance. Although we intend to continue to launch new clinical tests as LDTs in our CLIA-certified laboratory, we cannot provide any assurance that FDA regulations, including pre-market clearance or approval, will not be required in the future for LDTs applying our microRNA technology. If pre-market clearance or approval, or additional legal requirements such as implementing additional quality controls, are required, our business could be negatively impacted because we would have to obtain the data required to support the requirements of new FDA regulations and because our CLIA-certified laboratory may be required to stop offering our tests until they are cleared or approved by the FDA.

Diagnostic tests based on our microRNA technology may require the performance of clinical trials, which can be lengthy, costly and burdensome.

If the FDA decides to require pre-market clearance or approval of our current tests or the tests that we are developing, it may require us to perform clinical trials prior to submitting a marketing application. If we are required to conduct clinical trials, whether using prospectively acquired samples or archival samples, delays in the commencement or completion of clinical testing could significantly increase development costs and delay commercialization. The commencement of clinical trials also may be delayed if we are unable to obtain a sufficient number of patient samples, which is a function of many factors, including the size of the relevant patient population and the nature of the disease or condition being studied. We also might need to engage contract research organizations, or CROs, to perform data collection and analysis and other aspects of these clinical trials, which might increase the cost and increase the time to completion.

17

Failure to comply with government laws and regulations related to submission of claims for our services could result in significant monetary damages and penalties and exclusion from the Medicare and Medicaid programs and corresponding foreign reimbursement programs.

We are subject to laws and regulations governing the submission of claims for payment for our services, such as those relating to: coverage of our services under Medicare, Medicaid and other state, federal and foreign health care programs; the amounts that we may bill for our services; and the party to which we must submit claims. Our failure to comply with applicable laws and regulations could result in our inability to receive payment for our services or in attempts by government healthcare programs, such as Medicare and Medicaid, to recover payments already made. Submission of claims in violation of these laws and regulations can result in recoupment of payments already received, substantial civil monetary penalties, and exclusion from government health care programs, and can subject us to liability under the federal False Claims Act and similar laws. The failure to report and return an overpayment to the Medicare or Medicaid program within 60 days of identifying its existence can give rise to liability under the False Claims Act. Further, a government agency could attempt to hold us liable for causing the improper submission of claims by another entity for services that we performed if we were found to have knowingly participated in the arrangement at issue.

If we are found to have violated laws protecting the privacy or security of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.

We are subject to a number of U.S. federal and state laws and foreign laws protecting the privacy and security of identifiable health information, or “protected health information” as defined under HIPAA, and restricting the use and disclosure of that protected health information. In the United States, the U.S. Department of Health and Human Services promulgated health information privacy and security rules under the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and then significantly strengthened and broadened the applicability of HIPAA under the Health Information Technology for Economic and Clinical Health Act (HITECH). HIPAA and HITECH and their implementing regulations and guidance will be collectively referred to herein as “HIPAA”. HIPAA applies to health care providers engaging in certain standard transactions electronically; health plans and health care clearing houses. These entities are referred to as “covered entities.” Certain HIPAA provisions also apply to “business associates” of covered entities, or third party providers of services to covered entities that involve the use or disclosure of protected health information. HIPAA’s privacy rules protect medical records and protected health information in all forms by limiting its use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information and limiting, in some circumstances, the use and disclosure of protected health information to the minimum amount reasonably necessary to accomplish the intended purpose of the use or disclosure. HIPAA’s security standards require both covered entities and business associates to implement administrative, physical and technical security measures to maintain the security of protected health information in electronic form. Covered entities and business associates must conduct initial and ongoing risk assessments to ensure the ongoing effectiveness of security measures and maintain a written information security plan. HITECH amended HIPAA to require the reporting of breaches of protected health information to affected individuals, the federal government and in some cases, to the media. We are a covered entity, and as such, we must comply with HIPAA and ensure that all aspects of our operations comply with relevant HIPAA standards. For example, we must take steps to ensure that our sales team does not inappropriately access or use protected health information in providing services and support to customers. We are subject to random audit by federal authorities, and enforcement by both state and federal regulators. We are also subject to investigation in response to complaints. If we are found to be in violation of the privacy rules security standards, breach notification rules or other HIPAA requirements, we could be subject to civil or criminal penalties as well as fines, which could increase our liabilities and harm our reputation or our business. Large breaches of protected health information could lead to class action lawsuits and other litigation. Any publicly reported breach could cause significant reputational harm to our business and significant expense for reporting, mitigation of harm and implementation of corrective actions mandated by regulators. HITECH expanded HIPAA enforcement authority to state attorneys general, so we are subject to additional enforcement and penalties from each state where individuals affected by a HIPAA violation may reside. Allegations that we have violated individuals’ privacy or security rights, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

Beyond HIPAA, most states have adopted data security laws protecting the personal data of state residents. Personal data subject to protection typically includes name coupled with social security number, state-issued identification number, or financial account number. Most states require specific, technical security measures for the protection of all personal data, including employee data, and impose their own breach notification requirements in the event of a loss of personal data. Many states also have adopted genetic testing and privacy laws. These laws typically require a specific, written consent for genetic testing, as well as consent for the disclosure of genetic test results, and otherwise limit uses and disclosures of genetic testing results. A few states have adopted laws that give their residents property rights in their genetic information. State privacy and data security laws generally overlap and apply simultaneously with HIPAA. In the event of a data breach affecting individuals from more than one state, we must comply with all relevant state notification requirements as well as HIPAA and are subject to enforcement by all relevant state and federal authorities as well as fines and penalties imposed by each state.

18

Non-U.S. privacy protection requirements such as the European Union’s Data Protection Directive governing the processing of personal data, may be stricter than U.S. law, and violations could result in claims for damages, fines or orders to stop or change the processing of the personal data. The European Union’s final draft General Data Protection Regulation, which is likely to be formally adopted, imposes extensive new legal obligations and substantially increases the risk of fines, with upper limits based on a corporate group’s global turnover. Privacy and data security laws, including those relating to health information, are complex, overlapping and rapidly evolving. All of these laws impact our business either directly or indirectly. Our failure to comply with applicable privacy or security laws, or significant changes in these laws, could significantly impact our business and future business plans.

If we do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected.

Our research and development activities involve the use of hazardous and chemical materials, and we maintain quantities of various flammable and toxic chemicals in our facilities in Israel and the United States. We believe our procedures for storing, handling and disposing these materials in our Israel and U.S. facilities comply with the relevant guidelines of the State of Israel and the United States. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards mandated by applicable regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. If an accident occurs, we could be held liable for resulting damages, which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials. We may incur substantial costs to comply with, and substantial fines or penalties if we violate, any of these laws or regulations.

If we do not comply with laws regulating the use of human tissues, our business could be adversely affected.

We use human tissue samples for the purpose of development and validation of our tests. Our access and use of these samples is subjected to government regulation in the United States, Israel and elsewhere and may become subject to further regulation. For example, the Israeli Ministry of Health requires compliance with the principles of the Helsinki Declaration, the Public Health Regulations (Clinical Trials in Human Subjects) 1980, the provisions of the Guidelines for Clinical Trials in Human Subjects and the provisions of the current Harmonized Tripartite Guideline for Good Clinical Practice. Our failure to comply with these or similar regulations could impact our business and results of operations. In the United States, we must comply with 45 C.F.R. 46, Federal Policy for the Protected of Human Subjects, or the Common Rule, as well as HIPAA with respect to the use of clinical data associated with tissue samples. Failure to comply with these laws may result in federal or state enforcement, fines and/or civil penalties, reputational harm and inability to use data for test validation, research or other purposes.

Risks Related to Competition and Commercialization

If we are unable to expand sales of our diagnostic tests in the United States, it would have a material adverse effect on our business and financial condition.

In November 2010, we reacquired the U.S. commercial rights to our microRNA-based diagnostic tests, and in May 2011, we established our own internal sales team consisting of four sales specialists, which has since been increased and as of the date of this report stands at 10 sales specialists, two Regional Managers and an Executive Vice President. To date, this team has had moderate success in commercializing our diagnostic tests. In addition, in July 2012 (as amended in October 2012), we entered into a co-marketing agreement with Precision Therapeutics, pursuant to which we granted Precision Therapeutics the co-exclusive right, along with us, to market the RosettaGX Cancer Origin TestTM in the United States. Precision Therapeutics launched its marketing effort in October 2012, but had limited success and this agreement terminated on February 28, 2014. If we are unable to establish adequate sales, marketing and distribution capabilities to successfully commercialize our tests in the United States, whether independently or with third parties, it will have a material adverse effect on our business and financial condition.

19

The intensely competitive biotechnology market could diminish demand for our tests and products.

The biopharmaceutical market is intensely competitive and rapidly changing. Many diagnostic, pharmaceutical and biotechnology companies, academic institutions, governmental agencies and other public and private research organizations are pursuing the research of technologies and development of novel diagnostic tests and therapeutic products for the same diseases that we and others who may develop products based on our technologies are targeting or may target. We and they will face intense competition from tests and products that have already been approved and accepted by the medical community for the diseases for which we or they may develop tests or products. We and others who may develop products based on our technologies may also face competition from new tests or products that enter the market. We believe a significant number of tests and products are currently under development, and may become commercially available in the future, for the diseases for which we, our collaborators, or third-party licensees may try to develop tests and products. In addition to the competition we face from existing tests and products in development, we will also face competition from other companies working to develop novel tests and products using technology that competes more directly with our technologies. We are aware of several other companies that are working to develop microRNA diagnostics and therapeutics, including Alnylam Pharmaceuticals, Inc., Asuragen Inc., HTG Molecular Diagnostics Inc., Interpace Diagnostics, Inc., QIAGEN N.V., Life Technologies Corporation, Ionis Pharmaceuticals, Inc. (formerly Isis Pharmaceuticals), Miragen Therapeutics, Inc., Mirna Therapeutics Group, Inc. Merck & Co., Inc., Santaris Pharma A/S, Regulus Therapeutics Inc. and others. In addition, we face competition from companies that have developed or are developing diagnostic tests based on other non-microRNA technologies such as Cancer Genetics, Inc., NeoGenomics Inc., Biotheranostics, Inc., Foundation Medicine, and Veracyte Inc. We are also aware of several other companies that provide tests and services that are competitive with those provided by our recently acquired PersonalizeDx business, including Cancer Genetics, Inc., NeoGenomics, Inc., Miraca Life Sciences, Inc., Bostwick Laboratories, Inc. and Healthtronics Inc. If we are unable to compete effectively with existing tests and products, new treatment methods and new technologies, we and others who may develop products based on our technologies may be unable to commercialize any diagnostic tests or therapeutic products that we or they develop.

Many of our competitors have:

•	much greater financial, technical and human resources than we have at every stage of the discovery, development, manufacture and commercialization process;

•	more extensive experience in preclinical testing, conducting clinical trials, obtaining regulatory approvals, and in manufacturing and marketing diagnostics and therapeutics;

•	tests or products that have been approved or are in late stages of development; and

•	collaborative arrangements in our target markets with leading companies and research institutions.

Our competitors may develop or commercialize tests or products with significant advantages over any diagnostic tests or therapeutic products we, our collaborators or third-party licensees may develop. Our competitors may therefore be more successful in commercializing their tests and products than we, our collaborators, or third party licensees are, which could adversely affect our competitive position and business.

Health insurers and other third-party payors may decide not to cover our diagnostic products or may provide inadequate reimbursement, which could jeopardize our commercial prospects.

In the United States, private and government payors decide whether to cover a new diagnostic test, the amount that they will pay for a covered test and the specific conditions for reimbursement. In May 2012, we announced that the designated Medicare Administrative Contractor, or MAC, with jurisdiction for the RosettaGX Cancer Origin TestTM had informed us that it plans to cover this test for Medicare beneficiaries, and in June 2012, we announced that the MAC had established a reimbursement rate for the test. We then announced that this MAC had formalized its coverage decision in a Local Coverage Determination (LCD) effective August 1, 2013. Each third-party payor, however, makes its own decision about which tests it will cover and how much it will pay. While many third-party payors will follow the lead of Medicare, we cannot provide any assurance that other payors will cover this test or any of our other tests. The coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of each of our tests to each payor separately, with no assurance that approval will be obtained. Furthermore, reimbursement from third-party payors depends upon whether a service is covered under the patient’s policy and if payment practices for the service have been established. If third-party payors decide not to cover our diagnostic tests or if Medicare or other payors offer inadequate payment amounts, our ability to generate revenue from our diagnostic tests could be limited. Third-party payors that decide to reimburse for our tests may stop or lower payment at any time, which would reduce revenue. We cannot predict whether third-party payors will cover our tests or offer adequate payments. We also cannot predict the timing of such decisions. In addition, physicians or patients may decide not to order our tests if third-party payments are inadequate, especially if ordering the test could result in financial liability for the patient.

In the United States, the American Medical Association, or AMA, assigns specific Current Procedural Terminology, or CPT, codes, which are a medical nomenclature used to report medical procedures and services under public and private health insurance plans. Once the CPT code is established, the Centers for Medicare and Medicaid Services, or CMS, establishes reimbursement payment levels and coverage rules for Medicare, and private payors establish rates and coverage rules independently. While we have been assigned a CPT code for the Rosetta Cancer Origin TestTM, we cannot guarantee that any of our other tests will be assigned a CPT code and will be approved for reimbursement by Medicare or other third-party payors. Additionally, any or all of our diagnostic tests developed in the future may not be approved for reimbursement or may be approved at a level that limits our commercial success.

20

In addition, payment for diagnostic tests furnished to Medicare beneficiaries in most instances is made based on a fee schedule set by CMS. In recent years, payments under these fee schedules have decreased and may decrease more, which could jeopardize our commercial prospects. Reimbursement decisions in the European Union and in other jurisdictions outside of the United States vary by country and regions and there can be no assurance that we will be successful obtaining adequate reimbursement.

Recent and future changes to policies and pricing from the MolDx molecular diagnostics program utilized by Noridian Healthcare Solutions, our Medicare Administrative Carrier, could have positive or negative effects on our Medicare billing. This relates primarily to our high complexity laboratory in Lake Forest, California which is under Noridian and MolDx jurisdiction. MolDx changes to coding and reimbursement over the past three years for Fluorescence In Situ Hybridization, or FISH, is indicative of the MolDx impact. In 2013, MolDx reduced FISH reimbursement in an attempt to reduce overutilization causing substantive losses for many laboratories. In 2016, MolDx revised pricing for FISH upward after implementing better utilization controls in the form of revised code and billing guidance.

Because of Medicare billing rules, we may not receive reimbursement for all tests provided to Medicare patients.

Under current Medicare billing rules, the bundled payment for inpatient services includes clinical laboratory testing performed for a Medicare beneficiary who was a hospital inpatient at the time the tumor tissue sample was obtained and whose testing was ordered less than 14 days after discharge. Medicare billing rules also require hospitals to bill for our testing if it is ordered for a hospital outpatient under the same circumstances. Accordingly, we must bill hospitals for such testing. Because we generally do not have written agreements in place obligating these hospitals to pay for our testing, we may not be paid or may have to pursue payment from the hospital on a case-by-case basis. We cannot ensure that hospitals will pay us for tests performed on patients falling under these rules.

Failure to comply with federal and state anti-kickback and fraud and abuse laws could result in severe penalties.

Healthcare providers, physicians and third-party payors play a primary role in the recommendation and prescription of drug products that are granted marketing approval. Arrangements with third-party payors and customers are subject to broadly applicable fraud and abuse and other healthcare laws and regulations. Such restrictions under applicable federal and state healthcare laws and regulations, include the following:

•	the federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made, in whole or in part, under a federal healthcare program such as Medicare and Medicaid;

•	the federal False Claims Act imposes civil penalties, and provides for civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

•	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

•	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act and its implementing regulations, also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

•	the federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services;

•	the federal transparency requirements under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively the ACA will require applicable manufacturers of covered drugs, devices, drugs and medical supplies to report to the Department of Health and Human Services information related to payments and other transfers of value to physicians and teaching hospitals and physician ownership and investment interests; and

21

•	analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers.

Changes in healthcare policy, including legislation reforming the U.S. healthcare system, may have a material adverse effect on our financial condition and operations.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, collectively the ACA, enacted in March 2010, makes changes that are expected to significantly affect the pharmaceutical and medical device industries and clinical laboratories. Effective January 1, 2013, the ACA includes a 2.3% excise tax on the sale of certain medical devices sold outside of the retail setting. Although a moratorium has been imposed on this excise tax for 2016 and 2017, the excise tax is scheduled to be restored in 2018.

Other significant measures contained in the ACA include, for example, coordination and promotion of research on comparative clinical effectiveness of different technologies and procedures, initiatives to revise Medicare payment methodologies, such as bundling of payments across the continuum of care by providers and physicians, and initiatives to promote quality indicators in payment methodologies. The ACA also includes significant new fraud and abuse measures, including required disclosures of financial arrangements with physician customers, lower thresholds for violations and increasing potential penalties for such violations. In addition, the ACA establishes an Independent Payment Advisory Board, or IPAB, to reduce the per capita rate of growth in Medicare spending. The IPAB has broad discretion to propose policies to reduce expenditures, which may have a negative effect on payment rates for services. The IPAB proposals may affect payments for clinical laboratory services beginning in 2016 and for hospital services beginning in 2020. We are monitoring the effect of the ACA to determine the trends and changes that may be necessitated by the legislation, any of which may potentially affect our business.

President Trump and some members of the U.S. Congress have repeatedly expressed their intentions to repeal or repeal and replace the ACA. We cannot predict whether they will be successful in repealing the ACA in its entirety or in part or whether they will be successful in replacing it with a new law, nor can we predict what the effect of either of these actions would have on our business.

In addition to the ACA, various healthcare reform proposals have also emerged from federal and state governments. For example, in February 2012, Congress passed the Middle Class Tax Relief and Job Creation Act of 2012, which in part reset the clinical laboratory payment rates on the Medicare Clinical Laboratory Fee Schedule, or CLFS, by 2% in 2013. In addition, under the Budget Control Act of 2011, which is effective for dates of service on or after April 1, 2013, Medicare payments, including payments to clinical laboratories, are subject to a reduction of 2% due to the automatic expense reductions (sequester) until fiscal year 2024. Reductions resulting from the Congressional sequester are applied to total claims payment made; however, they do not currently result in a rebasing of the negotiated or established Medicare reimbursement rates.

State legislation on reimbursement applies to Medicaid reimbursement and managed Medicaid reimbursement rates within that state. Some states have passed or proposed legislation that would revise reimbursement methodology for clinical laboratory payment rates under those Medicaid programs. We cannot predict whether future healthcare initiatives will be implemented at the federal or state level or in countries outside of the United States in which we may do business, or the effect any future legislation or regulation will have on us. The taxes imposed by the new federal legislation, cost reduction measures and the expansion in the role of the U.S. government in the healthcare industry may result in decreased revenue, lower reimbursement by payers for our tests or reduced medical procedure volumes, all of which may adversely affect our business, financial condition and results of operations. In addition, sales of our tests outside the United States subject our business to foreign regulatory requirements and cost-reduction measures, which may also change over time.

Ongoing calls for deficit reduction at the federal government level and reforms to programs such as the Medicare program to pay for such reductions may affect the pharmaceutical, medical device and clinical laboratory industries. Currently, clinical laboratory services are excluded from the Medicare Part B co-insurance and co-payment as preventative services. Any requirement for clinical laboratories to collect co-payments from patients may increase our costs and reduce the amount ultimately collected.

The Protecting Access to Medicare Act of 2014, or PAMA, includes a substantial new payment system for clinical laboratory tests under the CLFS. Under PAMA, laboratories that receive the majority of their Medicare revenues from payments made under the CLFS would report initially and then on a subsequent three-year basis thereafter (or annually for advanced diagnostic laboratory tests, or ADLTs), private payer payment rates and volumes for their tests. The final PAMA ruling was issued June 17, 2016, indicating that data for reporting for the new PAMA process will begin in 2017 and the new market based rates will take effect January 1, 2018. The private payer rate will be calculated based on claims whose adjudication is final and will include patient deductible and co-insurance amounts. Additionally, we believe our Reveal test, once covered, would be considered ADLTs and that we can determine when to seek ADLT status. We cannot assure you that reimbursement rates under the final regulations for tests like ours will not be adversely affected.

22

The market may not be receptive to any diagnostic tests or therapeutic products using our microRNA technology upon their commercial introduction.

Any diagnostic tests or therapeutic products using our microRNA technology that we, our collaborators or third-party licensees have developed or are developing are based upon new technologies or diagnostic or therapeutic approaches. Key participants in pharmaceutical marketplaces, such as physicians, third-party payors and consumers, may not accept a microRNA-based approach. As a result, it may be more difficult for us, our collaborators or third-party licensees to convince the medical community and third-party payors to accept and use such tests and products. Other factors that we believe will materially affect market acceptance of diagnostic tests or therapeutic products using our microRNA technology include:

•	the timing of any marketing approvals, the terms of any approvals and the countries in which approvals are obtained;

•	the success of physician education programs;

•	the availability of alternative diagnostics and therapeutics; and

•	the pricing of such tests or products, particularly as compared to alternatives.

Risks Related to Our Dependence on Third Parties

We are largely dependent upon our distributors for the success of commercialization of our current diagnostic tests.

We currently have distribution agreements with respect to some of our tests covering Australia, Greece, India, Israel, New Zealand, and Turkey. All of these distribution agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia for analysis, but we are largely dependent upon these distributors for the commercial success of our tests outside of the United States. The potential revenues from these agreements are based on the sale of our products by these distributors and will depend upon our distributors’ ability to devote the necessary resources to successfully commercialize these tests. In addition, if any of our current or potential future distributors were to breach or terminate its agreement with us, the commercialization of these tests could be adversely affected because we may not have sufficient financial resources or capabilities to successfully commercialize these tests on our own or find other partners. If any of our distributors or co-marketers does not devote sufficient time and resources to the collaboration or if a collaboration is breached or terminated, we may not realize the potential commercial benefits of the arrangement, and our results of operations may be adversely affected.

We contract with a single manufacturer for the purchase of microarray chips for certain tests, including the RosettaGX Cancer Origin Test™ and miKIDNEY™. The failure of this manufacturer to supply sufficient quantities on a timely basis could have a material adverse effect on our business.

We use a single manufacturer for the supply of microarray chips for certain tests, including the RosettaGX Cancer Origin Test™ and miKIDNEY™. While we believe that there are a number of manufacturers from whom we could obtain such chips, we have not screened or approved any such manufacturers as potential back-up manufacturers for these chips, and it could take a significant amount of time and would be costly to do so. Accordingly, if this manufacturer is unable or unwilling to supply sufficient quantities of chips on a timely basis, it could have a material adverse effect on our business.

We may not be able to execute our business strategy if we are unable to enter into additional collaborations with other companies that can provide capabilities and funds for the development and commercialization of our microRNA-based diagnostics and therapeutics.

We have limited capabilities for sales, marketing, distribution and product development, including obtaining regulatory approval of therapeutic products. Accordingly, we may enter into additional collaborations with pharmaceutical, biotechnology or diagnostic companies to jointly develop specific tests or products and to jointly commercialize them. In such collaborations, we would expect our collaborators to provide substantial capabilities in clinical development, regulatory affairs, marketing and sales. While such agreements could provide us with an opportunity to develop and commercialize tests and products, they may necessitate a reliance on our collaboration partner in numerous aspects of the research and development, regulation, manufacturing, marketing and sales of these tests and products. We may not be successful in entering into any additional collaborations on favorable terms or maintaining any such collaborations into which we enter. In addition, while such agreements would provide us with opportunities, they would also require us to share the down-stream profits with our collaborators, thereby reducing our ability to fully capitalize on sales.

23

If any collaborator terminates or fails to perform its obligations under agreements with us, the development and commercialization of our tests and products could be delayed or terminated.

Our expected dependence on collaborators for certain capabilities and funding means that our business would be adversely affected if any collaborator terminates its collaboration agreement with us or fails to perform its obligations under that agreement. Our current or future collaborations, if any, may not be scientifically or commercially successful. Disputes may arise in the future with respect to the ownership of rights to tests or products developed with collaborators, which could have an adverse effect on our ability to develop and commercialize any affected test or product. If a collaborator terminates its collaboration with us, for breach or otherwise, it could be difficult for us to attract new collaborators and it could adversely affect how we are perceived in the business and financial communities. In addition, a collaborator could determine that it is in its financial interest to:

•	pursue alternative technologies or develop alternative tests or products, either on its own or jointly with others, that may be competitive with the tests or products on which it is collaborating with us or which could affect its commitment to the collaboration with us;

•	pursue higher priority programs or change the focus of their development programs, which could affect the collaborator’s commitment to us; or

•	if it has marketing rights and obligations, choose to devote fewer resources to the marketing of our tests or products, than they do for tests or products of their own development, or of their co-development with third parties.

If any of these occur, we may not have sufficient financial resources or capabilities to continue the development and commercialization of such test or product on our own.

We rely on third parties for tissue samples and other materials required for our research and development activities, and if we are unable to reach agreements with these third parties our research and development activities would be delayed.

We rely on third parties, primarily hospitals, health clinics and academic institutions, for the provision of tissue samples and other materials required in our research and development activities. Obtaining these materials requires various approvals as well as reaching a commercial agreement on acceptable terms with the hospital or other provider of the materials. We may not be able to reach agreements with a sufficient number of suppliers or do so on terms acceptable to us. If we are unable to reach acceptable agreements with a sufficient number of suppliers of research materials, our research and development activities will be delayed and our ability to implement our business plan will be compromised.

We currently have limited sales, marketing or distribution experience and may in the future depend significantly on third parties to commercialize microRNA-based diagnostic tests or therapeutic products we may develop.

We currently have a U.S. sales and marketing team that covers the markets for our current product offerings; however, we may need to expand our sales team as we introduce diagnostic tests to new markets. In the future, we may rely on collaborators or other third parties to commercialize certain future tests we may develop in the United States in the event such tests don’t align with current call points. We have limited control over the sales, marketing and distribution activities of our collaborators, and our future revenues will depend on the success of the efforts of our collaborators. To expand our internal sales, distribution and marketing capabilities, we will have to invest financial and management resources, and we will face a number of additional risks, including:

•	our inability to develop and launch new tests that focus on larger potential markets;

•	we may not be able to attract and grow a marketing or sales force;

•	the cost of establishing a marketing or sales force may not be justifiable in light of the revenues generated by any particular test or product; and

•	our direct sales and marketing efforts may not be successful.

Risks Related to Our Operations

If we are unable to attract and retain qualified key management and scientists, staff consultants and advisors, our ability to implement our business plan may be adversely affected.

We are highly dependent upon certain of our senior management and scientific staff. The loss of the service of these persons may significantly delay or prevent our achievement of product development and other business objectives. Our employment agreements with our key personnel are terminable by the employee at any time with notice. Additionally, we face intense competition for qualified individuals from numerous pharmaceutical and biotechnology companies, universities, governmental entities and other research institutions. We may be unable to attract and retain suitably qualified individuals, and our failure to do so could have an adverse effect on our ability to implement our business plan.

24

There is a substantial risk of product liability claims in our business. If we are unable to obtain sufficient insurance, a product liability claim against us could adversely affect our business.

Our business exposes us to significant potential product liability risks that are inherent in the development, manufacturing and marketing of diagnostics and therapeutics. Product liability claims could delay or prevent completion of our clinical development programs. We currently have product liability insurance covering our current commercial tests, and clinical trial insurance for certain trials and cancer programs requiring insurance in an amount up to $5 million in the aggregate. We plan to obtain insurance for all research programs at appropriate levels prior to initiating any required clinical trials and at higher levels prior to marketing approved therapeutic products. Any insurance we obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have a material adverse effect on our business.

If we are unable to manage the challenges associated with our international operations, the growth of our business could be limited.

We are subject to a number of risks and challenges that specifically relate to international operations. Our international operations may not be successful if we are unable to meet and overcome these challenges, which could limit the growth of our business and may have an adverse effect on our business and operating results. These risks include:

•	fluctuations in foreign currency exchange rates that may increase the U.S. dollar cost of our international operations;

•	difficulty managing operations in multiple locations, which could adversely affect the progress of our development programs and business prospects;

•	local regulations that may restrict or impair our ability to conduct pharmaceutical and biotechnology-based research and development;

•	foreign protectionist laws and business practices that favor local competition;

•	failure of local laws to provide the same degree of protection against infringement of our intellectual property, which could adversely affect our ability to develop tests or products or reduce future product or royalty revenues, if any, from tests or products we may develop;

•	laws and regulations governing U.S. immigration and entry into the United States that may restrict free movement of our employees between Israel and the United States; and

•	laws and regulations governing U.S. immigration and entry into the United States that could limit the number of foreign employees in our U.S. facilities.

We are exposed to risks relating to evaluations of controls required by Section 404 of the Sarbanes-Oxley Act of 2002.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). We cannot guarantee that we will not identify material weaknesses or significant control deficiencies in the future. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in significant deficiencies or material weaknesses and cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements, which in turn could lead to a decline in our stock price. Any such failure could also adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting.

25

Risks Related to Israeli Law and Our Operations in Israel

For certain calendar years, we were a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. There may be negative tax consequences for holders of our Ordinary Shares who are U.S. residents and do not make certain timely tax elections.

We believe we may be a PFIC for the year ended December 31, 2016. The determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. Specifically, for U.S. federal income tax purposes, we will generally be classified as a PFIC for any taxable year in which either: (i) 75% or more of our gross income is passive income or (ii) at least 50% of the average value (determined on a quarterly basis) of our total assets for the taxable year (including cash) produce or are held for the production of passive income. The calculation of the value of our assets will be based, in part, on the quarterly market value of our Ordinary Shares. It is difficult to make accurate predictions of our future income, assets, activities and market capitalization, all of which are relevant to the PFIC determination. For years in which we are determined to be a PFIC for U.S. federal income tax purposes, U.S. holders of our Ordinary Shares may become subject to increased tax liabilities under U.S. tax laws and regulations and will become subject to burdensome reporting requirements. Accordingly, our treatment as a PFIC could therefore result in a reduction in the after-tax return of U.S. holders of our Ordinary Shares and may cause a reduction in the value of our shares. For more information please see “Certain Material U.S. Federal Income Tax Considerations – Passive Foreign Investment Company” herein.

We are headquartered in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel.

Our principal executive offices and research and development facilities are located in Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors, as well as incidents of civil unrest. Although Israel has entered in the past into various agreements with the Palestinian Authority, Israel has been and is subject to related civil unrest and Palestinian terrorist activity, with varying levels of severity. In addition, tension among the different Palestinian factions may create additional unrest and uncertainty. In recent years, Israel was engaged in several rounds of armed conflicts with Hamas in the Gaza Strip. These conflicts involved missile strikes against civilian targets in parts of Israel that resulted in economic losses.

We can give no assurance that security and political conditions will have no impact on our business in the future. Hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect our operations and could make it more difficult for us to raise capital. Ongoing and revived hostilities or other adverse political or economic developments in Israel or the region could harm our operations and product development and cause sales of any approved products to decrease. In addition, Israel and companies doing business with Israel have, in the past, been subject to economic boycotts. Several countries, principally those in the Middle East, still restrict business with Israel and Israeli companies. These restrictions may seriously limit our ability to sell any approved products in these countries.

Our business insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government commonly covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, there can be no assurance that this government coverage will be maintained. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Our operations could be disrupted as a result of the obligation of management or key personnel to perform military service in Israel.

Many of our male employees in Israel are obligated to perform military reserve duty annually for extended periods of time through the age of 40 (or older for citizens with certain occupations) and, in the event of a military conflict, could be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be additional call-ups in the future. Our operations could be disrupted by the absence of a significant number of our employees related to military service or the absence for extended periods of military service of one or more of our key employees.

The government tax benefits that we are currently eligible to receive require us to meet several conditions and may be terminated or reduced in the future, which would increase our costs.

Some of our operations in Israel have been granted “approved enterprise” status by the Investment Center in the Israeli Ministry of Economy, which resulted in our being eligible for tax benefits under the Israeli Law for Encouragement of Capital Investments, 1959, as amended. These benefits will commence in the first year in which we produce taxable income. Pursuant to these benefits, undistributed income that we generate from our “approved enterprise” will be tax exempt for two years and, thereafter, will be subject to a corporate tax at a rate of 10%-25% for an additional five to eight years, depending on the extent of foreign investment in us. The availability of these tax benefits, however, is subject to certain requirements, including, among other things, making specified investments in fixed assets and equipment, financing a percentage of those investments with our capital contributions, compliance with our marketing program which was submitted to the Investment Center, filing of certain reports with the Investment Center and compliance with Israeli intellectual property laws. If we do not meet these requirements in the future, these tax benefits may be cancelled and we may be required to refund the amount of the benefits already received, in whole or in part, with the addition of linkage differentials to the Israeli consumer price index and interest, or other monetary penalty. The tax benefits that we anticipate receiving under our current “approved enterprise” program may not be continued in the future at their current levels or at all.

26

We participated in programs supported by the Israeli Chief Scientist, which may restrict the transfer of know-how that we develop.

Until December 2016 we participated in the consortium “Rimonim,” which was supported by the Israel Innovation Authority (“IIA”) of the Ministry of Economy and Industry of the State of Israel. The aim of this consortium was to develop novel technologies for the use of short interfering RNA, or siRNA, and microRNA mimetics or anti-microRNAs for therapeutics. In addition, in the past we participated in a two year Magneton project with Tel Aviv University that was jointly funded by the IIA, the aim of which was to develop a delivery system for microRNA mimetics for the treatment of cancer. The transfer of know-how developed in the framework of these programs or rights to manufacture based on and/or incorporating such know-how to third parties which are not members of the programs requires the consent of the IIA.

The IIA, under special circumstances, may approve the transfer of the know-how developed in these supported projects outside of Israel, provided that the grant recipient pays to the IIA a portion of the sale price paid in consideration for such know-how, which portion will not exceed six times the amount of the grants received plus interest (or three times the amount of the grant received plus interest, in the event that the recipient of the know-how has committed to retain the R&D activities of the grant recipient in Israel after the transfer). As of December 31, 2016, we had received from the IIA total grants of $932,299 for our development under the Rimonim Consortium and $282,141 for our development under the Magneton project.

According to an amendment to the Israeli Encouragement of Industrial Research and Development Law, 5744-1984 (R&D Law), the IIA was established and will replace the OCS in the implementation of the governmental policy in connection with the R&D Law (and has been given discretion in the implementation of the R&D Law for such purpose). Pursuant to the amendment, the current restrictions under the R&D Law will be replaced by new arrangements to be determined by the IIA; however, until the IIA determines otherwise, the provisions of the R&D Law and regulations that applied to existing OCS programs (including those provisions described above) will continue to apply.

Provisions of Israeli law may delay, prevent or impede an acquisition of us, which could prevent a change of control.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions. For example, a merger may not be completed unless at least 50 days have passed from the date that a merger proposal was filed by each merging company with the Israel Registrar of Companies and at least 30 days from the date that the shareholders of both merging companies approved the merger. In addition, if the target company’s shares are divided into classes, the approval of a majority of each class of shares of the target company is required to approve a merger.

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when the time expires, tax then becomes payable even if no actual disposition of the shares has occurred.

These provisions could delay, prevent or impede an acquisition of us, even if such an acquisition would be considered beneficial by some of our shareholders.

It may be difficult to enforce a U.S. judgment against us, our officers and directors or to assert U.S. securities law claims in Israel.

We are incorporated in Israel. Most of our executive officers and directors are not residents of the United States, and a majority of our assets and the assets of these persons are located outside of the United States. Therefore, it may be difficult to enforce a judgment obtained in the United States against us or any of these persons in U.S. or Israeli courts based on the civil liability provisions of the U.S. federal securities laws. Additionally, it may be difficult to enforce civil liabilities under U.S. federal securities laws in original actions instituted in Israel.

Being a foreign private issuer exempts us from certain SEC and NASDAQ requirements

We are a “foreign private issuer” within the meaning of rules promulgated by the SEC. As such, we are exempt from certain provisions applicable to U.S. public companies including:

27

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q and current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (a purchase and sale, or sale and purchase, of the issuer’s equity securities within less than six months).

In addition, under the rules and regulations of The NASDAQ Stock Market, a foreign private issuer may follow its home country practice in lieu of certain NASDAQ listing requirements. For example, under NASDAQ’s rules, each of (1) the private placement completed in December 2010, (2) the concurrent private placement and registered direct offering completed in February 2011, (3) the private placement completed in October 2011, (4) the Debenture transaction completed in January 2012, (5) the registered direct offering completed in April 2012, (6) the registered direct offerings completed in May 2012, (7) the private placement completed in October 2015 and (8) the concurrent private placement and registered direct offering completed in November 2016, would have required shareholder approval because these offerings represented the issuance (or potential issuance) of more than 20% of our outstanding Ordinary Shares at a price per share below the greater of book value per share or market value per share. However, we chose to follow our home country practice, which did not require shareholder approval of these offerings. Because of these SEC and NASDAQ exemptions, investors are not afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

Risks Related to our Ordinary Shares

Our stock price has been and is likely to continue to be volatile and the market price of our Ordinary Shares may drop.

Prior to our February 2007 initial public offering, there was not a public market for our Ordinary Shares. Since our Ordinary Shares began trading on NASDAQ on February 27, 2007, through March 24, 2017, our stock price has fluctuated from a low of $3.22 to a high of $7,086.22 (after giving effect to the reverse stock splits effected in July 2011, May 2012, and March 2017). Furthermore, the stock market has recently experienced significant volatility, particularly with respect to pharmaceutical, biotechnology, and other life sciences company stocks. The volatility of pharmaceutical, biotechnology, and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. Some of the factors that may cause the market price of our Ordinary Shares to fluctuate include:

•	failure of any of our diagnostic tests to achieve commercial success;

•	failure to successfully maintain and grow the acquired business and operations of PersonalizeDx;

•	introduction of technological innovations or new commercial products by us or our competitors;

•	our entry into new, or termination or other developments relating to our existing, collaboration, distribution and licensing agreements;

•	developments relating to our efforts to commercialize our tests in the United States;

•	regulatory developments in the United States and foreign countries;

•	developments or disputes concerning patents or other proprietary rights;

•	failure to secure adequate capital to fund our operations, or the issuance of equity securities at prices below fair market volume;

•	changes in estimates or recommendations by securities analysts, if any cover our securities;

•	litigation;

•	future sales of our Ordinary Shares;

28

•	general market conditions;

•	changes in the structure of healthcare payment systems;

•	economic and other external factors or other disasters or crises;

•	period-to-period fluctuations in our financial results; and

•	overall fluctuations in U.S. equity markets.

These and other external factors may cause the market price and demand for our Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of our Ordinary Shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on an investment in our Ordinary Shares must come from increases in the fair market value and trading price of our Ordinary Shares.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on an investment in our Ordinary Shares must come from increases in the fair market value and trading price of our Ordinary Shares.

Risks Related to an Investment in the Securities and this Offering

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for general corporate purposes, including marketing, production, and research and development related purposes. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

The offering may not be fully subscribed, and, even if the offering is fully subscribed, we will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

The placement agent in this offering will offer the securities on a “best-efforts” basis, meaning that we may raise substantially less than the total maximum offering amount. We will not provide any refund to investors if less than all of the securities are sold. We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use we will need significant additional financing, which we may seek through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of any such offerings may include liquidation or other preferences that may adversely affect the then-existing shareholders’ rights. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt or making capital expenditures. If we raise additional funds through collaboration, strategic alliance or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

You will experience immediate dilution in the net tangible book value of any securities you purchase.

Because the effective price per Ordinary Share being offered is substantially higher than our net tangible book value per Ordinary Share, you will suffer substantial dilution in the net tangible book value of any Ordinary Shares you purchase in this offering. Therefore, if you purchase Ordinary Shares in this offering, you will suffer immediate and substantial dilution of our pro forma as adjusted net tangible book value. To the extent outstanding options, warrants or offered warrants are exercised, you will incur further dilution. See “Dilution” on page 34 for a more detailed discussion of the dilution you will incur in connection with this offering.

29

We do not know whether a market for the Ordinary Shares will be sustained or what the trading price of the Ordinary Shares will be, and as a result, it may be difficult for you to sell your Ordinary Shares.

Although the Ordinary Shares now trade on the NASDAQ Capital Market, an active trading market for the Ordinary Shares may not be sustained. It may be difficult for you to sell your Ordinary Shares without depressing the market price for the Ordinary Shares or at all. As a result of these and other factors, you may not be able to sell your Ordinary Shares. Further, an inactive market may also impair our ability to raise capital by selling Ordinary Shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our Ordinary Shares as consideration.

There is no public market for the Series A Warrants and Series B Warrants being offered by us in this offering.

There is no established public trading market for the Series A Warrants and Series B Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Warrants and Series B Warrants on any national securities exchange or other nationally recognized trading system, including the NASDAQ Capital Market. Without an active market, the liquidity of the Series A Warrants and Series B Warrants will be limited.

Substantial future sales of our Ordinary Shares could cause the market price of our Ordinary Shares to decline.

Sales of a substantial number of our Ordinary Shares into the public market, including sales by members of our management or board of directors or entities affiliated with such members, could occur at any time. These sales, or the perception in the market that the holders of a large number of Ordinary Shares intend to sell those Ordinary Shares, could reduce the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity or equity-related securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares. As of May 5, 2017, we had 2,588,086 Ordinary Shares outstanding, all of which shares are eligible for sale in the public market, subject in some cases to the volume limitations and manner of sale and other requirements under Rule 144. In addition, future issuances by us of our common stock upon the exercise or settlement of equity-based awards would dilute existing stockholders’ ownership interest in our company and any sales in the public market of these shares, or the perception that these sales might occur, could also adversely affect the market price of our ordinary shares.

Moreover, we have in the past and may in the future grant rights to some of our stockholders that require us to register the resale of our Ordinary Shares or other securities on behalf of these stockholders and/or facilitate public offerings of our securities held by these stockholders, including in connection with potential future acquisition or capital-raising transactions. For example, in connection with a private placement transaction that took place on November 23, 2016, we also entered into a registration rights agreement with a certain institutional investor. Under the registration rights agreement, pursuant to which we filed a resale registration statement on Form F-1 which became effective on February 16, 2017. If the investor decides to sell a large number of our Ordinary Shares, or the market perceives that the investor intends to sell a large number of our Ordinary Shares, this could adversely affect the market price of our Ordinary Shares. We have also filed registration statements to register the sale of our Ordinary Shares reserved for issuance under our incentive and employee incentive plans. Accordingly, these shares will be able to be freely sold in the public market upon issuance as permitted by any applicable vesting requirements.

The warrants are speculative in nature.

The Series A Warrants offered by us in this offering do not confer any rights of ownership of Ordinary Shares on their holders, such as voting rights or the right to receive dividends, but only represent the right to acquire Ordinary Shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series A Warrants may exercise their right to acquire Ordinary Shares and pay an assumed exercise price per share of $     , subject to adjustment upon certain events, prior to         years from the date of issuance, after which date any unexercised warrants will expire and have no further value.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our securities will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will cover us, or provide favorable coverage. If one or more analysts downgrade our share or change their opinion of our securities, the price of our securities would likely decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

If we fail to maintain the listing of our Ordinary Shares with a U.S. national securities exchange, the liquidity of our Ordinary Shares could be adversely affected.

Our Ordinary Shares are listed for trading on the NASDAQ Capital Market. NASDAQ has adopted a number of continued listing standards that are applicable to our Ordinary Shares, including a requirement that the bid price of our Ordinary Share to be at least $1.00 per share. Failure to maintain the minimum bid price can result in the delisting of our Ordinary Shares from the NASDAQ Capital Market. We have previously fallen out of compliance with the minimum bid price requirement. On March 16, 2017 we effected a one-for-twelve reverse stock split in connection with regaining compliance with the minimum bid requirement following a notice from the Listing Qualifications Department of the Nasdaq Stock Market on October 13, 2016. We received a notice of re-compliance from the Listing Qualifications Department of the Nasdaq Stock Market on March 27, 2017. We currently have approximately 2,588,086 million publicly held shares as of May 5, 2017. Because of NASDAQ’s continued listing standard which requires that we maintain at least 500,000 publicly held shares, our ability to effectuate a reverse split in the future is limited to a reverse split ratio that would maintain compliance with such publicly held share requirement. This effective limit to a reverse split ratio could prevent us from remediating a minimum bid price violation under circumstances where our stock price was substantially below $1.00 and a higher ratio was needed to remediate the noncompliance.

30

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” “seek,” “could,” “likely,” “strategy,” “goal” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in “Risk Factors.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in “Risk Factors,” in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus, the documents incorporated by reference in this prospectus and any supplements to this prospectus, completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation:

•	Our ability to continue as a growing concern.

•	We have incurred losses since our inception, have a limited operating history on which to assess our business, and anticipate that we will continue to incur significant losses for the foreseeable future.

•	We have generated revenue from product sales, however, we may never be profitable.

•	Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights.

•	Clinical trials are costly, time consuming and inherently risky, and we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

•	Our product candidates may properties that could delay or prevent the regulatory approval, limit the commercial viability of an approved label, or result in significant negative consequences following marketing approval, if any.

•	We may use our financial and human resources to pursue a particular research program or product candidate and fail to capitalize on programs or product candidates that may be more profitable or for which there is a greater likelihood of success.

31

USE OF PROCEEDS

We expect to receive approximately $        million in net proceeds from the sale of         Class A Units or Class B Units offered by us in this offering, based on an assumed public offering price of $                      per Class A Unit, the closing price of our Ordinary Shares on        , 2017, and after deducting estimated placement agent’s fees and estimated offering expenses payable by us. The actual offering price per unit will be as determined between us and the placement agent at the time of pricing, and may be at a discount to the current market price. A $0.10 increase (decrease) in the assumed public offering price of $        per Class A Unit would increase (decrease) our net proceeds from this offering by approximately $    million, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent’s fees and estimated offering expenses. We may also increase or decrease the number of units we are offering. An increase (decrease) of 1,000,000 in the number of units offered by us would increase (decrease) the net proceeds to us from this offering by approximately $                     million after deducting placement agent’s fees and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we intend to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

32

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of December 31, 2016:

•	on an actual basis (as derived from the audited consolidated financial statements as of December 31, 2016);

•	on a pro forma basis to reflect the sale of an aggregate of $1.3 million in PIPE Debentures in the 2016 Private Placement, for aggregate gross proceeds of $1.3 million, less fees and aggregate offering expenses paid by us in the amount of approximately $90,000 recorded as an increase to accumulated deficit; and

•	on a pro forma as adjusted basis to give effect to the sale of units in this offering at an assumed public offering price of $ per Class A Unit, the last reported sale price of the Ordinary Shares on the NASDAQ Capital Market on , 2017, and $ per Class B Unit, after deducting the placement agent’s fees and estimated offering expenses payable by us.

	As of December 31, 2016
	Actual	Pro forma (Unaudited)	Pro forma As Adjusted (Unaudited)
	(in thousands, except share and per share data)
Debt:
Debentures and embedded conversion option	$755	$2,047	$
Warrants	2,920	2,920
Total Debt	$3,675	$4,967	$

Shareholders’ equity:
Ordinary shares of NIS 7.2 par value: 5,000,000 shares authorized; 1,842,704 shares issued and outstanding, actual; and 1,842,704 shares issued and outstanding, pro forma (unaudited); and shares issued and outstanding, pro forma as adjusted (unaudited)	$3,442	$3,442	$
Additional paid-in capital	157,478	157,478
Accumulated deficit	(156,503)	(156,593)
Total shareholders’ equity	$4,417	$4,327	$

33

DILUTION

Our net tangible book value (deficit) as of December 31, 2016 was approximately $4.4 million, or $2.40 per Ordinary Share, based on 1,842,704 of our Ordinary Shares outstanding on that date. Net tangible book value (deficit) per share is determined by dividing our total tangible assets (total assets less intangible assets), less total liabilities, by the number of shares of our Ordinary Shares outstanding.

The pro forma net tangible book value (deficit) as of December 31, 2016 was approximately $4.3 million, or $2.35 per Ordinary Share, based on 1,842,704 of our Ordinary Shares outstanding on that date.

The pro forma as adjusted net tangible book value of our Ordinary Shares as of December 31, 2016 was $        million, or $        per share. The as adjusted net tangible book value gives effect to the sale of         units in this offering at the public offering price of $        per Class A Unit (based on the last reported sale price of the Ordinary Shares on the NASDAQ Capital Market on                                  , 2017), or $        per Class B Unit, after deducting the placement agent’s fees and estimated offering expenses payable by us. The difference between the public offering price and the as adjusted net tangible book value per share represents an immediate dilution of $        per share to new investors purchasing units in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per Class A Unit	$
Pro forma as adjusted net tangible book value (deficit) per Ordinary Share as of , 2017, before this offering
Increase in pro forma net tangible book value per Ordinary Share attributable to new investors
Pro forma as adjusted net tangible book value per Ordinary Share as of , 2017, after giving effect to this offering
Dilution per share to new investors	$

A $0.10 increase in the assumed public offering price of $     per Class A Unit and $ per Class B Unit, would result in the as adjusted net tangible book value per share after this offering increase by $             and be approximately $ per share, the as adjusted net tangible book value per share attributable to new investors increase by $ and would be approximately $             per share and the dilution to new investors purchasing shares in this offering would be approximately $ per share. Conversely, a $0.10 decrease in the assumed public offering price of $             per Class A Unit and $             per Class B Unit would result in the as adjusted net tangible book value per share after this offering decrease by $             and be approximately $ per share, the as adjusted net tangible book value per share attributable to new investors decrease by $             and would be approximately $             per share and the dilution to new investors purchasing shares in this offering would be approximately $       per share.

An increase of 1,000,000 units in the number of units offered by us, would increase our as adjusted net tangible book value after this offering by approximately $             million and would result in the as adjusted net tangible book value per share after this offering increase by $             and be approximately $             and the dilution per Ordinary Share to new investors decrease by $0.01 and would be approximately $            , assuming no changes in the assumed public offering price of $             per Class A Unit and $             per Class B Unit and after deducting estimated placement agent’s fees and estimated offering expenses payable by us.  Conversely, a decrease of 1,000,000 units in the number of units offered by us, would decrease our as adjusted net tangible book value after this offering by approximately $            million and would result in the as adjusted net tangible book value per share after this offering to decrease by $0.01 and be approximately $            , and the dilution per Ordinary Share to new investors increase by $0.01 and would be approximately $           , assuming no changes in the assumed public offering price of $             per Class A Unit and $             per Class B Unit and after deducting estimated placement agent’s fees and estimated offering expenses payable by us.  The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of the offering determined at pricing.

The foregoing discussion and table does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants. To the extent that options or warrants outstanding as of                             , 2017 have been or may be exercised or other shares issued, investors purchasing securities in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

34

The information above is based on 1,842,704 Ordinary Shares outstanding as of December 31, 2016, and excludes:

•	178,833 Ordinary Shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $36.18 per share;

•	2,740 Ordinary Shares issuable upon vesting of outstanding restricted stock units under our stock plans;

•	13,207 Ordinary Shares available for future grant or issuance pursuant to our stock plans;

•	1,020,926 Ordinary Shares issuable upon exercise of outstanding warrants, at a weighted average exercise price of $6.70 per share;

•	1,441,364 Ordinary Shares issuable upon the conversion of the remaining $4,402,500 principal amount (as was outstanding at December 31, 2016) of the convertible debentures, at a conversion price of $3.0544 per share;

•	Ordinary Shares issuable upon exercise of the Series A Warrants and Series B Warrants to be issued in this offering; and

•	Ordinary Shares issuable upon exercise of the warrants to be issued to the placement agent in connection with this offering, at an exercise price of $ per share.

35

SELECTED FINANCIAL DATA

We derived the selected financial statement data as set forth below from our audited consolidated financial statements and related notes included elsewhere in this prospectus. You should read the information presented below together with our financial statements, the notes to those statements and the other financial information included elsewhere in this prospectus.

	Year Ended December 31,
	2016	2015	2014	2013	2012
	(In thousands, except share and per share data)
Consolidated Statement of Comprehensive Loss:
Clinical testing revenues	$9,234	$6,668	$1,099	$405	$201
Licensing revenues	-	1,600	228	-	-
Total revenues	9,234	$8,268	$1,327	$405	$201

Cost of clinical testing revenues	7,439	6,192	1,310	709	258
Cost of licensing revenues	-	80	-	-	-
Total cost of revenues	7,439	6,272	1,310	709	258

Gross profit (loss)	1,795	1,996	(17)	304	57

Consolidated Statements of Operations:
Operating expenses:
Research and development, net	3,156	2,956	1,927	1,744	1,247
Marketing and business development	6,806	7,350	6,848	7,002	3,938
General and administrative	7,497	7,566	5,494	4,297	3,025
Gain from bargain purchase related to acquisition of CynoGen, Inc.	-	(155)	-	-	-
Total operating expenses	17,459	17,717	14,269	13,043	8,210

Operating loss	15,664	15,721	14,252	13,347	8,267
Financial expenses (income), net	603	1,605	259	(177)	2,429
Loss before taxes	16,267	17,326	14,511	13,170	10,696
Tax expense	(34)	19	15	-	-

Loss from continuing operations	16,233	17,345	14,526	13,170	10,696
Net loss (income) from discontinued operations	-	-	-	(273)	(239)
Net loss after discontinued operations	16,233	17,345	14,526	12,897	10,457

Net loss attributable to Rosetta	$16,233	$17,345	$14,526	$12,897	$10,457
Basic and diluted net loss per ordinary share from continuing operations	$9.31	$13.80	$15.51	$16.47	$28.85
Basic and diluted net loss (income) per ordinary share from discontinued operations attributable to Rosetta	$-	$-	$-	$(0.336)	$(0.648)
Basic and diluted net loss per ordinary share attributable to Rosetta	$9.31	$13.79	$15.51	$16.13	$28.21
Weighted average number of ordinary shares used to compute basic and diluted net loss per ordinary share attributable to Rosetta	1,743,067	1,257,724	936,658	799,496	370,705

36

	As of December 31,
	2016	2015	2014	2013	2012
	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$6,163	$12,447	$7,929	$16,744	$30,978
Short-term bank deposits and restricted cash	130	1,098	7,702	7,702	164
Trade receivable	2,851	3,633	338	224	88
Working capital	5,709	16,567	14,241	23,060	30,487
Total assets	11,961	22,423	17,278	25,880	32,530
Long-term liabilities	3,740	-	2	309	364
Total shareholders’ equity	4,417	19,620	15,065	23,633	30,900
Capital stock	160,920	159,890	137,990	132,032	126,402

37

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section entitled “Selected Financial Data” and our consolidated financial statements and the related notes to those statements included elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under the sections entitled “Forward-Looking Statements,” “Risk Factors” and elsewhere in this prospectus.

Overview

We are seeking to develop and commercialize new diagnostic products based on a recently discovered group of genes known as microRNAs. MicroRNAs are naturally expressed, or produced, using instructions encoded in DNA and are believed to play an important role in regulating protein production. Proteins control most biological processes and thus we believe that microRNAs as their regulators have the potential to form the basis of a novel class of diagnostic tests and therapies for many serious illnesses.

We anticipate that our principal sources of liquidity will only be sufficient to fund our activities into the third quarter of 2017. As of December 31, 2016, we had cash, cash equivalents, short-term bank deposits and restricted cash of $6.3 million, compared to $13.5 million as of December 31, 2015. As of May 3, 2017, we had a total cash balance of approximately $3 million. We need to raise additional equity or debt capital by the third quarter of 2017 in order to continue to fund our operations, and we cannot provide any assurance that we will be successful in doing so. Our independent registered public accounting firm, Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, has included an explanatory paragraph in their auditors' report that accompanies our audited consolidated financial statements as of and for the year ended December 31, 2016, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern.

We have used substantial funds to discover, develop, commercialize and protect our microRNA tests and technologies and will require substantial additional funds to continue our operations. Following our acquisition of PersonalizeDx in 2015, we have incurred and, assuming the availability of sufficient cash resources, expect to continue to incur increased costs that may adversely affect our operations and liquidity in 2017 and beyond. Our current operating plan includes various assumptions concerning the level and timing of cash receipts from sales and cash outlays for operating expenses and capital expenditures. Our ability to successfully carry out our business plan is primarily dependent upon our ability to: (1) obtain sufficient additional capital, (2) attract and retain knowledgeable employees, (3) increase our cash collections and (4) generate significant additional revenues.

We may seek additional funding through collaborative arrangements and public or private equity offerings and debt financings. Additional funds may not be available to us when needed on acceptable terms, or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our existing shareholders. For example, if we raise additional funds by issuing equity securities, further dilution to our then-existing shareholders may result. Debt financing, if available, may involve restrictive covenants that could limit our flexibility in conducting future business activities. We also could be required to seek funds through arrangements with collaborators or others.

If adequate funds are needed and not available, we may be required to:

•	delay, reduce the scope of or eliminate certain research and development programs;

•	obtain funds through arrangements with collaborators or others on terms unfavorable to us or that may require us to relinquish rights to certain technologies or products that we might otherwise seek to develop or commercialize independently;

•	monetize certain of our assets;

•	pursue merger or acquisition strategies; or

•	seek protection under the bankruptcy laws of Israel and the United States.

Since our inception in March 2000, we have generated significant losses. As of December 31, 2016, we had an accumulated deficit of approximately $157 million. We funded our operations through December 31, 2016 primarily through proceeds received from the sale of equity securities to investors:

38

We have focused our efforts since inception primarily on research and development, building and maintaining our intellectual property, business planning and commercializing our products. We have not achieved profitability and, assuming the availability of sufficient cash resources, we expect to incur significant additional losses over the next several years. We expect our net losses to continue primarily due to research and development activities relating to our internal product development, collaborations, business development, commercialization, and other general corporate activities. We anticipate that our operating results will fluctuate for the foreseeable future. Therefore, period-to-period comparisons should not be relied upon as predictive of the results in future periods. Potential source of funding include our existing cash and cash equivalents, as well as product revenues, additional equity and/or debt financings, funded research and development payments, and license fees and/or milestone payments under potential future collaborative arrangements.

Research and development expenses represented 18%, 17%, and 14% of our total operating expenses for the years ended December 31, 2016, 2015, and 2014, respectively. We have not tracked our historical research and development costs on a project-by-project basis because the majority of our efforts have been focused on the development of capabilities associated with our microRNA discovery process rather than on specific projects. Major components of the $3.2 million in research and development expenses for the year ended December 31, 2016 included payroll and related expenses, research materials and related expenses, and sample acquisition costs.

On April 13, 2015, we acquired CynoGen, Inc. (“CynoGen” or “PersonalizeDx”) from Prelude Corporation, a Fjord Ventures portfolio company. The purchase price included $2.1 million in cash, 41,667 of our Ordinary Shares and the provision of certain assets and services to Prelude Corporation. On July 22, 2015, we issued an additional 10,000 of our Ordinary Shares in lieu of services that were to be provided to an affiliate of PersonalizeDx. PersonalizeDx is a molecular diagnostics and services company serving community-based pathologists, urologists, oncologists and other reference laboratories across the United States. PersonalizeDx is focused on the detection of genomic changes through Fluorescence In Situ Hybridization, or FISH, technology, which helps to detect cancer, measure the potential aggressiveness of the disease and identify patients most likely to respond to targeted therapies. We recently announced our plans to explore strategic alternatives for PersonalizeDx.

Financial Operations Overview

Revenues

Revenues from continuing operations consist of revenues from sales of our diagnostic tests processed in either our laboratory in Philadelphia, Pennsylvania or in our laboratory in Lake Forest, California. Our first diagnostic products applying our microRNA technology that were launched in late 2008 began generating revenues in 2009. We have generated revenues from continuing operations for the years ended December 31, 2016, 2015, and 2014, in the amounts of $9.2 million, $8.3 million, and $1.3 million, respectively.

Cost of Revenues

Cost of revenues related to our products consist primarily of salaries and employee benefits of our lab personnel as well as material costs and costs related to rent and maintenance of our labs in Philadelphia and Lake Forest.

Research and Development Expenses, net

We expense research and development costs as incurred. Our research and development expenses currently include costs of salaries and related expenses, activities related to intellectual property and licensing, tissue samples and other research materials, supplies, equipment depreciation, outsourced clinical and other research activities, consultants, utilities expenses and an allocation of corporate administrative costs.

We are currently conducting a number of studies analyzing microRNA expression profiles in healthy and diseased samples. As a result, assuming the availability of sufficient cash resources, we expect that our expenses related to the purchase of tissue and body fluid samples, as well as other research consumables, will increase in the future. We have entered into several license agreements for rights to utilize certain technologies. The terms of the licenses provide for up-front payments, annual maintenance payments and royalties on product sales. Costs to acquire and maintain licensed technology are expensed as incurred.

Marketing and Business Development Expenses

Marketing and business development expenses consist primarily of salaries and related expenses as well as expenses related to advertising, marketing campaigns, and our commercialization. As we continue to market our own products as well as explore new collaborations to develop and commercialize diagnostic and therapeutic products, we anticipate that these expenses will increase, assuming the availability of sufficient cash resources.

39

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related expenses, patent expenses, professional fees and expenses related to general corporate activities. Assuming the availability of sufficient cash resources, we anticipate that general and administrative expenses will continue to grow in 2017 due to the continued growth and activities of our business.

Financial Expenses (Income)

Financial expenses for the year ended December 31, 2016, consisted primarily of expenses associated with issuance of warrants and debentures pursuant to share purchase agreements, partially offset by interest from bank deposits and foreign currency adjustment gains.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in conformity with U.S. generally accepted accounting principles, or U.S. GAAP. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, we evaluate our estimates and judgments. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and could have a material impact on our reported results.

While our significant accounting policies are more fully described in the notes to our consolidated financial statements included in this prospectus, we believe the following accounting estimates to be the most critical in understanding our consolidated financial statements and the assumptions management used.

Accounting for Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718 “Compensation- Stock Compensation”. ASC 718 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in our consolidated income statements.

We recognize compensation expenses for the value of awards granted based on the straight line method over the requisite service period of each of the awards, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Estimated forfeitures are based on actual historical pre-vesting forfeitures. The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered option. We currently expect, based on future expected forfeitures, that approximately 90% of our options will actually vest, and therefore have applied an annual forfeiture rate of 10% to all options that are not vested as of December 31, 2016. Ultimately, the actual expenses recognized over the vesting period will only be for those shares that vest.

We selected the Black-Scholes option pricing model as the most appropriate fair value method for stock-option awards and value restricted stock based on the market value of the underlying shares at the date of grant. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. The computation of expected volatility is based on realized historical stock price of our stock starting from the IPO date. As a result of the above-mentioned calculations, the volatility used for the twelve months ended December 31, 2016 and 2015 was 115% and 123%, respectively. The risk-free interest rate assumption is the implied yield currently available on United States treasury zero-coupon issues with a remaining term equal to the expected life term of our options. We determined the expected life of the options based on realized historical share price volatility of our share, average of vesting, and the contractual term of the options.

We apply ASC 718 and ASC 505-50 “Equity-Based Payments to Non-Employees”, with respect to options and warrants issued to non-employees. ASC 718 requires the use of option valuation models to measure the fair value of the options and warrants at the measurement date.

40

At the end of each financial reporting period prior to vesting, the value of these options, as calculated using the Black-Scholes option pricing model, was re-measured using the then current fair value of our Ordinary Shares. Since the fair market value of the Ordinary Shares to non-employees is subject to change in the future, the compensation expense recognized during the years ended December 31, 2016, 2015, and 2014 may not be indicative of future compensation charges.

Operating Results

Years Ended December 31, 2016 and 2015

Revenues. In the years ended December 31, 2016 and December 31, 2015, we recognized $9.2 million and $8.3 million, respectively, as revenues. This increase resulted primarily from our acquisition of PersonalizeDx in April 2015.

Cost of revenues. Cost of revenues were $7.4 million for the year ended December 31, 2016, including $47,000 of non-cash stock-based compensation, compared to $6.3 million for the year ended December 31, 2015, which included $37,000 of non-cash stock-based compensation. This increase resulted primarily from the additional volume generated by the acquired PersonalizeDx business.

Research and development expense, net. Research and development expenses were $3.1 million for the year ended December 31, 2016, including $116,000 of non-cash stock-based compensation, compared to $2.9 million for the year ended December 31, 2015, including $100,000 of non-cash stock-based compensation, the increase is primarily related to post-market studies.

Royalty bearing grants from the IIA for funding approved research and development projects are presented as a reduction from the research and development expenses. We recognized grants in an amount of $197,000 and $292,000, for the years ended December 31, 2015 and 2014, respectively.

Sales, marketing and business development. Marketing and business development expenses were $6.8 million for the year ended December 31, 2016, including $293,000 of non-cash stock-based compensation, as compared to $7.3 million for the year ended December 31, 2015, including $281,000 of non-cash stock-based compensation. The decrease is primarily attributable to lower marketing, travel and business development expenses.

General and administrative expenses. General and administrative expenses were $7.5 million for the year ended December 31, 2016, including $403,000 of non-cash stock-based compensation, as compared to $7.6 million for the year ended December 31, 2015, including $598,000 of non-cash stock-based compensation.

Financial expenses, net. Net financial expense was $603,000 for the year ended December 31, 2016, as compared to a net financial expense of $1.6 million for the year ended December 31, 2015.  Financial expenses for 2016 consisted primarily of issuance expenses associated with warrants and debentures classified as liabilities, partially offset by interest from bank deposits and foreign currency adjustment gains. Financial expenses for 2015 consisted primarily of revaluation of warrants, issuance expenses of warrants classified as liabilities, interest from bank deposits and foreign currency adjustment losses.

Years Ended December 31, 2015 and 2014

Revenues. In the years ended December 31, 2015 and December 31, 2014, we recognized $8.3 million and $1.3 million, respectively. This increase resulted primarily from our acquisition of PersonalizeDx in April 2015.

Cost of revenues. Cost of revenues were $6.3 million for the year ended December 31, 2015, including $37,000 of non-cash stock-based compensation, compared to $1.3 million for the year ended December 31, 2014, which included $34,000 of non-cash stock-based compensation. This increase resulted primarily from the additional volume generated by the acquired PersonalizeDx business.

Research and development expense, net. Research and development expenses were $3 million for the year ended December 31, 2015, including $100,000 of non-cash stock-based compensation, compared to $1.9 million for the year ended December 31, 2014, including $73,000 of non-cash stock-based compensation. Research and development expenses for the year ended December 31, 2015, increased as we invested in launching our new thyroid assay, RosettaGX RevealTM, in late 2015.

Royalty bearing grants from the Office of the Chief Scientist at the Ministry of Economy and Industry of the State of Israel, or the IIA, for funding approved research and development projects are presented as a reduction from the research and development expenses. We recognized grants in an amount of $197,000 and $292,000, for the years ended December 31, 2015 and 2014, respectively.

41

Sales, marketing and business development. Marketing and business development expenses were $7.3 million for the year ended December 31, 2015, including $281,000 of non-cash stock-based compensation, as compared to $6.8 million for the year ended December 31, 2014, including $226,000 of non-cash stock-based compensation. This increase resulted primarily from increased commercial activities, as a result of the acquisition of the PersonalizeDx business.

General and administrative expenses. General and administrative expenses were $7.6 million for the year ended December 31, 2015, including $598,000 of non-cash stock-based compensation, as compared to $5.5 million for the year ended December 31, 2014, including $590,000 of non-cash stock-based compensation. This increase is a result of increased corporate activities due to the acquisition of the PersonalizeDx business.

Financial expenses, net. Net financial expense was $1.6 million for the year ended December 31, 2015, as compared to a net financial expense of $259,000 for the year ended December 31, 2014.  Financial expenses for 2015 consisted primarily of revaluation of warrants, interest from bank deposits and foreign currency adjustment losses. Financial expenses for 2014 primarily consisted primarily of interest from bank deposits and foreign currency adjustment losses.

Liquidity and Capital Resources

Since our inception, we have generated significant losses and expect to continue to generate losses for the foreseeable future. As of December 31, 2016, we had an accumulated deficit of approximately $157 million. We have funded our operations primarily through the proceeds from the sales of Ordinary Shares, convertible debentures and warrants.

We anticipate that our principal sources of liquidity will only be sufficient to fund our activities into the third quarter of 2017. As of December 31, 2016, we had cash, cash equivalents, short-term bank deposits and restricted cash of $6.3 million, compared to $13.5 million as of December 31, 2015. As of May 3, 2017, we had a total cash balance of approximately $3 million. We need to raise additional equity or debt capital by the third quarter of 2017 in order to continue to fund our operations, and we cannot provide any assurance that we will be successful in doing so.

We have completed the following financing transactions since January 1, 2013:

•	On March 22, 2013, we entered into a Controlled Equity OfferingSM Sales Agreement (the “2013 Cantor Sales Agreement”) with Cantor Fitzgerald & Co., as sales agent (“Cantor”), pursuant to which we could offer and sell, from time to time through Cantor, our Ordinary Shares. We terminated the 2013 Cantor Sales Agreement on October 13, 2014. Between March 22, 2013 and October 13, 2014, we sold through the 2013 Cantor Sales Agreement an aggregate of 211,008 of our Ordinary Shares and received gross proceeds of $10.1 million, including 102,851 Ordinary Shares sold in 2014 for gross proceeds of $5.1 million.

•	On February 18, 2015, we entered into a Controlled Equity OfferingSM Sales Agreement (the “2015 Cantor Sales Agreement” and, collectively with the 2013 Cantor Sales Agreement, the “Cantor Sales Agreements”) with Cantor and filed a prospectus supplement with the SEC relating to the sale, from time to time through Cantor, of up to $14.4 million of our Ordinary Shares. Between February 18, 2015, and the time of the filing of this prospectus, we sold through the 2015 Cantor Sales Agreement an aggregate of 202,030 of our Ordinary Shares, and received gross proceeds of $10.5 million.

Sales of our Ordinary Shares under the Cantor Sales Agreements are made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

•	On October 13, 2015, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which we agreed to sell securities to various accredited investors (the “Purchasers”) in a private placement transaction (the “2015 Private Placement”). The 2015 Private Placement closed on October 16, 2015 (the “Closing Date”).

42

•	Under the terms of the 2015 Private Placement, we issued an aggregate of 277,778 units and at a purchase price of $28.80 per unit for gross proceeds of approximately $8 million, Each unit consisted of (i) one Ordinary Share, (ii) a Series A Warrant to purchase one-half of an Ordinary Share at an exercise price of $33 per Ordinary Share (subject to adjustment), exercisable for a period of five years from the Closing Date, and (iii) a partially pre-funded Series B Warrant. The Series B Warrants had an exercise price of NIS 7.2 (which has been prepaid) plus $0.0012 per share. The Series B Warrants were intended to reset the price of the units, and became exercisable for an aggregate of 222,223 shares based on 85% of the arithmetic average of the five lowest weighted average prices calculated during the ten trading days following the effective date of the resale registration statement registering the shares sold in the 2015 Private Placement. The Series A Warrant exercise price has been adjusted to $19.752 per share, and all of the Series B Warrants have been exercised on a cashless basis, resulting in the issuance of 222,208 of our Ordinary Shares.

•	On November 23, 2016, we entered into a securities purchase agreement (the “Purchase Agreement”) with a prominent institutional healthcare investor to purchase (i) an aggregate of 91,250 of our Ordinary Shares (the “Shares”) at a purchase price of $6 per share and an aggregate principal amount of $3.2 million of unsecured convertible debentures (the “Registered Debentures”) in a registered direct offering (the “Registered Direct Offering”) and (ii) warrants to purchase up to 833,334 Ordinary Shares with an initial exercise price of $10.20 per share (the “2016 Warrants”) and an aggregate principal amount of $1.3 million unsecured convertible debentures (the “PIPE Debentures” and together with the Registered Debentures, the “Debentures”) in a concurrent private placement (the “2016 Private Placement” and, together with the Registered Direct Offering, the “2016 Offerings”). The initial closing of the 2016 Offerings occurred on November 29, 2016, at which time we received gross proceeds of $3.7 million for the Ordinary Shares, the Registered Debentures and 2016 Warrants. The closing of the second tranche of the private placement of convertible debentures occurred on February 23, 2017. The closing of this second tranche involved the sale of newly registered convertible debentures (convertible into 215,417 Ordinary Shares) for gross proceeds of $1.3 million. The aggregate net proceeds to the Company from the 2016 Offerings, after deducting the placement agents’ fees and expenses and our estimated offering expenses, were approximately $4.6 million. Under the terms of the Purchase Agreement, we are prohibited from issuing Ordinary Shares or warrants, debt, preferred stock, rights, options or any other instrument that is convertible into or exercisable for our Ordinary Shares until May 24, 2017. On May 8, 2017, we obtained a waiver from the counterparty to the Purchase Agreement allowing us to issue securities contemplated by this offering. Under the terms of the waiver, in the event we effect a Subsequent Financing (as defined in the Purchase Agreement), the counterparty would have the right to exchange some or all of its Debentures then held for any securities or units issued by us in the Subsequent Financing, provided that this right will not apply to any Exempt Issuances (as defined in the Purchase Agreement).

The Debentures are non-interest bearing, have a term of 30 years and were convertible into Ordinary Shares at an initial conversion price of $6 per share. However, upon completion of the 10 trading days following the 1-for-12 reverse split of our Ordinary Shares on March 16, 2017, the conversion price of the Debentures was reduced to $3.0544, representing the lesser of (x) the then-applicable conversion price, as adjusted, and (y) the average of the two lowest volume weighted average prices of our Ordinary Shares during the 10 trading days immediately following the reverse stock split. Additionally, subject to limited exceptions, for a period of 18 months following the effective date of a resale registration statement on Form F-1 covering the resale of the Ordinary Shares issuable upon exercise of the 2016 Warrants and conversion of the PIPE Debentures (the “Resale Registration Statement”), if we issue Ordinary Shares or securities that are convertible or exercisable into Ordinary Shares at a price that is less than the effective conversion price, then the conversion price shall be automatically reduced to the price at which the Company issued the Ordinary Shares or the underlying exercise price or conversion price of the securities. However, under no circumstances will the adjusted conversion price of the Debentures be lower than $3. Our payment obligations under the Debentures are guaranteed by our subsidiaries pursuant to a subsidiary guarantee. The Debentures are not subject to voluntary prepayment prior to maturity.

The 2016 Warrants were immediately exercisable upon issuance and have a term of five years. The exercise price of the 2016 Warrants is subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of the Company’s Ordinary Shares and rights offerings and pro rata distributions with respect to all holders of the Company’s Ordinary Shares. Additionally, upon completion of the 10 trading days following the 1-for-12 reverse split of our Ordinary Shares on March 16, 2017, the exercise price was reduced to $3.0544, representing the lesser of (x) the then-applicable exercise price, as adjusted, and (y) the average of the two lowest volume weighted average prices of the Company’s Ordinary Shares during the 10 trading days immediately following the reverse stock split. Additionally, subject to limited exceptions, for a period of 12 months following the effective date of the Resale Registration Statement, if we issue Ordinary Shares or securities that are convertible or exercisable into Ordinary Shares at a price that is less than the effective exercise price, then the exercise price will be automatically reduced to the price at which the Company issued the Ordinary Shares or the underlying exercise price or conversion price of the securities.

43

Cash Flows

Net cash used in operating activities. Net cash used in operating activities was $10.4 million in 2016, compared to $16.9 million in 2015 and $13.6 million in 2014. These amounts were used to fund our commercial, corporate, and R&D activities for these periods, adjusted for non-cash expenses and changes in operating assets and liabilities.

Net cash provided by (used in) investing activities. Net cash provided by investing activities was $823,000 in 2016, compared to $4.1 million in 2015 and $258,000 net cash used in investing activities in 2014. Net cash provided by investing activities during 2016 primarily relates to bank deposits and restricted cash. Net cash provided by investing activities during 2015 primarily relates to bank deposits and restricted cash. Net cash used in investing activities during 2014 primarily relates to the purchase of property and equipment.

Net cash provided by financing activities. Net cash provided by financing activities from continuing operations was $3.2 million in 2016, compared to $17.3 million in 2015 and $5.0 million in 2014. In 2016, 2015, and 2014, net cash provided by financing activities consisted primarily of proceeds from the issuance of shares, warrants and debentures.

Funding Requirements

We expect to incur continuing and increasing losses from operations for at least the next several years. In particular, we expect to incur significant marketing and business development expenses, research and development expenses, and general and administrative expenses in the future as we expand our operations and product development efforts and continue operating as a public company.

We anticipate that our principal sources of liquidity will only be sufficient to fund our activities into the third quarter of 2017. As of December 31, 2016, we had cash, cash equivalents, short-term bank deposits and restricted cash of $6.3 million, compared to $13.5 million as of December 31, 2015. As of May 3, 2017, we had a total cash balance of approximately $3 million. We need to raise additional equity or debt capital by the third quarter of 2017 in order to continue to fund our operations, and we cannot provide any assurance that we will be successful in doing so. Our independent registered public accounting firm, Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accountants, has included an explanatory paragraph in their auditor’s report that accompanies our audited consolidated financial statements as of and for the year ended December 31, 2016, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern.

Our funding requirements may change and will depend upon numerous factors, including but not limited to:

•	the timing, receipt and amount of sales of our products;

•	progress in our research and development programs;

•	the resources, time and costs required to initiate and complete development and any required preclinical studies and clinical trials, and obtain regulatory approvals for our products;

•	the timing, receipt, and amount of milestone, royalty and other payments from present and future collaborators, if any; and

•	costs necessary to protect our intellectual property.

If we need additional funding, there can be no assurance that we will be able to obtain adequate levels of additional funding on favorable terms, if at all. If adequate funds are needed and not available, we may be required to:

•	delay, reduce the scope of or eliminate certain research and development programs;

•	obtain funds through arrangements with collaborators or others on terms unfavorable to us or that may require us to relinquish rights to certain technologies or products that we might otherwise seek to develop or commercialize independently;

•	monetize certain of our assets;

44

•	pursue merger or acquisition strategies; or

•	seek protection under the bankruptcy laws of Israel and the United States.

Research and Development, Patents and Licenses

Our research and development expenditures were $3.1 million, $2.9 million, and $1.9 million in the years ended December 31, 2016, 2015, and 2014, respectively. See also section entitled “Management’s Discussion and Analysis of our Financial Position—Financial Operations Overview—Research and Development Expenses.”

Off-Balance Sheet Arrangements

We are not party to any material off-balance-sheet arrangements.

Tabular Disclosure of Contractual Obligations

Set forth below is a description of our contractual cash obligations as of December 31, 2016. Operating and capital lease obligations consist of rent payable under our existing facility leases and lease payments for company automobiles and equipment. Other long-term obligations consist of cash obligations under various license agreements.

(In thousands)	Total	2017	2018	2019	2020	2021	Thereafter
Operating and capital lease obligations	$1,377	$750	$611	$16	$-	$-	$-
Other long-term liabilities	$1,612	$147	$147	$147	$147	$147	$877

Total	$2,989	$897	$758	$163	$147	$147	$877

Under our license agreements as of December 31, 2016, we are obligated to pay an aggregate amount of approximately $147,000 annually after 2021 and until 2022, $100,000 annually after 2022 and until 2029 and $10,000 annually after 2029 and until 2032. Each of these agreements terminates upon the expiration of all patents relating to such agreement, including patents to be filed and potentially issued at an indeterminable date in the future, and, thus, such termination dates cannot be determined at this time. Accordingly, we are also unable to determine the aggregate amount of such payments due after 2020 at this time. However, based on current facts and circumstances, we estimate that our obligations under these agreements will be through at least 2032. See the section entitled “Business” for more information on our contractual obligations.

45

BUSINESS

Overview

We are seeking to develop and commercialize new diagnostic tests based on various genomics markers, including microRNA, DNA, and protein biomarkers and using various technologies, including, qPCR, microarrays, Next Generation Sequencing (NGS) and Fluorescence In Situ Hybridization (FISH). We have two CLIA-certified, CAP-accredited, laboratories in Philadelphia, PA and Lake Forest, CA which enable us to commercialize our own diagnostic tests applying our microRNA technology.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers and other diseases. We are currently marketing and selling the following three diagnostic tests based on our proprietary microRNA technologies:

•	RosettaGX Cancer Origin™ (formerly “miRview® mets[2]”) – This test is our second-generation microRNA-based diagnostic for the identification of the primary site of metastatic cancer, specifically metastatic cancer of unknown or uncertain primary (CUP). RosettaGX Cancer Origin ™ has replaced miRview® mets as our primary CUP assay.

•	mi-KIDNEY™ (formerly “Rosetta Kidney Cancer Test”) – This test is a microRNA-based kidney tumor classification test for pathology samples. This test was designed to classify primary kidney tumors into one of the four most common types: the malignant renal cell carcinomas clear cell (conventional), papillary and chromophobe as well as the benign oncocytoma.

•	RosettaGX Reveal – This is a microRNA-based assay for the diagnosis of indeterminate thyroid fine-needle aspirate, or FNA, samples. The test utilizes routinely prepared FNA smears to diagnose a cytologically indeterminate thyroid nodule as “benign” or “suspicious for malignancy by microRNA”. The test also measures a microRNA biomarker for medullary carcinoma.

We recently announced our plans to increase investments in commercial, promotional and reimbursement efforts for RosettaGX Reveal.

We currently have distribution agreements with respect to some of our tests covering Australia, Brazil, Greece, India, Israel, New Zealand, and Turkey. All of these distribution agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia for analysis.

In general, we are generating demand for our testing services, primarily RosettaGX Cancer Origin and RosettaGX Reveal through our direct selling effort in the United States and are successfully fulfilling that demand in our lab in Philadelphia, Pennsylvania. We are working with our Director of Reimbursement and Managed Care to gain more consistent payment from commercial payors, as well as to secure reimbursement coverage from Medicare. We are increasing our activity to establish policy-level reimbursement, which could improve our ability to receive prompt payment from commercial payors. We announced in May 2012 that the designated Medicare Administrative Contractor, or MAC, for RosettaGX Cancer Origin is covering this test for all Medicare beneficiaries, and we are receiving approved payments for claims submitted.

On April 13, 2015, we acquired CynoGen, Inc., which does business as PersonalizeDx (“CynoGen” or “PersonalizeDx”). PersonalizeDx is a molecular diagnostics and services company serving community-based pathologists, urologists, oncologists and other reference laboratories across the United States. PersonalizeDx is focused on the detection of genomic changes through Fluorescence In Situ Hybridization, or FISH, technology, which helps to detect cancer, measure the potential aggressiveness of the disease and identify patients most likely to respond to targeted therapies.

PersonalizeDx offers its clients a virtual “tech only” platform in which such clients can collaborate with the company to perform and bill for the “professional component” of FISH molecular testing services for lung, breast, bladder, prostate and hematologic cancers. PersonalizeDx also performs IHC and histology testing services for its clients in its 30,000 square foot laboratory facility located in Lake Forest, CA. PersonalizeDx was initially founded by Abbott Laboratories, and PersonalizeDx performed several clinical trial studies for Abbott and Abbott’s research partners. PersonalizeDx is currently performing testing for one clinical trial for Abbott in bladder cancer. There is no guarantee that PersonalizeDx will be granted additional clinical trial business from Abbott moving forward. We recently announced our plans to explore strategic alternatives for PersonalizeDx.

46

Rosetta has entered into an agreement to sell and market products for Admera Health, offering products to oncology physicians that are key call points for the Rosetta sales force. By entering into this agreement, Rosetta believes it could gain additional opportunities to meet with oncologists and discuss new products that may improve the patients’ diagnostic experience.

In addition, we have a number of projects in our diagnostics pipelines including the research and development of product line extensions to, and next generation versions of, our thyroid assay.

We are seeking to develop a second version of RosettaGX Reveal, a microRNA-based assay for the differential diagnosis of indeterminate thyroid FNAs that utilizes routinely prepared FNA smears. This second version will combine RosettaGX Reveal’s current microRNA biomarkers with a panel of additional biomarkers. We anticipate that we will launch this assay by the end of 2018.

MicroRNAs also represent potential targets for the development of novel drugs. Until December 2016 we participated in the Rimonim Consortium, which was supported by the IIA. The aim of this consortium was to develop novel technologies for the use of short interfering RNA, or siRNA, and microRNA mimetics or anti-microRNAs for therapeutics. In this consortium we attempted to: (1) develop novel RNA molecules that contain chemical modifications or conjugations for therapeutic purposes; and (2) develop novel delivery systems for microRNAs that will enable targeted delivery to desired cells. The transfer of know-how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know-how to third parties which are not members of the consortium requires the consent of the IIA.

In addition, in the past we participated in a two-year Magneton Project. This two-year project was also supported by the IIA and was conducted in collaboration with Prof. Ronit Satchi-Fainaro (Department of Physiology and Pharmacology, Sackler School of Medicine, Tel Aviv University). It was aimed at developing a nano-carrier delivery system for microRNA mimetics for the treatment of cancer. In December 2015, we completed this project. Project activity included in vivo studies, pre-clinical toxicity studies and in vivo efficacy studies in an animal model of glioblastoma. The results have shown limited efficacy. The transfer of knowledge discovered in this project is subject to limitations specified in the Israeli R&D Law.

The IIA, under special circumstances, may approve the transfer of the know-how developed in these supported projects outside of Israel, provided that the grant recipient pays to the IIA a portion of the sale price paid in consideration for such know-how, which portion will not exceed six times the amount of the grants received plus interest (or three times the amount of the grant received plus interest, in the event that the recipient of the know-how has committed to retain the R&D activities of the grant recipient in Israel after the transfer).

As of December 31, 2016, we had received from the IIA total grants of $932,299 for our development under the Rimonim Consortium and $282,141 for our development under the Magneton project.

The R&D Law was amended effective as of January 1, 2016. Pursuant to the amendment, a new IIA was established and will replace the OCS in the implementation of the governmental policy in connection with the R&D Law (and has been given discretion in the implementation of the R&D Law for such purpose). Pursuant to the amendment, the current restrictions under the R&D Law will be replaced by new arrangements to be determined by the IIA; however, until the IIA determines otherwise, the provisions of the R&D Law and regulations that applied to existing IIA programs (including those provisions described above) will continue to apply.

Background

Rosetta Genomics was founded in 2000 with the belief that what was known as “junk DNA” actually contains hundreds, possibly thousands, of tiny RNA genes that encode small RNA molecules, later termed microRNAs, which play an important role in the regulation of protein production, and hence the onset and progression of disease. In the cell, genes are expressed through information carried from our DNA by messenger RNAs, or mRNAs, which is in turn translated into proteins. Proteins are the building blocks of all living cells. The type of cell, its function, and the timing of its death are determined by which proteins are produced in the cell, and at what quantities and time they are produced. However, the proteins are the end product of a complex process, which begins with the genetic code present in DNA. Before a protein is expressed, or produced, relevant parts of the DNA are copied into a mRNA. Each mRNA holds a code with instructions on how to build a specific protein using a process called translation. Although one messenger RNA molecule is capable of translating hundreds of thousands of protein molecules, the number it actually produces is regulated by microRNAs. MicroRNAs have been found to regulate the expression of other genes by binding to the mRNA.

MicroRNAs have been shown to have varying expression levels across various pathological conditions, and thus have significant potential as a class of highly sensitive and tissue specific biomarkers. We have developed a microRNA discovery process and have demonstrated, in a work published by us in Nature Genetic, that the number of human microRNAs is significantly higher than what was previously believed. We have discovered hundreds of biologically validated human microRNAs and dozens of validated viral microRNAs and filed extensive patent applications with claims potentially covering these microRNAs, some of which have been issued.

47

To leverage the potential of microRNAs as a novel diagnostic platform, we have developed proprietary methods to extract microRNAs from a wide range of tissue and body fluid samples and to quantify specific microRNA expression signatures, which may be used as diagnostic panels to potentially diagnose cancers, their subtypes, as well as the origin of metastases. We have already developed and launched a number of diagnostic tests based on our platforms and have published several papers demonstrating how our methods can be used to develop such diagnostics (e.g., Rosenwald et al., Modern Pathology, 2010; Benjamin et al., Journal of Molecular Diagnostics, 2010). Moreover, we were able to demonstrate the utility of our developed tests in post-market studies with collaborators from leading medical centers in the United States and Europe (Bishop et al. Clinical Cancer Research, 2010; Muller et al., The Oncologist, 2010).

We believe that microRNAs are stable, sensitive and specific markers, and we are advancing diagnostic development programs in cancer and other areas, to potentially enable accurate diagnosis and improve patient care management worldwide.

Our Strategy

Rosetta’s goal is to become a leader in the development and commercialization of microRNA-based and other genomics-based, diagnostic tests. Our key business strategies to achieve this goal are as follows:

•	Leverage our knowledge and experience. We plan to leverage our extensive microRNA and Fluorescence in situ Hybridization, or FISH, knowhow and experience to potentially develop additional tissue-based as well as body fluid-based diagnostic tests.

•	Maximize sales of our current commercial tests through geographic partners and our own commercial efforts. We plan to maximize revenues from our current commercial tests via corporate relationships and through our own targeted commercial efforts. We have distribution agreements with several distributors, pursuant to which these distributors have the right to commercialize these tests in their territories.

•	Build and maintain a strong intellectual property position. We believe that we were the first commercial enterprise to focus on the emerging field of microRNAs. We also believe we have an early and strong intellectual property position (both patents we own and those we have exclusively, co-exclusively, or non-exclusively licensed) in the area of developing and commercializing microRNA-based diagnostic tests. Our patent strategy is to seek broad coverage on all of our identified microRNA sequences. We have also filed, and intend to continue to file, patent applications that claim our technical platforms and method-of-use for specific diagnostic and therapeutic applications.

•	Leverage our intellectual property position and microRNA expertise to continue to establish strategic collaborations. We intend to continue to establish strategic collaborations with leading clinical diagnostic and pharmaceutical companies to further develop and commercialize microRNA-based diagnostics. We believe that our strong intellectual property position and expertise in the field of microRNAs will be very attractive to additional collaboration partners.

Our MicroRNA-Based Diagnostic Tests

The Role of MicroRNAs in Diagnostic Products

Diagnostic tests are designed to provide physicians and their patients with information relating to one or more of the following:

•	the existence or the probability of developing disease;

•	the exact type of the disease;

•	the severity of the disease;

•	the potential efficacy of specific therapies, such as different drugs or therapeutic procedures;

•	the monitoring of success of a chosen therapy; or

•	the likelihood of disease recurrence.

48

We believe that using microRNAs as diagnostic biomarkers enables the development of diagnostic products that can provide more accurate and comprehensive information to doctors and patients. Currently, many diagnostic tests are designed to detect abnormal levels of messenger RNAs or proteins. We believe microRNA-based tests have the potential to be superior to these tests because it is believed that microRNAs are closer to the biological origin of disease, and many studies have shown their involvement in disease processes, including the demonstration that microRNAs are both diagnostic and prognostic markers. A change in the expression level of a single microRNA may affect the activity of dozens of messenger RNA genes, which in turn may affect the level of hundreds of proteins. In addition, microRNAs are very tissue specific and very stable in body fluids and tissue samples. Thus, we expect that by focusing our efforts on microRNAs, we can develop a less complex biomarker panel. Furthermore, extracting microRNAs from tissue and body fluid samples is more reliable than extracting messenger RNAs because of the greater stability of microRNAs. In addition, amplification technologies, such as PCR, can potentially increase the sensitivity of a microRNA-based diagnostic test by generating millions of copies of a particular microRNA and thereby making it easier for the test to detect the presence of the microRNA. Since amplification technologies cannot be used with proteins, we believe microRNA-based diagnostic tests have the potential to be more sensitive than protein-based diagnostic tests.

Our Diagnostic Product Development Process

Our development process for diagnostic products consists of the following important steps:

•	Access to samples. As a prerequisite for the development and clinical validation of diagnostic products, evaluation of clinical samples is critical. Accordingly, we have entered into collaborations with several institutions in Israel, Europe and the United States that provide us high quality clinical samples. These relationships provide us the opportunity to study thousands of well-characterized samples relevant to different disease areas such as cancer, cardiovascular indications, women’s health, and neurodegenerative diseases. The sample collections include solid tumor samples and various body fluids, as well as high quality tissue samples from archival pathology banks. Where relevant, samples are accompanied by a database of medical history and clinical information, such as diagnosis, treatment and response to treatment, recurrence and survival, which for the samples from the archival pathology banks can be as long as 20 years.

•	RNA extraction. We utilize both commercial and our proprietary technologies to extract microRNAs from both tissue and body fluid samples.

•	Expression profiling. The identification of microRNA biomarkers requires sensitive and specific measurements of the levels of the microRNAs extracted from the tissue or body fluid samples. We have developed proprietary methods to rapidly, robustly and accurately perform these measurements. Our methods allow us to perform simultaneous profiling of multiple samples, and we believe result in more accurate measurements of expression levels for each of the analyzed samples.

•	Analysis. We analyze expression profiles to identify microRNA signatures, which detect the existence of disease and provide information on certain disease parameters, such as tumor subtype, tumor origin, tumor aggressiveness, response to treatment, and risk of recurrence. Identifying microRNA signatures is a complex task, and we believe our analytical expertise is one of our key advantages.

Current MicroRNA-Based Commercial Tests

We are currently marketing and selling the following diagnostic tests based on our proprietary microRNA technologies:

•	RosettaGX Reveal – This is a microRNA-based assay for the diagnosis of indeterminate thyroid fine-needle aspirate, or FNA, samples. The test utilizes routinely prepared FNA smears to diagnose a cytologically indeterminate thyroid nodule as “benign” or “suspicious for malignancy by microRNA”. The test also measures a microRNA biomarker for medullary carcinoma. The test targets patients with a cytologically indeterminate FNA biopsy result, estimated to be up to 150,000 people annually in the United States alone. FNA biopsy is the most widely used method for diagnosis of thyroid nodules. FNA biopsy allows a definitive benign or malignant diagnosis of the majority of tumors; however, 10-30% of FNAs are classified as cytologically indeterminate. Most patients with cytologically indeterminate nodules are referred for partial or complete thyroidectomy, though up to 70% of these nodules prove to be benign on final surgical pathology.

49

•	RosettaGX Cancer Origin™ (formerly “miRview® mets[2]”) – This test is our second-generation microRNA-based diagnostic for the identification of the primary site of metastatic cancer, specifically metastatic cancer of unknown primary (CUP). CUP is a heterogeneous group of cancers that constitutes approximately 3-5% of all cancers with a poor median survival of six to ten months. It is estimated that over 50,000 patients in the United States are diagnosed with CUP each year. A patient is typically diagnosed with CUP only after undergoing a wide range of tests, including various imaging tests such as x-ray, CT, MRI, and PET, which have failed to identify the origin of the cancer. Presently, the choice of treatment for metastatic cancer is largely dependent on the nature of the primary tumor. Patients with CUP pose a therapeutic dilemma and treatment is often empiric with a “one treatment fits all” approach. In the era of rapidly growing effective cytotoxic and targeted therapies for known cancers, quicker and more accurate methods to identify the tissue of origin of CUP cancers would permit the use of these therapies, thereby improving the chances of achieving a response and possibly extending the patient’s survival. RosettaGX Cancer Origintm is able to identify 49 tumor types that include carcinomas, soft tissue tumors, lymphoma and other malignancies with very high accuracy.

•	mi-KIDNEY (formerly “Rosetta Kidney Cancer Test”) - In May 2012 we launched this microRNA-based kidney tumor classification test for pathology samples. This test targets newly diagnosed kidney tumor patients, estimated to be 61,560 people in the United States in 2015. Renal cancers account for more than 3% of adult malignancies and cause more than 14,000 deaths per year in the United States. The test was designed to classify primary kidney tumors into one of the four most common types: the malignant renal cell carcinomas clear cell (conventional), papillary and chromophobe as well as the benign oncocytoma. These histological subtypes vary in their clinical course and their prognosis, and different clinical strategies have been developed for their management. In some of the kidney tumor cases it is difficult for the pathologist to distinguish between tumor types on the basis of morphology. The microRNA-based assay that we have developed is performed by measuring microRNA biomarkers in a sample from the tumor. The assay uses the expression of 24 microRNAs to accurately identify the kidney tumor subtype.

We currently have distribution agreements with respect to some of our tests covering Australia, Greece, India, Israel, New Zealand, and Turkey. All of these distribution agreements call for samples to be sent to our CLIA-certified, CAP-accredited laboratory in Philadelphia, Pennsylvania for analysis.

Our Long-Term MicroRNA-Based Diagnostic Test Pipeline

We are seeking to develop a second version of RosettaGX Reveal, a microRNA-based assay for the differential diagnosis of indeterminate thyroid FNAs that utilizes routinely prepared FNA smears. This second version will combine RosettaGx Reveal’s current microRNA biomarkers with a panel of DNA-based biomarkers providing prognostic information (e.g. BRAF and TERT mutations). Four to seven percent of the general population develops nodules in the thyroid that can be felt on examination but fewer than 10% are malignant. An FNA to obtain tissue for analysis is the standard technique for detecting cancer. Interpretation of FNA samples is not always straightforward, leading to an indeterminate result in up to 30% of the samples. Currently, many patients with indeterminate results are sent to surgery as a precaution, even though the majority are benign, exposing patients to unnecessary surgical risk and costing hundreds of millions of dollars.

Our PersonalizeDx Business

PersonalizeDx is a CAP-accredited, CLIA-certified commercial laboratory that performs testing services on two primary platforms: FISH and IHC. FISH molecular tests query specific chromosome regions and genes in order to provide diagnostic, prognostic and predictive information to clients in order to assist with patient treatment decisions. The majority of the company’s test volume and revenues are derived from the following tests in bladder, prostate and lung cancers:

•	UroVysion® - UroVysion is a urine-based FISH assay intended for use in conjunction with and not in lieu of current standard diagnostic procedures, as an aid for initial diagnosis of bladder carcinoma in patients with hematuria and subsequent monitoring for tumor recurrence in patients previously diagnosed with bladder cancer. UroVysion was the first test launched by CynoGen/PersonalizeDx in 2009 and remains a top volume and revenue producer for the company. UroVysion is currently a covered service by Medicare and the majority of private third party payers for the FDA approved clinical indications. PersonalizeDx provides a ‘tech only’ service option for UroVysion that allows Pathologists throughout the United States to partner with the lab through its ‘virtual’ portal.

•	ERG/PTEN - ERG and PTEN are FISH-based prognostic tests in prostate cancer that help urologists with the important decision point of whether or not to initiate surgery with their lower risk prostate cancer patients. ERG and PTEN have both been proven to be key biomarkers in the progression of prostate cancer, and abnormal results specific to these genes may indicate the need for more aggressive treatment. ERG and PTEN testing is performed on the same tumor tissue that is taken from the patient’s initial core needle biopsy procedure. PersonalizeDx also offers a ‘tech only, virtual’ service for ERG and PTEN testing.

50

•	ALK/ROS1 - ALK and ROS1 are FISH-based predictive tests indicated for patients that are diagnosed with late stage lung cancer. Patients that test positive for either ALK or ROS1 rearrangements are considered candidates for ALK-inhibitor therapy such as XALKORI® (crizotinib). Both ALK and ROS1 are listed in the FDA label for such therapy, and these tests have been recommended for routine testing by the National Comprehensive Cancer Institute’s (NCCN) guidelines. Again, PersonalizeDx offers its ‘tech only’ platform for ALK/ROS1 testing to its clients.

Our Intellectual Property Strategy and Position

Our success will depend significantly on our ability to:

•	obtain and maintain patent and other proprietary protection for the technology, inventions and improvements we consider important to our business;

•	navigate the changing legal patent landscape;

•	defend our patents;

•	preserve the confidentiality of our trade secrets; and

•	operate without infringing the patents and proprietary rights of third parties.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and as a result, we have developed an early and strong intellectual property position related to the development and commercialization of research, diagnostic and therapeutic products and other applications based on microRNAs. Our patent strategy is to seek broad coverage on all of our identified microRNA sequences. We have filed, and will continue to file, patent applications that claim method-of-use for specific diagnostic and therapeutic applications as we or our collaborators develop them. We believe this approach will provide strong and broad patent protection for a large number of microRNAs that we have discovered and may provide us with a competitive advantage over new entrants to the field.

As of March 1, 2017, our patent portfolio included a total of 49 issued U.S. patents, two issued Australian patents, three issued European patents, all validated in UK, Germany and France, and one validated also in Denmark, four issued Israeli patents, one issued Japanese patent, one issued Korean patent, 41 pending patent applications worldwide, consisting of 20 U.S. patent applications, four of which received notice of allowance, six applications that are pending in Europe, two of which received a notice of allowance, two applications pending in Israel, one of which received a notice of allowance, three applications pending in Japan, three applications pending in Canada, three applications pending in China, three applications pending in Brazil, and one PCT application. All 41 pending patent applications relate to human microRNAs and their uses. Thirty applications contain claims directed to microRNA-based diagnostics in Heart Failure, Alzheimer’s disease, Cancer of Unknown Origin (CUP), thyroid, lung, gastric and other cancers; and six contain claims directed to microRNA-based therapeutics. The issued patents expire between 2022 and 2031.

To date, patent protection related to numerous human genes has been obtained in the United States and elsewhere. Although recent rulings from the U.S. Supreme Court, as well as guidelines recently issued by the USPTO expanding these, have caused uncertainty relating to the patentability of naturally occurring nucleic acid sequences, our patents and pending applications include claims to non-naturally occurring derivatives of microRNAs, which we believe are patentable under U.S. and foreign patent laws.

In order to obtain maximum patent protection for composition of matter of microRNAs in the U.S. and foreign jurisdictions, our patent applications:

•	provide for utility, function and disease targets for each microRNA sequence; and

•	claim specific microRNA sequences, having modified nucleotides.

•	We believe this approach avoids common mistakes made by others in the past with respect to attempts to patent genes and, if patents are issued, will make it more difficult for competitors to design around our patents.

Our intellectual property strategy is closely coordinated with our research and development plan and we have an ongoing three-tier approach to obtaining patent protection, which is illustrated and described below:

51

First Tier: Composition-of-Matter Patent applications on Biologically Validated MicroRNAs

We have filed a first tier of patent applications claiming patent coverage for the composition-of-matter of microRNAs that we have either detected by microarray or biologically validated by sequencing or qRT-PCR. In addition to the function and utility based on informatically calculated targets, the microRNAs claimed in these patent applications are further described as potential markers of a disease, as supported by differential expression of these microRNAs in healthy versus diseased tissue. Our patent portfolio includes 34 issued patents and five patent applications with composition-of-matter claims.

Second Tier: Technologies to detect MicroRNAs

We have filed a second tier of patent applications claiming patent coverage for our proprietary discovery process technologies for microRNA detection, including qRT-PCR methods, microarray, in-situ hybridization and extraction methods from all body fluids. Our patent portfolio includes two issued patents, one in the U.S. and one in Europe which has been validated in the UK, Germany, France and Denmark related to discovery process technologies.

Third Tier: Method-of-Use Patents

We have filed a third tier of patent applications claiming patent coverage for the method-of-use of microRNAs, including diagnostic and therapeutic uses for specific diseases. This tier of patent applications includes applications which we have filed ourselves and those that we have filed jointly with academic, medical and commercial partners with whom we collaborate. Our patent portfolio includes 36 (22 of which are solely owned by Rosetta and 14 that are co-owned) patent applications with method of use claims related to diagnostic and therapeutic uses of microRNAs and we expect to file additional third tier applications in the future.

Individual patents extend for varying periods depending on the effective date of filing of the patent application or the date of patent issuance, and the legal term of the patents in the countries in which they are obtained. Generally, patents issued in the United States are effective for:

•	the longer of 17 years from the issue date or 20 years from the earliest effective filing date, if the patent application was filed prior to June 8, 1995; and

•	20 years from the earliest effective filing date, if the patent application was filed on or after June 8, 1995.

All of our current patent applications were filed after June 8, 1995.

The term of foreign patents varies in accordance with provisions of applicable local law, but typically is 20 years from the earliest effective filing date.

In some instances, a patent term in the United States and outside of the United States can be extended to recapture a portion of the term effectively lost as a result of the health authority regulatory review period. These extensions, which may be as long as five years, are directed to the approved product and its approved indications. We intend to seek such extensions as appropriate. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that a patent may remain in force for a short period following commercialization, thereby reducing the advantage of the patent to our business and products.

The patent positions of companies like ours are generally uncertain and involve complex legal and factual questions. Our ability to maintain and solidify our proprietary position for our technology will depend on our success in obtaining effective claims and enforcing those claims once granted. We do not know whether any of our patent applications will result in the issuance of any patents or if issued will assist our business. Any patents that may issue in the future may be challenged, invalidated or circumvented. This could limit our ability to stop competitors from marketing related products and reduce the length of term of patent protection that we may have for any products. In addition, the rights granted under any patents which may issue may not provide us with proprietary protection or competitive advantages against competitors with similar technology. Our competitors may develop similar technologies, duplicate any technology developed by us, or use their patent rights to block us from taking full advantage of the market.

In addition to patents, we may rely, in some circumstances, on trade secrets to protect our technology. However, trade secrets are difficult to protect. We seek to protect the trade secrets in our proprietary technology and processes, in part, by entering into confidentiality agreements with commercial partners, collaborators, employees, consultants, scientific advisors and other contractors and into invention assignment agreements with our employees and some of our commercial partners and consultants. These agreements are designed to protect our proprietary information and, in the case of the invention assignment agreements, to grant us ownership of the technologies that are developed. These agreements may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors.

52

In-Licensed Intellectual Property

License Agreement with The Rockefeller University (Diagnostics)

In May 2006, we signed a royalty-bearing, co-exclusive, worldwide license agreement with The Rockefeller University, or Rockefeller. Under this agreement, we were granted the right to make, use and sell Rockefeller’s proprietary microRNAs for diagnostic purposes including a limited right to sublicense. Our right to sublicense is limited to sublicenses we grant as part of a license that includes other technology or patent rights of ours. The agreement covers microRNAs and microRNA candidates, including approximately 80 biologically validated human microRNAs and approximately 30 biologically validated viral microRNAs discovered by researchers at The Rockefeller University and for which it has filed patent applications. These microRNAs can be licensed by Rockefeller in the diagnostics field to three additional parties. In consideration for this license, we paid an initiation fee and will pay a fixed annual license maintenance fee, royalties based on net sales and a percentage of our revenues from any sublicenses. Rockefeller is obligated to notify us of any license it grants to a third party at a lower royalty rate and we will have the right to modify the terms of our license to adopt all of the material terms and conditions of that license.

Rockefeller controls prosecution, maintenance and enforcement of all the licensed patent rights; however, we are responsible for a pro rata share of associated costs. Also, if Rockefeller elects not to take action against a claim of infringement of the licensed patent rights, we may undertake such action at our own expense. We are obligated to indemnify Rockefeller against any liabilities arising from our development and use of the licensed microRNAs and any actions brought by third parties or related to clinical trials or studies. We are also required to maintain comprehensive insurance coverage.

The agreement will terminate upon the later of the expiration or abandonment of the last patent to expire or become abandoned. If no patent ever issues, the agreement will terminate ten years after the first commercial sale of the first licensed product. Based on an estimate of the date of expiration of the last patent to expire, we estimate that we will pay a minimum of approximately $960,000 in aggregate annual license maintenance fees over the term of this agreement. Rockefeller has the right to terminate the agreement if we are more than 30 days late in meeting our payment obligations and do not pay in full within ten days of Rockefeller’s written demand; or upon our uncured material breach. We can terminate the agreement by providing sixty days written notice to Rockefeller, ceasing all use of the licensed products, terminating any sublicenses granted under the agreement and paying all amounts owed to Rockefeller through the date of termination.

License Agreement with The Rockefeller University (Therapeutics)

In May 2007, we signed a royalty-bearing, co-exclusive, worldwide license agreement with The Rockefeller University. Under this agreement, we were granted the right to make, use and sell Rockefeller’s proprietary microRNAs for therapeutic purposes, including a limited right to sublicense. Our right to sublicense is limited to sublicenses that are for research and development of products and that are granted as part of a license that includes other technology or patent rights of ours. The agreement covers microRNAs and microRNA candidates, including approximately 80 biologically validated human microRNAs and approximately 30 biologically validated viral microRNAs discovered by researchers at The Rockefeller University for which it has filed patent applications. These microRNAs can be licensed by Rockefeller in the therapeutics field to three additional parties. In consideration for this license, we paid an initiation fee and are required to pay a fixed annual license maintenance fee, milestone payments and royalties based on net sales and a percentage of our revenues from any sublicenses. Rockefeller is obligated to notify us of any license it grants to a third party at a lower royalty rate, and we will have the right to modify the terms of our license to adopt all of the material terms and conditions of that license.

Rockefeller controls prosecution, maintenance and enforcement of all the licensed patent rights; however, we are responsible for a pro rata share of associated costs. Also, if Rockefeller elects not to take action against a claim of infringement of the licensed patent rights, we may undertake such action at our own expense. We are obligated to indemnify Rockefeller against any liabilities arising from our development and use of the licensed microRNAs and any actions brought by third parties or related to clinical trials or studies. We are also required to maintain comprehensive insurance coverage.

The agreement will terminate upon the later of the expiration or abandonment of the last patent to expire or become abandoned. If no patent ever issues, the agreement will terminate ten years after the first commercial sale of the first licensed product. Based on an estimate of the date of expiration of the last patent to expire, we estimate that we will pay a minimum of approximately $690,000 in aggregate annual license maintenance fees over the term of this agreement. Rockefeller has the right to terminate the agreement if we are more than 30 days late in meeting our payment obligations and do not pay in full within ten days of Rockefeller’s written demand; or upon our uncured material breach. We can terminate the agreement by providing 60 days written notice to Rockefeller, ceasing all use of the licensed products, terminating any sublicenses granted under the agreement and paying all amounts owed to Rockefeller through the date of termination.

53

License Agreement with The Rockefeller University (Research)

In January 2008, we signed a royalty-bearing, nonexclusive, worldwide license agreement with The Rockefeller University. Under this agreement, we were granted the right to make, use, import, sell and offer for sale Rockefeller’s proprietary microRNAs for research purposes including a limited right to sublicense. Our right to sublicense is limited to sublicenses we grant as part of a license that includes other technology or patent rights of ours. The agreement covers microRNAs and microRNA candidates, including approximately 80 biologically validated human microRNAs and approximately 30 biologically validated viral microRNAs discovered by researchers at The Rockefeller University and for which it has filed patent applications. In consideration for this license, we paid an initiation fee and will pay a minimum annual royalty, based on net sales and a percentage of our revenues from any sublicenses. Rockefeller is obligated to notify us of any license it grants to a third party at a lower royalty rate and we will have the right to modify the terms of our license to adopt all of the material terms and conditions of that license.

Rockefeller controls preparation, prosecution and maintenance of the licensed patent rights and the selection of patent council with our input; however, we are responsible for a pro rata share of associated costs. Also, if Rockefeller elects not to take action against a claim of infringement of the licensed patent rights, we may undertake such action at our own expense. We are obligated to indemnify Rockefeller against any liabilities arising from our development, testing, use, manufacture, promotion, sale of other disposition of the licensed microRNAs and any actions brought by third parties. We are also required to maintain comprehensive insurance coverage.

The agreement will terminate upon the later of the expiration or abandonment of the last patent to expire or become abandoned. If no patent ever issues, the agreement will terminate ten years after the first commercial sale of the first licensed product. Based on an estimate of the date of expiration of the last patent to expire, we estimate that we will pay a minimum of approximately $440,000 in aggregate minimum annual royalty over the term of this agreement. Rockefeller has the right to terminate the agreement if we are more than 30 days late in meeting our payment obligations and do not pay in full within ten days of Rockefeller’s written demand; or upon our uncured material breach. We can terminate the agreement by providing 60 days written notice to Rockefeller, ceasing all use of the licensed products, terminating any sublicenses granted under the agreement and paying all amounts owed to Rockefeller through the date of termination.

License Agreement with Max Planck Innovation GmbH (Diagnostics)

In June 2006, we entered into a royalty-bearing, co-exclusive, worldwide license agreement with Max Planck Innovation GmbH, the technology transfer agency of the Max Planck Society. This agreement was amended and restated in March 2009. Under this agreement, we licensed from Max Planck the rights to its proprietary microRNAs for diagnostics purposes. The agreement covers microRNAs and microRNA candidates, including approximately 110 biologically validated human microRNAs, discovered by the researchers of the Max-Planck-Institute for Biophysical Chemistry in Goettingen. In consideration for this license, we paid an initiation fee, and are required to pay a fixed annual license maintenance fee, royalties based on net sales and a percentage of our revenues from any sublicenses.

These microRNAs can be licensed by Max Planck for diagnostics purposes to three other parties. Max Planck is obligated to notify us of any more favorable license in the diagnostics field it grants for these microRNAs, in which event we shall have the right to adopt all material terms of such license. We have the right to enter into sublicense agreements, provided that the granted sublicense includes a license to intellectual property rights owned or co-owned by us as well, is reasonably necessary for sublicensee in order to further develop and/or commercialize or manufacture products and permits no more than one tier of sublicensing.

Max Planck is responsible, in its sole discretion, to apply for, seek issuance of, maintain and prosecute the licensed patent rights, and we have the right to comment on the documents to be filed by the patent office. We are required, however, to pay a pro rata share of associated costs. We are obligated to indemnify Max Planck against any liabilities arising from any use by us, our affiliates, sublicensees and sales partners of the patent rights, the development and use of any product, process or service under the agreement, and the use by third parties of any products, processes or services sold by us. We are also required to maintain comprehensive insurance coverage.

The agreement terminates upon the expiration or abandonment of all issued and filed licensed patents. Based on an estimate of the date of expiration of the last patent to expire, we estimate that we will pay a minimum of approximately $410,164 in aggregate annual license maintenance fees over the term of this agreement. We have the right to terminate the agreement with three months’ prior written notice. We have the obligation to use commercially reasonable efforts to develop and commercialize the products and services based on the licensed patents in the field of diagnostics. In the event we cease carrying out our business related to the agreement we must notify Max Planck and then both parties have the right to terminate the agreement with three months’ prior notice. Max Planck also has the right to terminate the agreement if we challenge one of the licensed patents; if we fail to cure a breach within 60 days of receiving notice of such breach; or if we fail to pay within 30 days of a notice requiring a payment. The agreement will terminate automatically upon filing of bankruptcy or insolvency proceedings by or against us, or upon the assignment of all or a substantial portion of our assets for the benefit of creditors.

54

License Agreement with Max Planck Innovation GmbH (Research)

In December 2006, we entered into a royalty-bearing, non-exclusive, worldwide license agreement with Max Planck. Under this agreement, we licensed from Max Planck the rights to its proprietary microRNAs for research purposes. The agreement covers microRNAs and microRNA candidates, including approximately 110 biologically validated human microRNAs, discovered by the researchers of the Max-Planck-Institute for Biophysical Chemistry in Goettingen. In consideration for this license, we have paid an initiation fee, and are required to pay a fixed annual license maintenance fee, royalties based on net sales and a percentage of our revenues from any sublicenses.

Max Planck is obligated to notify us of any more favorable license in the research field it grants for these microRNAs, in which event we shall have the right to adopt all material terms of such license. We have the right to enter into sublicense agreement, but only if the granted sublicense includes a license to microRNAs owned by us as well.

Max Planck is responsible, in its sole discretion, to apply for, seek issuance of, maintain and prosecute the licensed patent rights, and we have the right to comment on the documents to be filed with the patent office. We are obligated to indemnify Max Planck against any liabilities arising from any use by us, our affiliates, sublicensees and sales partners of the patent rights, the development and use of any product, process or service under the agreement, and the use by third parties of any products, processes or services sold by us. We are also required to maintain comprehensive insurance coverage.

The agreement terminates upon the later of the expiration or abandonment of the last patent to expire or become abandoned of the patent rights contemplated under the agreement, or, if no patent ever issues from the patent rights, ten years after the first commercial sale of the first licensed product, as contemplated under the agreement. Based on an estimate of the date of expiration of the last patent to expire, we estimate that we will pay a minimum of approximately $252,409 in aggregate annual license maintenance fees over the term of this agreement. We have the right to terminate the agreement with 60 days prior written notice. Max Planck also has the right to terminate the agreement if we fail to cure a breach within 60 days of receiving notice of such breach; or if we fail to pay within 30 days of a notice requiring a payment.

License Agreement with Johns Hopkins University

In August 2006, we signed a royalty-bearing, exclusive, worldwide license agreement with Johns Hopkins University. This agreement was amended and restated in August 2011. Under the restated agreement, we have licensed from Johns Hopkins the rights to its proprietary microRNAs for all fields and applications on a non-exclusive basis. The agreement covers approximately 130 biologically validated microRNAs. We also have the right to further sublicense these rights, provided that such sublicense includes a license to substantial intellectual property rights owned or co-owned by us and is consistent with the terms of our license agreement. In consideration for the restated license we paid an amendment fee, and are required to pay minimum annual royalties, royalties based on net sales and a percentage of our revenues from any sublicense. We are obligated to perform commercially reasonable diligent efforts in the development of products, including or using the licensed microRNAs.

Johns Hopkins is responsible for filing, prosecuting and maintaining the licensed patent rights, and we have the right to comment on and advise Johns Hopkins with respect to such matters. We are required to pay all expenses related to filing, prosecution and maintenance of the licensed patent rights; unless we provide Johns Hopkins notice that we elect not to do so. If we so elect, Johns Hopkins may file, prosecute or maintain such patent rights at its own expense and any license we have with respect to such patent rights shall terminate. We have the right but not the obligation to enforce the patent rights against infringement.

We are obligated to indemnify Johns Hopkins against any liabilities arising out of use by us, our affiliates or sublicensees of the licensed microRNAs. We are also obligated to establish and maintain product liability or other appropriate insurance prior to initial human testing or first commercial sale of any product incorporating the licensed microRNAs.

The agreement terminates with respect to each country in which a patent has issued upon the expiration of the last to expire patent covered by the terms of the agreement in such country. If no patents ever issue in a country but patent applications are filed in such country, the agreement will expire with respect to such country upon the cancellation, abandonment, withdrawal or disallowance of all claims under all patent applications in that country or at such time as there is no claim that has been pending in such country for less than six years from the date such claim was filed in a non-provisional patent application in that country. Based on an estimate of the date of expiration of the last patent to expire, we estimate that we will pay a minimum of approximately $320,000 in aggregate annual royalties over the term of the agreement. In addition, either party may terminate the agreement (1) upon the filing of bankruptcy or insolvency proceedings with respect to the other party or (2) if the other party is in material breach of the agreement and such breach is not cured within 30 days of notice. We also have the right to terminate the agreement for any reason upon 90-day notice.

55

Competition

Our industry is highly competitive and subject to rapid and significant technological change. All of the tests and products we are developing or may develop in the future, if approved, will compete against existing non-microRNA-based diagnostic tests and therapies. In addition, we believe a significant number of non-microRNA-based diagnostic tests and drug candidates are currently under development and may become available for the diseases we are targeting or may target. We face competition for our micro-RNA-based test and products from non-microRNA-based competing tests and products from companies such as Cancer Genetics, Inc., Biotheranostics, Inc., Foundation Medicine and Veracyte, Inc. that have developed or are developing diagnostic tests based on other non-microRNA technologies. We also face competition from other companies working to develop novel tests and products using technology that competes more directly with our microRNAs. We are aware of several other companies that are working to develop microRNA diagnostics and therapeutics, including Alnylam Pharmaceuticals, Inc., Asuragen Inc., HTG Molecular Diagnostics Inc., Interpace Diagnostics, Inc., QIAGEN N.V., Life Technologies Corporation, Ionis Pharmaceuticals, Inc. (formerly Isis Pharmaceuticals), Miragen Therapeutics, Inc., Merck & Co., Inc., Santaris Pharma A/S, Regulus Therapeutics Inc. and others. We are also aware of several other companies that provide tests and services that are competitive with those provided by our recently acquired PersonalizeDx business, including Cancer Genetics, Inc., NeoGenomics, Inc., Miraca Life Sciences, Inc., Bostwick Laboratories, Inc. and Healthtronics Inc.

We believe the key competitive factors affecting the commercial success of our potential tests and products will be:

•	the safety and effectiveness of our products;

•	the timing and scope of regulatory approvals, if required, for these tests and products;

•	the availability and cost of manufacturing, marketing and sales capabilities;

•	providing economic healthcare benefits, by either possibly directing better clinical treatment, or potentially reducing unnecessary surgical procedures;

•	reimbursement coverage; and

•	patent position.

Many of our potential competitors, either alone or with their collaborative partners, have substantially greater financial, technical and human resources than we do and significantly greater experience in the discovery and development of diagnostics and therapeutics, obtaining FDA and other regulatory approvals of tests and products and the commercialization of those tests and products. Accordingly, our competitors may be more successful than we may be in obtaining FDA approval and achieving widespread market acceptance. Our competitors’ tests or products may be more effective, or more effectively marketed and sold, than any test or product we may commercialize and may render our tests and products obsolete or non-competitive before we can recover the expenses of developing and commercializing them. We anticipate that we will face intense and increasing competition as advanced technologies become available.

Manufacturing

We currently intend to rely on contract manufacturers or our collaborative partners to produce materials for diagnostic tests and drug substances and drug products required for preclinical studies and clinical trials. We plan to continue to rely upon contract manufacturers and collaboration partners to manufacture commercial quantities of these materials for any marketed diagnostic or therapeutic.

Regulatory

Diagnostics

CLIA and Other Laboratory Licensure

Laboratories that perform testing on human specimens for the purpose of providing information for diagnosis, prevention or treatment of disease or assessment of health are subject to the Clinical Laboratory Improvement Amendments of 1988, or CLIA. This law imposes quality standards for laboratory testing to ensure the accuracy, reliability and timeliness of patient test results. The FDA is responsible for the categorization of commercially marketed IVD tests under CLIA into one of three categories based upon the potential risk to public health in reporting erroneous results. The categories were devised on the basis of the complexity of the test and include waived tests, tests of moderate complexity, and tests of high complexity. Laboratories performing moderate or high-complexity testing must meet the CLIA requirements for proficiency testing, patient test management, quality control, quality assurance and personnel.

56

Under CLIA, certified laboratories are required to hold a certificate applicable to the categories of testing they perform and to comply with standards covering, among other things, personnel, facilities administration, quality systems and proficiency testing. CLIA-certified laboratories are typically subject to survey and inspection every two years to assess compliance with program standards.

In addition to CLIA certification, laboratories offering clinical testing services are required to hold certain other federal, state and local licenses, certifications and permits. A clinical laboratory may be licensed by the state in which it is located, but not all states require licensure. California and Pennsylvania require state licensure, and our laboratories located in those states each hold the appropriate state license. In addition, some states (California, Florida, Maryland, New York, Pennsylvania, and Rhode Island) require any clinical laboratory that analyzes samples taken from residents of or physicians located in that state to also be licensed by it. Many CLIA-certified laboratories also seek accreditation by the College of American Pathologists, or CAP, and licensure by states that require that state specific licensure for a laboratory that intends to test clinical samples from residents of that state. The CAP Laboratory Accreditation Program is an internationally recognized program that utilizes teams of practicing laboratory professionals as inspectors, and accreditation by CAP can be used to meet the CLIA requirements.

Food and Drug Administration

Laboratory Developed Tests

Although the FDA has consistently stated that it has the authority to regulate clinical laboratory tests as medical devices, it generally exercised enforcement discretion in not otherwise regulating most tests such as ours that are designed, manufactured and used within the same high complexity CLIA-certified laboratory at which the test was performed. These tests are known as laboratory developed tests, or LDTs. In 2014, the FDA issued a draft guidance on the regulation of LDTs entitled, “Framework for Regulatory Oversight of Laboratory Developed Tests (LDTs)” and an accompanying draft guidance document, or Draft Guidance, entitled, “FDA Notification and Medical Device Reporting for Laboratory Developed Tests (LDTs).” However, in November 2016, the FDA announced that it would not release a final version of the Draft Guidance, and in January 2017, it published a discussion paper with its thoughts about elements of a possible future LDT regulatory framework. We cannot predict when or whether the FDA will issue a final guidance, but the FDA could still try to regulate LDTs in the absence of additional guidance.

If the FDA were to regulate LDTs as it does other types of in vitro diagnostic tests, the LDTs could be subject to premarket review which could necessitate obtaining (i) clearance of a 510(k); or (ii) approval a premarket approval application, or PMA.

Non-U.S. Regulations

In addition to regulations in the United States, we are subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our tests and products outside the United States. Whether or not we obtain FDA approval for a product, we must obtain the necessary approvals by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, the approval process, product licensing, pricing and reimbursement vary greatly from country to country.

HIPAA and Other Privacy and Security Laws

The Health Insurance Portability and Accountability Act of 1996, or HIPAA, established for the first time comprehensive United States protection for the privacy and security of health information. The HIPAA standards apply to three types of organizations, or “Covered Entities”: health plans, healthcare clearing houses, and healthcare providers which conduct certain healthcare transactions electronically. Covered Entities must have in place administrative, physical, and technical safeguards to guard against the misuse of protected health information. Specifically, Title II of HIPAA, the administrative Simplification Act, contains four provisions that address the privacy of health data, the security of health data, the standardization of identifying numbers used in the healthcare system and the standardization of data content, codes and formats used in healthcare transactions. The privacy regulations protect identifiable health information or “protected health information” by limiting its use and release and giving patients the right to access and amend their protected health information. The HIPAA security standards require the adoption of administrative, physical and technical safeguards and the adoption of written security policies and procedures. Additionally, some state laws impose privacy protections more stringent than HIPAA and many impose security standards and breach notification requirements that apply in addition to HIPAA. Most of the institutions and physicians from which we obtain biological specimens that we use in our research and validation work are Covered Entities that must comply with HIPAA standards, such as obtaining proper authorization and consent from their patients for the subsequent use of those samples and associated clinical information. We are a Covered Entity to the extent that our U.S. operations involve standard transactions conducted electronically (such as billing) in connection with clinical testing. Accordingly, we have implemented privacy and security policies and procedures consistent with HIPAA standards and taken other steps to comply.

57

In 2009, Congress enacted Subtitle D of the Health Information Technology for Economic and Clinical Health Act, or HITECH, provisions of the American Recovery and Reinvestment Act of 2009. Final HITECH regulations were published in January, 2013. HITECH amends HIPAA and, among other things, creates significant new regulatory compliance obligations for “business associates” or organizations that provide services to Covered Entities involving the use or disclosure of protected health information and downstream entities providing services to business associates. Additionally, HITECH expands and strengthens HIPAA enforcement, imposes new penalties for noncompliance and establishes new breach notification requirements for Covered Entities and business associates. Under HITECH’s new breach notification requirements, Covered Entities must, as soon as possible but not later than 60 days following discovery, notify each individual whose information has been or is reasonably believed to have been, accessed, acquired or disclosed as a result of a breach. Covered Entities must also report breaches to the U.S. Department of Health and Human Services, or HHS, and in some cases, publish information about the breach in local or prominent media outlets. Consequently, it is important that breaches of PHI are promptly detected and reported within the company, so that we can make all required notifications. Most states have adopted data security laws protecting the personal data of state residents. Personal data subject to protection typically includes an individual’s name coupled with social security number, state-issued identification number, or financial account number. Most states require specific, technical security measures for the protection of all personal data, including employee data, and impose their own breach notification requirements in the event of a loss of personal data. Many states have also adopted genetic testing and privacy laws. These laws typically require a specific, written consent for genetic testing as well as consent for the disclosure of genetic test results, and otherwise limit uses and disclosures of genetic testing results. A few states have adopted laws that give their residents property rights in their genetic information. State privacy and data security laws generally overlap and apply simultaneously with HIPAA. In the event of a data breach affecting individuals from more than one state, we must comply with all relevant state notification requirements as well as HIPAA and are subject to enforcement by all relevant state and federal authorities as well as fines and penalties imposed by each state.

We are currently subject to the HIPAA regulations and maintain an active program designed to address regulatory compliance issues. Regulations and guidance in this area are evolving so we must regularly evaluate and update our regulatory compliance measures to remain in compliance with the law. We are subject to audit by federal authorities and subject to prosecution or administrative enforcement and increased civil and criminal penalties for non-compliance, including monetary penalties. We are also subject to enforcement by state attorneys general who were given authority to enforce HIPAA under HITECH and who also enforce state data security laws.

Our activities must also comply with other applicable privacy laws. For example, there are international privacy laws that impose restrictions on the access, use, and disclosure of health and other personal information. Non-U.S. privacy protection requirements, such as the European Union’s Data Protection Directive governing the processing of personal data, may be stricter than U.S. law and violations could result in claims for damages, fines, or orders to stop or change the processing of the personal data. The European Union’s final draft General Data Protection Regulation, which is likely to be formally adopted, imposes extensive new legal obligations and substantially increases the risk of fines, with upper limits based on a corporate group’s global turnover. Privacy and data security laws, including those relating to health information, are complex, overlapping and rapidly evolving. All of these laws may impact our business. Our failure to comply with these privacy laws or significant changes in the laws restricting our ability to obtain tissue samples and associated patient information or to conduct clinical testing could significantly impact our business and our future business plans.

Compliance with Fraud and Abuse Laws

We have to comply with various U.S. federal and state laws, rules and regulations pertaining to healthcare fraud and abuse, including anti-kickback and physician self-referral laws, rules and regulations. Violations of the fraud and abuse laws are punishable by criminal and civil sanctions, including, in some instances, exclusion from participation in federal and state healthcare programs, including Medicare and Medicaid.

58

Anti-Kickback Statute

The federal Anti-Kickback Statute prohibits persons from knowingly or willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce:

•	the referral of an individual for a service or product for which payment may be made by Medicare, Medicaid or other federal healthcare program; or

•	purchasing, ordering, arranging for, or recommending the ordering of, any service or product for which payment may be made by a federal healthcare program.

The definition of “remuneration” has been broadly interpreted to include anything of value, including such items as gifts, certain discounts, waiver of payments, and providing anything at less than its fair market value. In addition, several courts have interpreted the law to mean that if “one purpose” of an arrangement is intended to induce referrals, the statute is violated.

The Anti-Kickback Statute is broad and prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Recognizing that the Anti-Kickback Statute is broad and may technically prohibit many innocuous or beneficial arrangements, the Office of Inspector General for the Department of Health and Human Services, or OIG, has issued regulations, commonly known as “safe harbors.” These safe harbors set forth certain requirements that, if fully met, will assure healthcare providers, including clinical laboratories, that they will not be prosecuted under the Anti-Kickback Statute. Although full compliance with these safe harbor provisions ensures against prosecution under the Anti-Kickback Statute, full compliance is often difficult and the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the Anti-Kickback Statute will be pursued. However, conduct and business arrangements that do not fully satisfy each applicable safe harbor may result in increased scrutiny by government enforcement authorities such as the OIG.

The statutory penalties for violating the Anti-Kickback Statute include imprisonment for up to five years and criminal fines of up to $25,000 per violation. In addition, through application of other laws, conduct that violates the Anti-Kickback Statute can also give rise to False Claims Act lawsuits, civil monetary penalties and possible exclusion from Medicare and Medicaid and other federal healthcare programs.

Although the federal Anti-Kickback Statute applies only to federal health care programs, a number of states in which we operate have their own kickback laws. Often, these laws closely follow the language of the federal law, although they do not always have the same scope, exceptions, safe harbors or sanctions. In some states, these anti-kickback laws apply not only to payment made by a state or federal health care program but also by other payors, including commercial insurance companies.

Physician Self-Referral Laws

The federal ban on physician self-referrals, commonly known as the “Stark Law,” prohibits, subject to certain exceptions, a physician from referring Medicare and Medicaid patients to an entity providing certain “designated health services” for which payment would otherwise be made by Medicare if the physician or an immediate family member of the physician has any financial relationship with the entity. The Stark Law also prohibits the entity receiving the referral from billing Medicare for any good or service furnished pursuant to an unlawful referral, and any person collecting any amounts in connection with an unlawful referral is obligated to refund such amounts. A person who engages in a scheme to circumvent the Stark Law’s referral prohibition may be fined up to $100,000 for each such arrangement or scheme. The penalties for violating the Stark Law also include civil monetary penalties of up to $15,000 per service and possible exclusion from federal healthcare programs. In addition, through application of other laws, conduct that violates the Stark Law can also give rise to False Claims Act lawsuits.

Many states have their own self-referral laws. Often, these laws closely follow the language of the federal law, although they do not always have the same scope, exceptions, safe harbors or sanctions. In some states these anti-referral laws apply not only to payment made by a federal health care program but also with respect to other payors, including commercial insurance companies. In addition, some state laws require physicians to disclose any financial interest they may have with a healthcare provider to their patients when referring patients to that provider even if the referral itself is not prohibited.

The False Claims Act and Other Fraud and Abuse Laws

The federal False Claims Act, or FCA, prohibits any person from knowingly presenting, or causing to be presented, a false claim or knowingly making, or causing to be made, a false statement to obtain payment from the federal government. Those found in violation of the FCA can be subject to fines and penalties of three times the damages sustained by the government, plus mandatory civil penalties of between $5,500 and $11,000 for each separate false claim. Actions filed under the FCA can be brought by any individual with the requisite level of knowledge on behalf of the government, a “qui tam” action, and such individual, known as a “relator” or, more commonly, as a “whistleblower,” may share in any amounts paid by the entity to the government in damages and penalties or by way of settlement. In addition, certain states have enacted laws modeled after the FCA, and this legislative activity is expected to increase. Qui tam actions have increased significantly in recent years, causing greater numbers of healthcare companies, including clinical laboratories, to defend false claim actions, pay damages and penalties or be excluded from Medicare, Medicaid or other federal or state healthcare programs as a result of investigations arising out of such actions.

59

The OIG also has authority to bring administrative actions to impose civil monetary penalties or exclusion from the Medicare, Medicaid and other federal health care programs. The federal Civil Monetary Penalties Law, or the CMP Law, prohibits, among other things (1) the offering or transfer of remuneration to a Medicare or state health care program beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state health care program, unless an exception applies; (2) employing or contracting with an individual or entity that the provider knows or should know is excluded from participation in a federal health care program; (3) billing for services requested by an unlicensed physician or an excluded provider; and (4) billing for medically unnecessary services. The penalties for violating the CMP Law include exclusion, substantial fines, and payment of up to three times the amount billed, depending on the nature of the offense.

Federal Prohibitions on Health Care Fraud and False Statements Related to Health Care Matters

The administrative simplification provisions of the Health Insurance Portability and Accountability Act, or HIPAA, created new federal crimes: health care fraud, false statements relating to health care matters, theft or embezzlement in connection with a health benefit program and obstruction of criminal investigation of health care offenses. The health care fraud statute prohibits knowingly and willfully executing a scheme to defraud any health care benefit program, including a private insurer. The false statements statute prohibits knowingly and willfully falsifying, concealing, or covering up a material fact or making any materially false, fictitious, or fraudulent statement in connection with the delivery of or payment for health care benefits, items, or services. The theft or embezzlement statute prohibits knowingly and willfully embezzling, stealing or otherwise converting or misapplying the money or property of a health care benefit program. The obstruction of criminal investigations of health care offenses statute prohibits willfully preventing, obstructing, misleading or delaying the communication of information and records relating to a violation of a federal health care offense to a criminal investigator. A violation of any of these laws is a felony and may result in fines, imprisonment, or exclusion from the federal health care programs.

Reimbursement

United States

Recent and future changes to policies and pricing from the MolDx molecular diagnostics program utilized by Noridian Healthcare Solutions, our Medicare Administrative Carrier, could have positive or negative effects on our Medicare billing. This relates primarily to our high complexity laboratory in Lake Forest, California which is under Noridian and MolDx jurisdiction. MolDx changes to FISH coding and reimbursement over the past three years is indicative of the MolDx impact. In 2013, MolDx reduced FISH reimbursement in an attempt to reduce overutilization causing substantial losses for many laboratories. In 2016, MolDx revised pricing for FISH upward after implementing better utilization controls in the form of revised code and billing guidance.

In the United States, payments for diagnostic tests come from several sources, including third-party payors such as insurance companies and health maintenance organizations; government health programs such as Medicare and Medicaid; patients; and, in certain circumstances, hospitals or referring laboratories (who then bill health third-party payors for testing).

Reimbursement of our tests by third-party payors is essential to our commercial success. Where there is a payor coverage policy, contract, or agreement in place, we bill the third party payor, the hospital, or referring laboratory as well as the patient (for deductibles and coinsurance or copayments, where applicable) in accordance with established policy, contract, or agreement terms. Where there is no payor policy in place, we pursue third party reimbursement on behalf of each patient on a case-by-case basis. Our efforts on behalf of these patients take a substantial amount of time and expense, and bills may not be paid for many months, if at all. Furthermore, if a third-party payor denies coverage after final appeal, it may take a substantial amount of time to collect from the patient, if we are able to collect at all.

Code Assignment. In the United States, a third-party payor’s decisions regarding coverage and payment are driven, in large part, by the specific Current Procedural Terminology, or CPT, code used to identify a test. The American Medical Association, or AMA, publishes the CPT, which is a listing of descriptive terms and identifying codes for reporting medical services and procedures. The purpose of the CPT is to provide a uniform language that accurately describes medical, surgical, and diagnostic services and therefore to ensure reliable nationwide communication among healthcare providers, patients, and third-party payors.

A manufacturer of in vitro diagnostic kits or a provider of laboratory services may request establishment of a Category I CPT code for a new product. Assignment of a specific CPT code ensures routine processing and payment for a diagnostic test by both private and government third-party payors.

60

The AMA has specific procedures for establishing a new CPT code and, if appropriate, for modifying existing nomenclature to incorporate a new test into an existing code. If the AMA concludes that a new code or modification of nomenclature is unnecessary, the AMA will inform the requestor how to use one or more existing codes to report the test.

While the AMA’s decision is pending, billing and collection may be sought under one or more existing, non-specific CPT codes. A clinical laboratory may decide not to request assignment of a CPT code and instead use an existing, non-specific code for reimbursement purposes. However, use of such codes may result in more frequent denials and/or requests for supporting clinical documentation from the third-party payor and in lower reimbursement rates, which may vary based on geographical location.

Coverage Decisions. When deciding whether to cover a particular diagnostic test, private and government third-party payors generally consider whether the test is a covered benefit and, if so, whether it is reasonable and necessary for the diagnosis or treatment of illness and injury. Most third-party payors do not cover experimental services. Coverage determinations often are influenced by current standards of practice and clinical data, particularly at the local level. The Centers for Medicare & Medicaid Services, or CMS, which is the government agency responsible for overseeing the Medicare program, has the authority to make coverage determinations on a national basis, but most Medicare coverage decisions are made at the local level by contractors that administer the Medicare program in specified geographic areas. Private and government third-party payors have separate processes for making coverage determinations, and private third-party payors may or may not follow Medicare’s coverage decisions. If a third-party payor has a coverage determination in place for a particular diagnostic test, billing for that test must comply with the established policy. Otherwise, the third-party payor makes reimbursement decisions on a case-by-case basis.

Payment. Payment for covered diagnostic tests is determined based on various methodologies, including prospective payment systems and fee schedules. In addition, private third-party payors may negotiate contractual rates with participating providers or set rates as a percentage of the billed charge. Payment for diagnostic tests furnished to Medicare Part B beneficiaries is made based on the Clinical Laboratory Fee Schedule (“CLFS”), under which a payment amount is assigned to each covered CPT code. The law technically requires fee schedule amounts to be adjusted annually by the percentage increase in the consumer price index, or CPI, for the prior year, but Congress has frozen payment rates in certain years. For clinical laboratory services furnished through December 31, 2017, the ceiling for established tests is set at 74% of the median of all contractor fee schedule amounts for a particular test for which the national limitation amount (“NLA”) was established before January 1, 2001. The NLA is 100% of the median for diagnostic tests for which no limitation amount was established prior to 2001. Medicaid programs generally pay for diagnostic tests based on a fee schedule, but reimbursement varies by state.

On April 1, 2014, President Obama signed into law the Protecting Access to Medicare Act (“PAMA”), which established a new method for setting rates paid pursuant to the CLFS. PAMA requires laboratories that receive the majority of their Medicare revenues from payments made under the CLFS or Medicare’s Physician Fee Schedule to report, beginning January 1, 2016, private payer payment rates and volumes for their tests. Under a proposed rule ruled published by CMS on September 25, 2015, CMS proposed to limit reporting to laboratories that receive at least $50,000 in Medicare revenues from laboratory services. CMS has yet to finalize the proposed rule. CMS will use the rates and volumes reported by laboratories to develop Medicare payment rates for the tests equal to the volume-weighted median of the private payer payment rates for the tests. Rates for “advanced diagnostic laboratory tests” will be reported annually; rates for other diagnostic tests will be reported every three years. Laboratories that fail to report the required payment information may be subject to substantial civil money penalties.

The final PAMA ruling was issued June 17, 2016, indicating that data for reporting for the new PAMA process will begin in 2017 and the new market based rates will take effect January 1, 2018. We believe that the final PAMA regulations are generally favorable for us. The private payer rate will be calculated based on claims whose adjudication is final and will include patient deductible and co-insurance amounts. Additionally, we believe our tests, once covered, would be considered ADLTs and that we can determine when to seek ADLT status. We cannot assure you that reimbursement rates under the final regulations for tests like ours will not be adversely affected.

For the first three years, payment rate reductions are limited to ten (10) percent per year, and to fifteen (15) percent the following three years. The phased-in payment amount limit per year for existing tests paid under the CLFS prior to January 1, 2018 will be applied using the 2017 NLA for the existing test as the baseline payment amount. To determine the application of the phased-in payment reduction limit for a test, the weighted median private payor rate calculated for calendar year 2018 will be compared to the calendar year 2017 NLA.

Diagnostic tests furnished to Medicare inpatients generally are included in the bundled payment made to the hospital under Medicare Part A’s Inpatient Prospective Payment System. Further, in 2014, CMS began to bundle payment for clinical laboratory tests together with other services performed during hospital outpatient visits under the Hospital Outpatient Prospective Payment System. While CMS exempted molecular diagnostic tests from this packaging provision, it is possible that CMS could propose to bundle payment for such tests in the future. Our tests are generally not paid in the hospital outpatient setting, and insofar as they are paid in that setting they likely would be considered molecular tests if billed under specific procedure codes, but it is possible that payment for our tests could be bundled if furnished in a hospital outpatient setting in the future.

61

Under current Medicare billing rules, the bundled payment for inpatient services includes clinical laboratory testing performed for a Medicare beneficiary who was a hospital inpatient at the time the tumor tissue sample was obtained and whose testing was ordered less than 14 days after discharge. Medicare billing rules also require hospitals to bill for our testing if it is ordered for a hospital outpatient under the same circumstances. Accordingly, we must bill hospitals for such testing.

On several occasions Congress has considered various cost reduction alternatives, including imposing a 20% co-insurance amount on clinical laboratory services (which would require beneficiaries to pay a portion of the cost of their clinical laboratory testing). Although these changes have not been enacted at this time, Congress could decide to impose these or other fee reductions or taxes at some point in the future. If so, these additional coinsurance payments for our tests could be difficult to collect and any new fee reductions or taxes would impact our revenues.

Finally, state Medicaid agencies may assign a reimbursement rate equal to or less than the prevailing Medicare rate, often times determined by state law (e.g., a percentage of the Medicare reimbursement rate).

European Union

In the European Union the reimbursement mechanisms used by third party payors vary by country. For the public systems reimbursement is determined by guidelines established by the legislator or responsible national authority. As elsewhere, inclusion in reimbursement catalogues focuses on the medical usefulness, need, quality and economic benefits to patients and the healthcare system. Acceptance for reimbursement comes with cost, use and often volume restrictions, which again can vary by country.

Organizational Structure

Rosetta Genomics Ltd. is organized under the laws of the State of Israel and has a direct wholly owned subsidiary, Rosetta Genomics Inc., which is a Delaware corporation. Rosetta Genomics Ltd. also has two indirect wholly owned subsidiaries, Minuet Diagnostics, Inc., a Delaware corporation (which is wholly owned by Rosetta Genomics Inc.), and CynoGen, Inc., a Delaware corporation (which is wholly owned by Minuet Diagnostics, Inc.).

Property, Plants and Equipment

We currently rent approximately 6,437 square feet of office and laboratory space in Rehovot, Israel, under a lease that expires in October 2017. Our wholly-owned subsidiary, Rosetta Genomics Inc., rents approximately 3,651 square feet of office space in Princeton, New Jersey under a lease that expires in September 30, 2018. The Princeton, New Jersey premises have been sub-leased under an agreement that expires on September 29, 2018. In addition, Rosetta Genomics, Inc., rents approximately 7,349 square feet of laboratory space in Philadelphia, Pennsylvania under a lease that expires in December 2018. Rosetta Genomics, Inc.’s wholly-owned subsidiary, Cynogen, Inc., rents approximately 28,700 square feet of laboratory and office space in Lake Forest, California under a lease that expires in November 2018. If our business grows we may need additional space, but expect that alternate facilities will be available on reasonable terms as and when needed.

62

DIRECTORS AND SENIOR MANAGEMENT

The following table sets forth information regarding our corporate and executive officers and directors as of May 8, 2017:

Name	Age	Position
Kenneth A. Berlin	52	Chief Executive Officer and President
Ron Kalfus	42	Chief Financial Officer
Eti Meiri, Ph.D.	48	Vice President, Research
Sigal Russo-Gueta	39	Senior Director Of Finance
Brian Markison(3)	57	Chairman of the Board of Directors
Roy N. Davis(4)	70	Director
Joshua Rosensweig, Ph.D.(2,3)	64	Director
Dr. David Sidransky, M.D.(1,4)	56	Director
Gerald Dogon (1,2)	77	Director
Tali Yaron-Eldar (1,2)	53	Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Corporate Governance Committee
(4)	Member of our research and development Committee

Kenneth A. Berlin joined us in November 2009 as our President and Chief Executive Officer. He was later appointed by our shareholders in December 2009 as a member of our board of directors, and resigned as a director in March 2011. Prior to joining us, Mr. Berlin, served as Worldwide General Manager at cellular and molecular cancer diagnostics developer Veridex, LLC, a Johnson & Johnson company. Under his leadership the organization grew to over 100 employees, and he spearheaded the launch of three cancer diagnostic products, the acquisition of its cellular diagnostics partner, and delivered significant growth in sales as Veridex transitioned from a research and development entity to a commercial provider of oncology diagnostic products and services. During Mr. Berlin’s tenure, Veridex received numerous awards including recognition from the Cleveland Clinic and Prix Galien for the use of its innovative CellSearch® technology in the fight against cancer. Mr. Berlin joined Johnson & Johnson in 1994 and served as corporate counsel for six years. He then held positions of increasing responsibility within Johnson & Johnson and a number of its subsidiary companies. From 2001 until 2004, he served as Vice President, licensing and new business development in the pharmaceuticals group, and from 2004 until 2007 was Worldwide Vice President, franchise development, Ortho-Clinical Diagnostics. Mr. Berlin holds an A.B. degree from Princeton University and a J.D. from the University of California, Los Angeles School of Law.

Ron Kalfus joined us in May 2012 as our Chief Financial Officer. Prior to joining Rosetta, Mr. Kalfus served as the Chief Financial Officer and Treasurer of MabCure Inc., a publicly-traded biotechnology startup company in the field of early cancer detection using antibodies, from 2008 to 2012. From 2003 to 2007, Mr. Kalfus held various positions with Toys “R” Us, Inc., being responsible for the company’s financial reporting to the Securities and Exchange Commission and being responsible for the Toys “R” Us division’s annual budget. Prior to joining Toys “R” Us, Inc., Mr. Kalfus worked as an auditor for two large public accounting firms, specializing in audits of medium-sized enterprises as well as public companies. Mr. Kalfus holds an M.Sc. in Accounting from Fairleigh Dickinson University and a B.B.A. in Finance from the University of Georgia, and is a Certified Public Accountant licensed in New Jersey.

Eti Meiri, Ph.D. has served as our Vice President, Research since May 2012. She previously served as our Senior Scientist, Molecular Biology since 2003. Her contributions included the development of our microRNA array platform as well as the development of RNA extraction protocols suitable for microRNA extraction from clinical samples. Prior to joining us, from 2001 to 2002, Dr. Meiri served as Senior Scientist in ViroGene Ltd. She is the author of 20 papers published in peer reviewed journals. Dr. Meiri earned her Ph.D. from the Department of Plant Sciences in the Weizmann Institute of Science in Rehovot, her M.Sc. from The Hebrew University of Jerusalem, and her B.Sc. from the faculty of life sciences, in Tel Aviv University.

Sigal Russo-Gueta joined us in September 2008 as our controller. Prior to joining Rosetta, Ms. Russo worked as an audit manager at Ernst & Young in Israel, specializing in audits of companies from various fields, both publicly traded and privately owned American and Israeli entities, from 2004 to 2008. Ms. Russo holds a B.A. in economics and accounting, from the Ruppin Academic College, and is a Certified Public Accountant licensed in Israel.

63

Brian Markison has served as a member of our board of directors since March 2011. Mr. Markison was appointed by our board of directors to fill the vacancy created by the resignation of Mr. Berlin. Mr. Markison’s appointment was approved by the general meeting dated July 6, 2011. Mr. Markison was appointed as chairman of the board on April 12, 2011. Mr. Markison has been a healthcare industry executive at Avista Capital Partners since September 2012, prior to which he served as President, Chief Executive Officer and a member of the Board of Directors of Fougera Pharmaceuticals Inc., from July 2011, until it was sold to the generics division of Novartis in July 2012. Previously, he had been with King Pharmaceuticals since 2004 and led the company through its acquisition by Pfizer for $3.6 billion in 2010. Previously Mr. Markison was with Bristol-Myers Squibb from 1982 to 2004, where he served in various commercial and executive positions rising from an oncology sales representative to become President, BMS Oncology/Virology and Oncology Therapeutics Network. Mr. Markison serves on the board of directors of Immunomedics, Inc., Lantheus Medical Imaging and Alere Inc, and is the Chairman and Chief Executive Officer of Osmotica Pharmaceuticals, Mr. Markison received a B.S. from Iona College in New Rochelle, New York and serves as a Trustee for The College of New Jersey.

Roy N. Davis has served as a member of our board of directors since June 2012. Mr. Davis joined Johnson & Johnson (J&J) in 1984, where he moved through leadership positions of increasing responsibility in the organization in the U.S., Europe and Asia for 27 years prior to his retirement in January 2012. Most recently, from January 2008 through January 2012 Mr. Davis was President, J&J Development Corporation, J&J’s wholly owned venture group, and Vice President of Corporate Development for all of J&J. In these roles Mr. Davis was responsible for acquisition and licensing in areas outside of current J&J business sectors, venture capital investing on behalf of J&J and management of J&J’s wholly owned ventures. These efforts focused on developing new companies for J&J that offer transformational health care solutions. From 2003 to 2007, Mr. Davis held the positions of Company Group Chairman, J&J and Worldwide Franchise Chairman, Ortho Clinical Diagnostics with responsibilities for Ortho Clinical Diagnostics, Inc., Veridex LLC and Therakos, Inc. Mr. Davis received a Bachelor of Science from the State University of New York and a Master of Science from Rensselaer Polytechnic Institute. He served as a member of the Innovations Advisory Board for the Cleveland Clinic during 2008-2014 and is currently a member of the Advisory Board for the Wake Forest Institute for Regenerative Medicine and in March 2012 was named to the Board of Directors of Innosight, an innovation consulting firm.

Joshua Rosensweig has served as a member of our board of directors since May 2004. Since November 2010, he has served as a member of the board of directors of Bezeq Israel Telecommunication Corp. Ltd. (Israel’s leading communications group) and of Alrov Real Estate and Hotels Ltd., a publicly-traded property development company. From September 2003 to September 2006, Dr. Rosensweig served as the Chairman of the Board of Directors of the First International Bank of Israel. From 1998 to July 2005, Dr. Rosensweig was a senior partner at Gornitzky and Co., a law firm where he specialized in international transactions and taxation. Dr. Rosensweig lectured at Bar-Ilan University, Law School from 1980 to 1995 and at Tel Aviv University, School of Business from 1983 to 1995. Dr. Rosensweig received his J.S.D. (International Taxation), and LL.M. (Taxation) from New York University Law School. Dr. Rosensweig is currently a partner at the law firm of Rosensweig & Aviram, Attorneys.

David Sidransky, M.D., has served as a member of our board of directors since December 22, 2009. Dr. Sidransky is a renowned oncologist and research scientist named and profiled by TIME magazine in 2001 as one of the top physicians and scientists in America, recognized for his work with early detection of cancer. He serves as the Director of the Head and Neck Cancer Research Program at the Sidney Kimmel Comprehensive Cancer Center at Johns Hopkins University. He is a Professor of Oncology, Otolaryngology, Cellular & Molecular Medicine, Urology, Genetics, and Pathology at John Hopkins University and Hospital. Dr. Sidransky has written over 500 peer-reviewed publications, and has contributed to more than 65 cancer reviews and chapters. Dr. Sidransky is a founder of a number of biotechnology companies and holds numerous biotechnology patents. He has been the recipient of many awards and honors, including the 1997 Sarstedt International prize from the German Society of Clinical Chemistry, 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians and the 2004 Hinda Rosenthal Award presented by the American Association of Cancer Research. Dr. Sidransky has served as Vice Chairman of the Board of Directors of ImClone. He is Chairman of the Board of Champions Oncology, Advaxis, and Tamir Biotechnology and is on the Board of Directors of Galmed, Celsus, and Orgenesis. He is serving and has served on scientific advisory boards of corporations and institutions, including Amgen, MedImmune, Roche and Veridex, LLC (a Johnson & Johnson diagnostic company), among others. In Addition, Dr. Sidransky served as Director of American Association for Cancer Research from 2005 to 2008. Dr. Sidransky received his B.A. from Brandeis University and his M.D. from the Baylor College of Medicine.

Gerald Dogon has served as a member of our board of directors since February 2007. From December 2004 to December 2006, Mr. Dogon served as a director and a member of the audit, investment and nomination committees of Scailex Corporation (previously Scitex Corporation). From October 2005 until it was acquired by PMC-Sierra, Inc. in May 2006, he served as a member of the board of directors of Passave, Inc., a semiconductor company. From 1999 to 2000, he served as a director and as chairman of the audit committee of Nogatech, Inc. Mr. Dogon has also served as a member of the board of directors of Fundtech Ltd. and was a member of its audit and nominating committees. From 1994 to 1998, Mr. Dogon served as Executive Vice President and Chief Financial Officer of DSPC Inc., and in addition, from November 1997 until December 1999, as a member of its board of directors. Mr. Dogon holds a B.Comm. in Economics from the University of Cape Town.

Tali Yaron-Eldar has served as a member of our board of directors since February 2007. From January 2013, Ms. Yaron-Eldar has served as a partner and founder of Yetax law offices. Between March 2007 and December 2012, Ms. Yaron-Eldar had been a partner with the law firm of Tadmor & Co. From January 2004 to March 2007, she was a partner at the law firm of Cohen, Yaron-Eldar & Co. From January 2004 to January 2008, Ms. Yaron-Eldar served as the Chief Executive Officer of Arazim Investment Company. She has also served in a variety of public positions, including as the Chief Legal Advisor of the Customs and V.A.T department of the Finance Ministry of the State of Israel from 1998 to 2001 and as the Commissioner of Income Tax and Real Property Tax Authority of the State of Israel from 2002 to 2004. Ms. Yaron-Eldar holds an M.B.A. specializing in finance and an LL.M. from Tel Aviv University and is a member of the Israeli Bar Association.

64

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Major Shareholders

Based on a review of required SEC filings, we are not aware of any person or entity that is the beneficial owner of more than 5% of our outstanding Ordinary Shares.

Our Ordinary Shares are traded on the NASDAQ Capital Market in the United States. A significant portion of our shares are held in street name, therefore we generally have no way of determining who our shareholders are, their geographical location or how many shares a particular shareholder owns.

Control of Registrant

To our knowledge, we are not directly or indirectly owned or controlled by another corporation, by any foreign government, or by any other natural or legal person. As of March 1, 2017, our officers and directors as a group beneficially owned 3.50% of our outstanding Ordinary Shares.

Related Party Transactions

Other than as disclosed in this prospectus, since January 1, 2014, we have not entered into any related party transactions.

Exemption, Indemnification and Insurance

Our Articles permit us to exempt from liability, indemnify and insure our directors and officers to the fullest extent permitted by the Companies Law. An undertaking provided in advance by an Israeli company to indemnify an office holder with respect to a financial liability imposed on or incurred by him or her in favor of another person pursuant to a judgment, settlement or arbitrator’s award approved by a court must be limited to events which in the opinion of the board of directors can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria. In addition, a company may indemnify an office holder against the following liabilities incurred for acts performed as an office holder:

•	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) either (A) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, (B) if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or with respect to monetary sanction; and

•	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or criminal proceedings in which the office holder was convicted in an offense that does not require proof of criminal intent.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder:

•	a breach of duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of duty of care to the company or to a third party; and

•	a financial liability imposed on the office holder in favor of a third party.

An Israeli company may not indemnify or insure an office holder against any of the following:

•	a breach of duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

65

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine, monetary sanction, forfeit or penalty levied against the office holder.

As of the effective date of Amendment no. 20 to the Companies Law, exemption of liability, indemnification and insurance of office holders are included in the definition of “terms of office and of employment” and as such they should be in accordance with the compensation policy and approved (subject to certain exceptions) by the compensation committee and the board of directors, and with respect to the CEO, directors and controlling shareholders and their relatives, also by the general meeting of shareholders, with a special majority in case of the CEO or controlling shareholders and their relatives.

Our directors and officers are currently covered by a directors’ and officers’ liability policy and our legal department is currently covered by a legal professional liability policy as well. We have also resolved to provide directors and certain other office holders with indemnification from any liability for damages caused as a result of a breach of duty of care and to provide such directors and other office holders with an exemption, to the fullest extent permitted by law, all in accordance with and pursuant to the terms set forth in our standard indemnification undertaking.

66

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of May 5, 2017, the number of our Ordinary Shares beneficially owned by (i) each of our directors and corporate and executive officers and (ii) our current directors and corporate and executive officers as a group. The information in this table is based on 2,588,086 Ordinary Shares outstanding as of May 5, 2017. We do not believe there is any person or group of affiliated persons that beneficially own more than 5% of our outstanding Ordinary Shares. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Ordinary shares that are subject to convertible securities, warrants or options that are currently convertible or exercisable or convertible or exercisable within 60 days of May 5, 2017 are deemed to be outstanding and beneficially owned by the person holding the convertible securities, warrants or options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned Before Offering	Percentage of Shares Beneficially Owned After Offering
Kenneth A. Berlin(1)	37,315	1.44%
Ron Kalfus(2)	2,207	*
Eti Meiri(3)	2,001	*
Sigal Russo-Gueta(4)	961	*
Brian Markison(5)	8,752	*
Roy N. Davis(6)	2,834	*
Joshua Rosensweig(7)	3,028	*
Dr. David Sidransky(8)	3,540	*
Gerald Dogon(9)	2,417	*
Tali Yaron-Eldar(10)	2,417	*
Total directors and executive officers as a group (10 persons)	65,472	2.53%

* Less than 1%

(1)	Consists of (i) 91 Ordinary Shares, which were granted to Mr. Berlin upon the start of his employment with us, 824 shares, which were granted as RSUs and converted to shares in 2013, and 506 shares which were granted as RSUs in 2014 and converted to shares in 2015 and 2016(ii) options currently exercisable or exercisable within 60 days of March 1, 2017 to purchase 695 Ordinary Shares (which have an exercise price of $1,476 per share and expire in November 2019), 696 Ordinary Shares (which have an exercise price of $352.8 per share and expire in November 2019), 556 Ordinary Shares (which have an exercise price of $81 per share and expire in November 2021), 8,000 Ordinary Shares (which have an exercise price of $64.44 per share and expire in October 2022), 13,003 Ordinary Shares (which have an exercise price of $40.92 per share and expire in August 2023) , 4,688 Ordinary Shares (which have an exercise price of $33.48 per share and expire in November 2024) and 6,303 Ordinary Shares (which have an exercise price of $13.92 per share and expire in December 2022). Does not include the following options that become exercisable after April 30, 2017: (i) 1,858 Ordinary Shares (which have an exercise price of $40.92 per share and expire in August 2023) (ii) 3,646 Ordinary Shares (which have an exercise price of $33.48 per share and expire in November 2024) (iii) 12,032 Ordinary Shares (which have an exercise price of $13.92 per share and expire in December 2022), (iv) 834 RSUs (which will vest in equal instalments annually over a period of four years and complete convert to shares in November 2018).

(2)	Consists of (i) 250 shares, which were granted as RSUs and converted to shares in 2013, and 250 shares, which were granted as RSUs and converted to shares in 2015 and (ii) options currently exercisable or exercisable within 60 days of March 1, 2017 to purchase 834 Ordinary Shares (which have an exercise price of $64.44 per share and expire in October 2022), and 352 Ordinary Shares (which have an exercise price of $30.84 per share and expire in December 2024), and 521 Ordinary Shares (which have an exercise price of $10.08 and expire on February 2026). Does not include the following options that become exercisable after April 30, 2017: (i) options to purchase 274 shares (which have an exercise price of $30.84 per share and expire in December 2024), and options to purchase 1,563 shares (which have an exercise price of $10.08 per share and expire in February 2026), and options to purchase 13,125 shares (which have an exercise price of $6.72 per share and expire in December 2027).

(3)	Consists of (i) 282 shares which were granted as RSUs and converted to shares in the years 2014 and 2015 (ii) 2 shares, which were granted as options and converted to shares in 2014 and (iii) options currently exercisable or exercisable within 60 days of March 1, 2017 to purchase 3 Ordinary Shares (which have an exercise price of $2,995.20 per share and expire in June 2018), 7 Ordinary Shares (which have an exercise price of $1,008 per share and expire in October 2020), 834 shares (which have an exercise price of $64.44 per share and expire in October 2022), 352 Ordinary Shares (which have an exercise price of $30.84 per share and expire in December 2024), and 521 Ordinary Shares (which have an exercise price of $10.08 per share and expire in February 2026). Does not include the following options that become exercisable after April 30, 2017: (i) options to purchase 274 shares (which have an exercise price of $30.84 per share and expire in December 2024) and (ii) 1,563 shares (which have an exercise price of $10.08 per share and expire in October 2026), and (iii) 219 RSUs (which will vest in equal installment quarterly over a period of 4 years and complete convert to shares in October 2018).

(4)	Consists of (i) 250 shares, which were granted as RSUs and converted to shares in 2015 and (ii) options currently exercisable or exercisable within 60 days of March 1, 2017 to purchase 9 Ordinary Shares (which have an exercise price of $1,605.60 per share and expire in March 2019), 417 Ordinary Shares (which have an exercise price of $51.24 per share and expire in December 2022), and 118 Ordinary Shares (which have an exercise price of $30.84 per share and expire in December 2024), and 167 Ordinary Shares (which have an exercise price of $10.08 per share and expire in February 2026). Does not include the following options that become exercisable after April 30, 2017: (i) options to purchase 92 shares (which have an exercise price of $30.84 per share and expire in December 2024), and (ii) options to purchase 500 shares (which have an exercise price of $10.08 per share and expire in February 2026).

67

(5)	Consists of (i) 1,668 shares, which were granted as RSUs and converted to shares in the years 2013 and 2014 and (ii) options currently exercisable or exercisable within 60 days of March 1, 2017 to purchase 417 Ordinary Shares (which have an exercise price of $194.4 per share and expire in July 2021), 4,000 Ordinary Shares (which have an exercise price of $64.44 per share and expire in October 2019), and 2,667 Ordinary Shares (which have an exercise price of $33.24 per share and expire in November 2021). Does not include the following options that become exercisable after April 30, 2017: 1,334 Ordinary Shares (which have an exercise price of $33.24 per share and expire in November 2021).

(6)	Consists of (i) 834 shares, which were granted as RSUs and converted to shares in the years 2013 and 2014 and (ii) options currently exercisable or exercisable within 60 days of March 1, 2017 to purchase 2,000 Ordinary Shares (which have an exercise price of $64.44 per share and expire in October 2019). Does not include the following options that become exercisable after April 30, 2017: 2,000 Ordinary Shares (which have an exercise price of $13.08 per share and expire in August 2023).

(7)	Consists of (i) 194 Ordinary Shares held by Dr. Rosensweig, (ii) 834 shares, which were granted as RSUs and converted to shares in the years 2013 and 2015 and (iii) options currently exercisable or exercisable within 60 days of March 1, 2017 to purchase 2,000 Ordinary Shares (which have an exercise price of $64.44 per share and expire in October 2019). Does not include the following options that become exercisable after April 30, 2017: 2,000 Ordinary Shares (which have an exercise price of $13.08 per share and expire in August 2023).

(8)	Consists of (i) 834 shares, which were granted as RSUs and converted to shares in the years 2013 and 2014 and (ii) options currently exercisable or exercisable within 60 days of March 1, 2017 to purchase 21 Ordinary Shares (which have an exercise price of $4,104 per share and expire in January 2018), 18 Ordinary Shares (which have an exercise price of $1,188 per share and expire in December 2019), 2,000 shares (which have an exercise price of $64.44 per share and expire in October 2019), and 667 shares (which have an exercise price of $13.92 per share and expire in December 2022). Does not include the following options that become exercisable after April 30, 2017: 1,334 Ordinary Shares (which have an exercise price of $13.92 per share and expire in December 2022).

(9)	Consists of (i) 417 shares, which were granted as RSUs and converted to shares in 2014 (ii) options currently exercisable or exercisable within 60 days of March 1, 2017 to purchase 2,000 Ordinary Shares (which have an exercise price of $40.92 per share and expire in August 2020). Does not include the following (i) options that become exercisable after April 30, 2017: options to purchase 2,000 Ordinary Shares (which have an exercise price of $13.08 per share and expire in August 2023).

(10)	Consists of (i) 417 shares, which were granted as RSUs and converted to shares in 2014 (ii) options currently exercisable or exercisable within 60 days of March 1, 2017 to purchase 2,000 Ordinary Shares (which have an exercise price of $40.92 per share and expire in August 2020). Does not include the following (i) options that become exercisable after April 30, 2017: options to purchase 2,000 Ordinary Shares (which have an exercise price of $13.08 per share and expire in August 2023).

68

PRICE RANGE OF OUR ORDINARY SHARES

Our Ordinary Shares began trading on The NASDAQ Global Market on February 27, 2007 under the symbol “ROSG.” On June 30, 2010, we transferred the listing of our Ordinary Shares from The NASDAQ Global Market to The NASDAQ Capital Market. Prior to February 27, 2007, there was no established public trading market for our Ordinary Shares. The high and low sales prices per share of our Ordinary Shares for the periods indicated are set forth below. This information reflects the 1-for-4 reverse stock split effected on July 6, 2011, the 1-for 15 reverse stock split effected on May 14, 2012 and the 1-for-12 reverse stock split effected on March 16, 2017.

Year Ended	High	Low
December 31, 2012	$281.16	$16.80
December 31, 2013	$71.76	$28.20
December 31, 2014	$80.28	$24.84
December 31, 2015	$53.76	$12.60
December 31, 2016	$18.00	$5.04

Quarter Ended
March 31, 2015	$66.60	$27.48
June 30, 2015	$53.76	$34.80
September 30, 2015	$41.28	$26.40
December 31, 2015	$32.16	$12.60
March 31, 2016	$18.00	$9.24
June 30, 2016	$16.20	$12.60
September 30, 2016	$13.68	$9.84
December 31, 2016	$9.84	$5.04
March 31, 2017	$6.84	$2.79

Month Ended
November, 2016	$9.36	$7.20
December, 2016	$7.44	$5.04
January, 2017	$6.84	$5.40
February, 2017	$6.00	$5.40
March, 2017	$5.52	$2.79
April, 2017	$3.29	$2.27
May, 2017 (until May 5, 2017)	$2.82	$2.21

On May 5, 2017, the closing price of our Ordinary Shares on The NASDAQ Capital Market was $2.39.

69

DESCRIPTION OF SHARE CAPITAL

Authorized Share Capital

As of the date of this prospectus, our authorized share capital was NIS 54,000,000 divided into 7,500,000 Ordinary Shares, nominal (par) value NIS 7.2 per share.

Ordinary Shares

As of March 31, 2017, 2,377,722 Ordinary Shares were issued and outstanding. As of February 1, 2017, there were approximately 118 stockholders of record of our Ordinary Shares. All our Ordinary Shares rank pari passu in all respects, and all our issued and outstanding Ordinary Shares are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is American Stock Transfer & Trust Company.

The NASDAQ Capital Market

Our Ordinary Shares are listed on The NASDAQ Capital Market under the symbol “ROSG.”

On April 3, 2017, we received confirmation from NASDAQ that we had regained compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market, as required by Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). As previously announced, on October 13, 2016, we received a staff deficiency letter from The Nasdaq Stock Market (“Nasdaq”) notifying us that for the previous 30 consecutive business days, the closing bid price per share of our Ordinary Shares was below the $1.00 minimum bid price requirement. Nasdaq provided us with 180 calendar days, or until April 11, 2017, to regain compliance with the Bid Price Rule by demonstrating at least ten consecutive days of a closing bid price of at least $1.00 per share prior to the end of the 180-day period. On March 27, 2017, we achieved our tenth consecutive day with a closing bid price in excess of $1.00 per share.

Warrants

As of March 31, 2017, we had the following warrants outstanding:

•	Warrants issued in the April 2012 Registered Offering. In connection with a registered direct offering in April 2012, we issued warrants to purchase up to 1,125 Ordinary Shares at an exercise price of $38.25 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on April 12, 2017. As of the date of this prospectus, warrants have been exercised for 898 shares and warrants to purchase up to 228 Ordinary Shares remain outstanding.

•	Warrants issued in the First May 2012 Registered Offering. In connection with a registered direct offering in May 2012, we issued warrants to purchase up to 1,316 Ordinary Shares at an exercise price of $52.50 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 16, 2017. As of the date of this prospectus, warrants have been exercised for 1,083 shares and warrants to purchase up to 234 Ordinary Shares remain outstanding.

•	Warrants issued in the Second May 2012 Registered Offering. In connection with a registered direct offering in May 2012, we issued warrants to purchase up to 1,190 Ordinary Shares at an exercise price of $172.50 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 24, 2017.

•	Warrants issued in the August 2012 Registered Offering. In connection with an underwritten offering in August 2012, we issued warrants to purchase up to 12,414 Ordinary Shares at an exercise price of $75 per share to the underwriter and its affiliates for services as underwriter. These placement agent warrants expire on August 2, 2017.

•	Warrants issued to Consultants. In October 2013, we issued warrants to purchase up to 1,250 Ordinary Shares at an exercise price of $38.16 per share a consultant for services. These warrants expire on October 16, 2023.

70

•	Warrants issued in the 2015 Private Placement. In connection with the 2015 Private Placement in October 2015, we issued the purchasers (i) Series A warrants to purchase up to an aggregate of 138,893 Ordinary Shares at an exercise price of $33.00 per share (subject to adjustment as set forth below) and (ii) partially pre-funded Series B warrants to purchase a maximum of up to an aggregate of 222,222 Ordinary Shares. The Series B warrants had an exercise price of NIS 7.2 (which had been prepaid) plus $0.0012 per share. The Series B warrants were intended to reset the price of the units sold in the 2015 Private Placement, and were exercisable for an aggregate number of Ordinary Shares based on a reset price per unit equal to 85% of the arithmetic average of the five lowest weighted average prices calculated during the ten trading days following the effective date of a resale registration statement; provided that such average was less than $28.80 and; provided, further, however, that the maximum aggregate number of Ordinary Shares issuable upon exercise of the Series B warrants would not exceed 222,222 shares. All Series B warrants were exercised on a cashless basis for an aggregate of 222,207 shares. The Series A warrants expire on October 15, 2020, and the exercise price of the Series A warrants was adjusted downward upon the eleventh trading day after the effective date of the resale registration statement to $19.76 per share. In addition, we issued warrants to purchase up to 8,334 Ordinary Shares on the same terms as the Series A warrants, to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on October 15, 2020.

•	Warrants issued in the 2016 Offerings. In connection with the 2016 Offerings, we issued the investors 2016 Warrants to purchase up to 833,334 Ordinary Shares with an initial exercise price of $10.20 per share. The 2016 Warrants were immediately exercisable upon issuance and have a term of five years. The exercise price of the 2016 Warrants is subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of the Company’s Ordinary Shares and rights offerings and pro rata distributions with respect to all holders of the Company’s Ordinary Shares. Additionally, following completion of 10 trading days following the 1-for-12 reverse split of our Ordinary Shares on March 16, 2017, the exercise price was reduced to $3.0544, representing the lesser of (x) the then-applicable exercise price, as adjusted, and (y) the average of the two lowest volume weighted average prices of our Ordinary Shares during the 10 trading days immediately following the reverse stock split. Additionally, subject to limited exceptions, for a period of 12 months following the effective date of the Resale Registration Statement, if we issue Ordinary Shares or securities that are convertible or exercisable into Ordinary Shares at a price that is less than the effective exercise price, the exercise price will be automatically reduced to the price at which we issued the Ordinary Shares or the underlying exercise price or conversion price of the securities. Furthermore, in the event we enter into a Fundamental Transaction (as defined in the 2016 Warrants) while any portions 2016 Warrants remain unexercised, the investors shall have the right to receive an equivalent number of shares of the successor or acquiring corporation or the Company, if it is the surviving corporation, and such additional consideration receivable as a result of the Fundamental Transaction by a holder of our Ordinary Shares for which the 2016 Warrants are exercisable immediately prior to the Fundamental Transaction. We may at any time concurrently with or within 30 days after the consummation of a Fundamental Transaction, at the option of the investors holding any unexercised portions of the 2016 Warrants and subject to any applicable law, including the limitations under the Israeli Companies Law, 1999, purchase the unexercised portion of the 2016 Warrants for an amount of cash equal to the Black Scholes Value (as defined in the 2016 Warrants) of the unexercised portion of the 2016 Warrants. We undertook not to cause or suffer to be completed any Fundamental Transaction if the Company or its successor entity cannot pay the Black Scholes Value as a result of any restriction on such payment pursuant to the Israeli Companies Law, 1999 or otherwise, and there is no other party under the terms of the Fundamental Transaction that is obligated to pay the Black Scholes Value. In addition, we issued the to the placement agents in that transaction warrants to purchase up to 25,000 Ordinary Shares to the placement agents and their affiliates for services as placement agents. The placement agent warrants will become exercisable on November 29, 2017 and will expire on November 29, 2021 and have an exercise price equal to $7.50.

Share History

The following is a summary of the history of our share capital since February 1, 2014.

Ordinary Share Issuances

Stock Options/RSUs. Since February 1, 2014, we have issued 3 Ordinary Shares upon the exercise of stock options and 13,237 shares pursuant to restricted stock units (RSUs).

Exercise of Warrants. Since February 1, 2014, we have issued 745 Ordinary Shares upon the exercise of warrants (not including the 222,207 Ordinary Shares issued upon exercise of the Series B warrants as discussed under “- 2015 Private Placement” below).

71

CynoGen, Inc. Acquisition. On April 14, 2015, we issued 41,666 Ordinary Shares in connection with our acquisition of CynoGen, Inc. (d/b/a PersonalizeDx). In addition, on July 22, 2015, we issued an addition 10,000 Ordinary Shares in lieu of services that were to be provided to an affiliate of CynoGen.

Sales under at-the-market issuance Sales Agreements. Since February 1, 2014, we have sold an aggregate of 283,080 Ordinary Shares under at-the market sales agreements for aggregate gross proceeds of $14,736,842.

2015 Private Placement. On October 15, 2015, we closed the 2015 Private Placement, pursuant to which we sold an aggregate 27,777 units at $28.80 per unit, with each unit consisting of (i) one Ordinary Share, (ii) a Series A warrant to purchase one-half of an Ordinary Share at an exercise price of $33.00 per Ordinary Share (subject to adjustment), and (iii) a partially pre-funded Series B warrant. In connection with the 2015 Private Placement, we also issued to the placement agent and its affiliates warrants to purchase a total of 8,333 Ordinary Shares on the same terms as the Series A warrants. All of the Series B warrants were exercised on a cashless basis for an aggregate of 222,207 shares.

2016 Offerings. On November 23, 2016, we entered into the Purchase Agreement with a prominent institutional healthcare investor to purchase (i) an aggregate of 91,250 Shares at a purchase price of $6 per share and an aggregate principal amount of $3.2 million of Registered Debentures in the Registered Direct Offering and (ii) warrants to purchase up to 833,334 Ordinary Shares with an initial exercise price of $10.20 per share (and an aggregate principal amount of $1.3 million unsecured convertible debentures. At this initial closing, we received gross proceeds of $3,707,500 for the Ordinary Shares, the Registered Debentures and 2016 Warrants. The closing of the second tranche of the private placement of convertible debentures occurred on February 23, 2017. The closing of this second tranche involved the sale of additional PIPE Debentures (convertible into a maximum of 430,834 Ordinary Shares) for gross proceeds of $1.3 million. The placement agents also received warrants to purchase up to 25,000 Ordinary Shares at an exercise price equal to $7.50. Under the terms of the Purchase Agreement, we are prohibited from issuing Ordinary Shares or warrants, debt, preferred stock, rights, options or any other instrument that is convertible into or exercisable for our Ordinary Shares until May 24, 2017. On May 8, 2017, we obtained a waiver from the counterparty to the Purchase Agreement allowing us to issue securities contemplated by this offering. Under the terms of the waiver, in the event we effect a Subsequent Financing (as defined in the Purchase Agreement), the counterparty would have the right to exchange some or all of its Debentures then held for any securities or units issued by us in the Subsequent Financing, provided that this right will not apply to any Exempt Issuances (as defined in the Purchase Agreement).

Other Issuances. In September 2014, we issued 500 Ordinary Shares to a former employee in consideration for settlement of a dispute.

Authorized Share Capital

On March 16, 2017, our stockholders approved the consolidation and the increase of our registered (authorized) share capital, such that following such consolidation and increase, the registered (authorized) share capital was NIS 54,000,000 divided into 7,500,000, Ordinary Shares nominal (par) value NIS 7.2 each.

72

DESCRIPTION OF SECURITIES WE ARE OFFERING

Units in this Offering

We are offering up to         Class A Units. Each Class A Unit will consist of (i) one Ordinary Share, and (ii) one Series A Warrant. We are also offering to those purchasers, if any, whose purchase of Class A Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if they so choose, up to             Class B Units, in lieu of Class A Units that would otherwise result in beneficial ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding Ordinary Shares.

Each Class B unit will consist of (i) a pre-funded Series B Warrant and (ii) and one Series A Warrant.

Series A Warrants

The following summary of certain terms and provisions of the Series A Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the Series A Warrant which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Series A Warrant agreement.

Exercisability

The Series A Warrants are exercisable immediately upon issuance and at any time up to the date that is         years from the date of issuance. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below), and other applicable charges and taxes. Unless otherwise specified in the Series A Warrant, the holder will not have the right to exercise the Series A Warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Series A Warrants.  However, any holder may decrease or increase such percentage to any other percentage, not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us.

Cashless Exercise

In the event that no current prospectus is available for the issuance of the Ordinary Shares underlying the Series A Warrants, the holder may, in its sole discretion, exercise the Series A Warrants and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the Series A Warrant agreement.

Exercise Price

The initial exercise price per full Ordinary Share purchasable upon exercise of the Series A Warrants is equal to $       , and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions.

Fundamental Transaction

If, at any time while a Series A Warrant is outstanding, we consummate any fundamental transaction, as described in the form of warrant and generally including any consolidation or merger with or into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding Ordinary Shares, or the sale or other disposition of all or substantially all of our assets, or other transaction in which our Ordinary Shares are converted into or exchanged for other securities or other consideration, the holder of any Series A Warrants will thereafter receive upon exercise of the Series A Warrants, the securities or other consideration to which a holder of the number of Ordinary Shares then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation or merger or other transaction.

Transferability

Subject to applicable laws, the Series A Warrants may be transferred at the option of the holders upon surrender of the Series A Warrants to us, together with the appropriate instruments of transfer.

73

Listing

The Series A Warrants will be issued in physical form. We do not plan on applying to list the Series A Warrants on the NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Rights as a Shareholder

Except as otherwise provided in the Series A Warrant or by virtue of such holder’s ownership of Ordinary Shares, the holder of Series A Warrants does not have rights or privileges of a holder of Ordinary Shares, including any voting rights, until the holder exercises the warrants.

Pre-Funded Series B Warrants

The following summary of certain terms and provisions of the Series B Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of pre-funded Series B Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the Series B Warrant agreement.

The purpose of the pre-funded Series B Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or at the election of the investor, 9.99%) of our outstanding Ordinary Shares following the consummation of this offering the opportunity to invest capital into the Company without triggering such ownership restrictions. By receiving pre-funded Series B Warrants in lieu of the Ordinary Shares contained in the Class A Units which would result in such holders’ ownership exceeding 4.99% (or at the election of the investor, 9.99%), such holders will have the ability to exercise their options to purchase the Ordinary Shares underlying the pre-funded Series B warrants for additional nominal consideration of $0.01 per Ordinary Share at a later date.

Exercisability

The Series B Warrants are exercisable until fully exercised. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the Series B Warrant, a holder will not have the right to exercise the Series B Warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Series B Warrants.  However, any holder may decrease or increase such percentage to any other percentage, not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us.

Cashless Exercise

In the event that a registration statement covering the Ordinary Shares underlying the Series B Warrants is not effective, or no current prospectus is available for the issuance of the Ordinary Shares underlying the Series B Warrants, the holder may, in its sole discretion, exercise Series B Warrants and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the Series B Warrant.

Exercise Price

The initial exercise price per Ordinary Share purchasable upon exercise of the Series B Warrants is equal to $0.01 (in addition to the pre-funded consideration).

Listing

The Series B Warrants will be issued in physical form. We do not plan on applying to list the pre-funded Series B Warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

74

TAXATION

CERTAIN MATERIAL ISRAELI TAX CONSIDERATIONS

The following contains a description of material relevant provisions of the current Israeli income tax regime applicable to companies in Israel, with special reference to its effect on us. To the extent that the discussion is based on new tax legislation which has not been subject to judicial or administrative interpretation, we cannot assure you that the views expressed in the discussion will be accepted by the appropriate tax authorities or the courts.

This discussion does not address all of the tax consequences that may be relevant to purchasers of our Ordinary Shares in light of their particular circumstances or certain types of purchasers of our Ordinary Shares subject to special tax treatment. Examples of this kind of investor include residents of Israel and traders in securities who are subject to special tax regimes not covered in this discussion. Because individual circumstances may differ, you should consult your tax advisor to determine the applicability of the rules discussed below to you and the particular tax effects of the offer, including the application of Israeli or other tax laws. The discussion below is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations.

Taxation of Companies

General Corporate Tax Structure

Israeli companies are generally subject to corporate tax. In 2016 and 2015, the corporate tax rate was 25.0% and 26.5%, respectively. The corporate tax rate for 2017 is scheduled to be 24% and the corporate tax rate for 2018 and thereafter is scheduled to be 23%. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Benefited Enterprise or a Preferred Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to the prevailing corporate tax rate.

In December 2010, the “Knesset” (Israeli Parliament) passed the Law for Economic Policy for 2011 and 2012 (Amended Legislation), 2011, which prescribes, among others, amendments to the Law. The amendment became effective as of January 6, 2011. According to the amendment, the benefit tracks in the Law were modified and a flat tax rate applies to the Company’s entire preferred income. The Company will be able to opt to apply (the waiver is non-recourse) the amendment and from then on it will be subject to the amended tax rates that are: 2011, 2012, and 2013 - 15% (in development area A - 10%), 2014 and 2015 - 16% (in development area A - 9%).

In December 2016, the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), 2016 which includes Amendment 73 to the Law for the Encouragement of Capital Investments (“the Amendment”) was published. According to the Amendment, a preferred enterprise located in Development Zone A will be subject to a tax rate of 7.5% instead of 9% effective from January 1, 2017 and thereafter (the tax rate applicable to preferred enterprises located in other areas remains at 16%).

The new tax tracks under the Amendment are as follows:

Technological preferred enterprise - an enterprise for which total consolidated revenues of its parent company and all subsidiaries are less than NIS 10 billion. A technological preferred enterprise, as defined in the Law, which is located in the center of Israel will be subject to tax at a rate of 12% on profits deriving from intellectual property (in development area A - a tax rate of 7.5%).

Any dividends distributed to “foreign companies,” as defined in the Law, deriving from income from the technological enterprises will be subject to tax at a rate of 4%.

We examined the possible effect of the amendment on the financial statements, if at all, and at this time do not believe it will opt to apply the amendment.

Tax Benefits for Research and Development

Israeli tax law allows, under specified conditions, a tax deduction for R&D expenditures, including capital expenditures, for the year in which they are incurred. These expenses must relate to scientific research and development projects and must be approved by the relevant Israeli government ministry, determined by the field of research. Furthermore, the research and development must be for the promotion of the company and carried out by or on behalf of the company seeking such tax deduction. However, the amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. Expenditures not so approved are deductible over a three-year period.

75

Tax Benefits Under the Law for the Encouragement of Industry (Taxes), 1969

The Law for the Encouragement of Industry (Taxes), 1969, industrial companies, as defined under the law, are entitled to the following tax benefits, among others:

1.	Deduction of purchases of know-how and patents over an eight-year period for tax purposes;

2.	Right to elect, under specified conditions, to file a consolidated tax return with additional related Israeli Industrial Companies;

3.	Deductions over a three-year period of expenses involved with the issuance and listing of shares on a stock market.

Under certain tax laws and regulations, an “Industrial Enterprise” may be eligible for special depreciation rates for machinery, equipment and buildings. These rates differ based on various factors, including the date the operations begin and the number of work shifts. An “Industrial Company” owning an approved enterprise may choose between these special depreciation rates and the depreciation rates available to the approved enterprise.

Eligibility for benefits under the Law for the Encouragement of Industry is not subject to receipt of prior approval from any governmental authority. Under the law, an “industrial company” is defined as a company resident in Israel, at least 90.0% of the income of which, in any tax year, determined in Israeli currency, exclusive of income from government loans, capital gains, interest and dividends, is derived from an “industrial enterprise” owned by it and located in Israel. An “industrial enterprise” is defined as an enterprise whose major activity in a given tax year is industrial production activity.

We believe that we currently qualify as an industrial company within the definition under the Law for the Encouragement of Industry. No assurance can be given that we will continue to qualify as an industrial company or that the benefits described above will be available in the future.

Special Provisions Relating to Taxation under Inflationary Conditions

According to the Income Tax law (Inflationary Adjustments), 1985, until 2007 (inclusive), the results for tax purposes were measured based on the changes in the Israeli CPI.

Starting 2008, the results for tax purposes are measured in nominal values, excluding certain adjustments for changes in the Israeli CPI carried out in the period up to December 31, 2007. The amendment to the law includes, inter alia, the elimination of the inflationary additions and deductions and the additional deduction for depreciation starting 2008.

Tax Benefits for Income from Approved Enterprises Approved Before April 1, 2005

Before April 1, 2005 an Approved Enterprise was entitled to either receive investment grants and certain tax benefits from the Government of Israel or an alternative package of tax benefits (“Alternative Benefits”). We have elected to forego the entitlement to grants and have applied for the Alternative Benefits, under which undistributed income that we generate from our Approved Enterprises will be completely tax exempt (a “tax exemption”) for two years commencing from the year that we first produce taxable income and will be subject to a reduced tax rate of 10%-25% for an additional five to eight years, depending on the extent of foreign investment in the company.

Alternative Benefits are available until the earlier of (i) seven consecutive years, commencing in the year in which the specific Approved Enterprise first generates taxable income, (ii) 12 years from commencement of production and (iii) 14 years from the date of approval of the Approved Enterprise status.

Dividends paid out of income generated by an Approved Enterprise (or out of dividends received from a company whose income is generated by an Approved Enterprise) are generally subject to withholding tax at the rate of 15%. This tax is withheld at source by the Approved Enterprise. The 15% tax rate is limited to dividends and distributions out of income derived during the benefits period and actually paid at any time up to 12 years thereafter. Since we elected the Alternative Benefits track, we will be subject to pay corporate tax at the rate of 10% - 25% (as mentioned below) in respect of the gross amount of the dividend that we may distribute out of profits which were exempt from corporate tax in accordance with the provisions of the Alternative Benefits track. However, we are not obliged to attribute any part of dividends that we may distribute to exempt profits, and we may decide from which year’s profits to declare dividends. We currently intend to reinvest any income that we may in the future derive from our Approved Enterprise programs and not to distribute the income as a dividend.

76

If we qualify as a “Foreign Investors’ Company” or “FIC”, our Approved Enterprises will be entitled to additional tax benefits. Subject to certain conditions, a FIC is a company with a level of foreign investment of more than 25%. The level of foreign investment is measured as the percentage of rights in the company (in terms of shares, rights to profits, voting and appointment of directors), and of combined share and loan capital, that are owned, directly or indirectly, by persons who are not residents of Israel. Such a company will be eligible for an extension of the period during which it is entitled to tax benefits under its Approved Enterprise status (so that the benefit periods may be up to ten years) and for further tax benefits if the level of foreign investment exceeds 49%. The tax rate for the remainder of the benefits period will be 25%, unless the level of foreign investment exceeds 49%, in which case the tax rate will be 20% if the foreign investment is more than 49% and less than 74%; 15% if more than 74% and less than 90%; and 10% if 90% or more. The benefits available to an Approved Enterprise are subject to the fulfillment of conditions stipulated in the Investment Law and its regulations and the criteria in the specific certificate of approval, as described above. If a company does not meet these conditions, it would be required to refund the amount of tax benefits, together with consumer price index linkage adjustment and interest.

Tax Benefits under an Amendment that became effective on April 1, 2005

On April 1, 2005, a significant amendment to the Investment Law became effective (the “2005 Amendment”). The Investment Law provides that terms and benefits included in any certificate of approval that was granted before the 2005 Amendment came into effect will remain subject to the provisions of the Investment Law as they were on the date of such approval.

The 2005 Amendment changed certain provisions of the Law. As a result of the 2005 Amendment, a company is no longer obliged to acquire Approved Enterprise status in order to receive the tax benefits previously available under the Alternative Benefits provisions, and therefore generally there is no need to apply to the Investment Center for this purpose (Approved Enterprise status remained mandatory for companies seeking grants). Rather, the company may claim the tax benefits offered by the Investments Law directly in its tax returns, provided that its facilities meet the criteria for tax benefits set out by the 2005 Amendment. A company is also granted a right to approach the Israeli Tax Authority for a pre-ruling regarding their eligibility for benefits under the 2005 Amendment.

Tax benefits are available under the Amendment to production facilities (or other eligible facilities), which are generally required to derive more than 25% of their business income from export (referred to as a “Benefited Enterprise”). In order to receive the tax benefits, the 2005 Amendment states that the company must make an investment which meets all the conditions set out in the 2005 Amendment for tax benefits and exceeds a minimum amount specified in the Investment Law. Such investment allows the company to receive a “Benefiting Enterprise” status, and may be made over a period of no more than three years ending at the end of the year in which the company requested to have the tax benefits apply to the Benefiting Enterprise (the “Year of Election”). Where the company requests to have the tax benefits apply to an expansion of existing facilities, only the expansion will be considered to be a Benefiting Enterprise and the company’s effective tax rate will be the weighted average of the applicable rates. In this case, the minimum investment required in order to qualify as a Benefiting Enterprise is required to exceed a certain amount or certain percentage of the value of the company’s production assets before the expansion.

The duration of tax benefits is subject to a limitation of the earliest of 7 (or 10 years) from the commencement year, or 12 years from the first day of the Year of Election. The tax benefits granted to a Benefiting Enterprise are determined, as applicable to its geographic location within Israel, according to one of the following new tax routes, which may be applicable to us:

•	Similar to the previous Alternative Benefits package, exemption from corporate tax on undistributed income for a period of two to ten years, depending on the geographic location of the Benefiting Enterprise within Israel, and a reduced corporate tax rate of 10% to 25% for the remainder of the benefits period, depending on the level of foreign investment in each year. Benefits may be granted for a term of seven or ten years, depending on the level of foreign investment in the company. If the company pays a dividend out of income derived from the Benefiting Enterprise during the tax exemption period, such income will be subject to corporate tax at the applicable rate (10%-25%). The company is required to withhold tax at the source at a rate of 15% from any dividends distributed from income derived from the Benefiting Enterprise; and

•	A special tax route, which enables companies owning facilities in certain geographical locations in Israel to pay corporate tax at the rate of 11.5% on income of the Benefiting Enterprise. The benefits period is ten years. Upon payment of dividends, the company is required to withhold tax at source at a rate of 15% for Israeli residents and at a rate of 4% for foreign residents.

77

Generally, a company which has a sufficiently high level of foreign investment (as defined in the Investments Law) is entitled to an extension of the benefits period by an additional five years, depending on the extent of its income that is derived from exports.

Dividends paid out of income derived by a Benefiting Enterprise will be treated similarly to payment of dividends by an Approved Enterprise under the Alternative Benefits track. Therefore, dividends paid out of income derived by a Benefiting Enterprise (or out of dividends received from a company whose income is derived from a Benefiting Enterprise) are generally subject to withholding tax at the reduced rate of 15% (deductible at source). The reduced rate of 15% is limited to dividends and distributions out of income derived from a Benefiting Enterprise during the benefits period. A company qualifying for tax benefits under the 2005 Amendment which pays a dividend out of income derived by its Benefiting Enterprise during the tax exemption period will be subject to tax in respect of the gross amount of the dividend at the otherwise applicable rate of 10%-25%.

The 2005 Amendment changed the definition of “foreign investment” in the Investment Law so that the definition now requires a minimal investment of NIS 5 million by foreign investors. Furthermore, such definition now also includes the purchase of shares of a company from another shareholder, provided that the company’s outstanding and paid-up share capital exceeds NIS 5 million. Such changes to the aforementioned definition are retroactive from 2003.

As a result of the 2005 Amendment, tax-exempt income generated under the new provisions will subject us to taxes upon distribution of the tax-exempt income to shareholders or upon liquidation of the company, and we may be required to record a deferred tax liability with respect to such tax-exempt income.

Under the transitional provisions of the 2011 Tax Amendment, the Company may elect whether to irrevocably implement the 2011 Tax Amendment with respect to its existing Approved and Benefiting Enterprises while waiving benefits provided under the legislation prior to the 2011 Tax Amendment or keep implementing the legislation prior to the 2011 Tax Amendment during the next years.

We do not expect the 2011 Tax Amendment to have a material effect on the tax payable in respect of our Israeli operations.

As of December 31, 2016, we did not generate income under any of the above mentioned laws.

Israeli Transfer Pricing Regulations

On November 29, 2006, Income Tax Regulations (Determination of Market Terms), 2006, promulgated under Section 85A of the Tax Ordinance, came into effect (the “TP Regs”). Section 85A of the Tax Ordinance and the TP Regs generally require that all cross-border transactions carried out between related parties be conducted on an arm’s length basis and be taxed accordingly. The TP Regs are not expected to have a material effect on us.

Taxation of our Shareholders

To the extent that the following discussion is based on new or existing tax or other legislation that has not been subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will be accepted by the tax or other authorities in question. The summary below does not address all of the tax consequences that may be relevant to all purchasers of Ordinary Shares in light of each purchaser’s particular circumstances and specific tax treatment. For example, the summary below does not address the tax treatment of residents of Israel and traders in securities who are subject to specific tax regimes. As individual circumstances may differ, holders of Ordinary Shares should consult their own tax advisors as to United States, Israeli or other tax consequences of the purchase, ownership and disposition of Ordinary Shares. This discussion is not intended, nor should it be construed, as legal or professional tax advice and it is not exhaustive of all possible tax considerations. Each individual should consult his or her own tax or legal advisor.

(a)	Israeli Taxation

(i)	Taxation of Capital Gains Applicable to Non-Israeli Shareholders

78

Israeli law generally imposes a capital gains tax on the sale of securities and any other capital assets located in Israel. Pursuant to an amendment of the Tax Ordinance in 2005, effective as of January 1, 2006, the capital gains tax rate applicable to individuals upon the sale of securities acquired after that date is 20%. A 25% tax rate will apply to an individual who meets the definition of a ‘Substantial Shareholder’ on the date of the sale of the securities or at any time during the 12 months preceding such date. A ‘Substantial Shareholder’ is defined as a person who, either alone or together with any other person, holds, directly or indirectly, at least 10% of any of the means of control of a company (including, among other things, the right to receive profits of the company, voting rights, the right to receive the company’s liquidation proceeds and the right to appoint a director). Pursuant to an amendment of the Tax Ordinance in 2011, effective as of January 1, 2012, the capital gains tax rate applicable to individuals upon the sale of securities acquired after that date is 25% (instead of 20%), and a 30% tax rate will apply to an individual who meets the definition of a ‘Substantial Shareholder’ on the date of the sale of the securities or at any time during the 12 months preceding such date (instead of 25%). For sake of good order, securities acquired before January 1, 2012 and sold after that date, the profit received from such sale will be taxed as follows: from the purchase date until January 1, 2012 – 20% (or 25% - for Substantial Shareholder), and from January 1, 2012 until sales date – 25% (or 30% for Substantial Shareholder).

In addition, shareholders who bought their securities before January 1, 2003, will be taxed for the profit made from the purchase date until January 1, 2003 in accordance with their marginal rate of income.

In addition, as of January 1, 2013, shareholders that are individuals who have taxable income that exceeds ILS 800,000 in a tax year (linked to the CPI each year - ILS 803,520 in 2016), will be subject to an additional tax, referred to as High Income Tax, at the rate of 2% on their taxable income for such tax year which is in excess of such amount. Starting from January 1, 2017, the High Income tax rate has increased to 3% and its threshold has been lowered to 640,000 ILS. For this purpose taxable income will include taxable capital gains from the sale of our shares and taxable income from dividend distributions.

With respect to corporate investors capital gain tax of 25% will be imposed on the sale of traded shares. This rate is subject to the provisions of any applicable bilateral double taxation treaty. The treaty concerning double taxation between the United States and Israel (the Convention between the Government of the State of Israel and the Government of the United States of America With Respect to Taxes on Income (the “Treaty”) is discussed below.

In addition, if the shares are traded on the Tel Aviv Stock Exchange, on an authorized stock exchange outside Israel or on a regulated market (which includes a system through which securities are traded pursuant to rules prescribed by the competent authority in the relevant jurisdiction) in or outside Israel, gains on the sale of shares held by non-Israeli tax resident investors will generally be exempt from Israeli capital gains tax. However, non-Israeli corporations will not be entitled to such exemption if Israeli residents (i) have controlling interest of 25% or more in such non-Israeli corporation, or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. Notwithstanding the foregoing, dealers in securities in Israel are taxed at regular tax rates applicable to business income. In addition, persons paying consideration for shares, including purchasers of shares, Israeli securities dealers effecting a transaction, or a financial institution through which securities being sold are held, are required, subject to any applicable exemptions and the demonstration of the selling shareholder of its non-Israeli residency, to withhold tax upon the sale of publicly traded securities at the applicable corporate tax rate (25% in 2013) for a corporation and 25% for an individual, subject to further conditions under the Israeli law.

Israeli law generally exempts non-resident individuals and entities from capital gains tax on the sale of securities of Israeli companies, provided that the securities were acquired on or after January 1, 2009.

(ii)	Income Taxes on Dividend Distribution to Non-Israeli Shareholders

Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on the shares of companies that are not publicly traded at the rate of 25% (30% if the dividend recipient is a Substantial Shareholder, at the time of distribution or at any time during the preceding 12-month period), which tax is to be withheld at source, unless a different rate is provided under an applicable tax treaty. Dividends paid on the shares of companies that are publicly traded, like our Ordinary Shares, to non-Israeli residents, although generally subject to the same tax rates applicable to dividends paid on the shares of companies that are not publicly traded, are generally subject to Israeli withholding tax at a rate of 25% (whether or not the recipient is a Substantial Shareholder), unless a different rate is provided under an applicable tax treaty. The distribution of dividends to non-Israeli residents (either individuals or corporations) from income derived from an Approved Enterprise or a Benefiting Enterprise during the applicable benefits period or from Preferred Income is subject to withholding tax at a rate of 20% (as of January 1, 2014), unless a different tax rate is provided under an applicable tax treaty. In addition, non-Israeli residents who receive dividends may be entitled to tax refund from the Israeli Tax Authority, under certain conditions.

79

A non-resident of Israel who has dividend income derived from or accrued in Israel, from which the full amount of tax was withheld at source, is generally exempt from the duty to file tax returns in Israel in respect of such income, provided that: (i) such income was not derived from a business conducted in Israel by the taxpayer; and (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed.

Residents of the United States generally will have withholding tax in Israel deducted at source. Such residents may be entitled to a credit or deduction for U.S. federal income tax purposes in the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

(iii)	U.S. - Israel Tax Treaty

The Treaty is generally effective as of January 1, 1995. Under the Treaty, the maximum Israeli withholding tax on dividends paid to a holder of shares who is a Treaty U.S. Resident (as defined below) is generally 25%. However, pursuant to the Investment Law, dividends distributed by an Israeli company and derived from income eligible for benefits under the Investment Law will generally be subject to a reduced 15% dividend withholding tax rate, subject to the conditions specified in the Treaty. The Treaty further provides that a 12.5% Israeli dividend withholding tax will apply to dividends paid to a U.S. corporation owning 10% or more of an Israeli company’s voting shares during, in general, the current and preceding tax year of the Israeli company. The lower 12.5% rate applies only on dividends distributed from income not derived from an Approved Enterprise or a Benefiting Enterprise in the applicable period or, presumably, from a Preferred Enterprise, and does not apply if the company has certain amounts of passive income.

Pursuant to the Treaty, the sale, exchange or disposition of shares in an Israeli company by a person who qualifies as a resident of the United States within the meaning of the Treaty and who is entitled to claim the benefits afforded to such residents under the Treaty (a “Treaty U.S. Resident”) generally will not be subject to the Israeli capital gains tax unless such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting power of the company during any part of the 12-month period preceding such sale, exchange or disposition subject to certain conditions. A sale, exchange or disposition of shares in an Israeli Company by a Treaty U.S. Resident who holds, directly or indirectly, shares representing 10% or more of the voting power of the company at any time during such preceding 12-month period would not be exempt under the Treaty from such Israeli tax; however, under the Treaty, such Treaty U.S. Resident would be permitted to claim a credit for such taxes against U.S. federal income tax imposed on any gain from such sale, exchange or disposition, under the circumstances and subject to the limitations specified in the Treaty. In addition, in the event that (1) the capital gains arising from the sale of shares of an Israeli company will be attributable to a permanent establishment of the shareholder located in Israel, or (2) the shareholder, being an individual, is present in Israel for a period or periods aggregating 183 days or more during a taxable year, the aforesaid exemption shall not apply.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain material U.S. federal income tax consequences to U.S. holders (as defined below) of purchasing, owning, and disposing of our Ordinary Shares. For this purpose, a U.S. holder is, in each case as defined for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (d) a trust that is subject to the primary supervision of a court over its administration and one or more U.S. persons control all substantial decisions, or a trust that has validly elected to be treated as a domestic trust under applicable Treasury Regulations. This summary does not address any tax consequences to persons other than U.S. holders.

This discussion is a general summary and does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders based on their particular investment or tax circumstances. Except where noted, this summary deals only with Ordinary Shares held as capital assets (generally, property held for investment). It does not address any tax consequences to certain types of U.S. holders that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions, broker-dealers, dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, partnerships or other pass-through entities for U.S. federal tax purposes, regulated investment companies, real estate investment trusts, expatriates, persons liable for alternative minimum tax, persons owning, directly or by attribution, 10% or more, by voting power or value, of our Ordinary Shares, persons whose “functional currency” is not the U.S. dollar, persons holding Ordinary Shares as part of a hedging, constructive sale or conversion, straddle, or other risk-reducing transaction, or persons acquiring an interest in our Ordinary Shares in exchange for services.

This summary relates only to U.S. federal income taxes. It does not address any other tax, including but not limited to, state, local, or foreign taxes, or any other U.S. federal taxes other than income taxes.

80

If a partnership holds our Ordinary Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our Ordinary Shares should consult its tax advisors.

The statements in this summary are based on the current U.S. federal income tax laws as contained in the Internal Revenue Code, Treasury Regulations, and relevant judicial decisions and administrative guidance, all as of the date hereof, and such authorities may be replaced, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. The U.S. federal tax laws are subject to change, and any such change may materially affect the U.S. federal income tax consequences of purchasing, owning, or disposing of our Ordinary Shares. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this summary to be inaccurate. No ruling or opinions of counsel will be sought in connection with the matters discussed herein. There can be no assurance that the positions we take on our tax returns will be accepted by the Internal Revenue Service.

This summary is not a substitute for careful tax planning. Prospective investors are urged to consult their own tax advisors regarding the specific U.S. federal, state, foreign and other tax consequences to them, in light of their own particular circumstances, of the purchase, ownership and disposition of our Ordinary Shares and the effect of potential changes in applicable tax laws.

Dividends

Subject to the discussion under “—Passive Foreign Investment Company” below, the gross amount of any distributions with respect to our Ordinary Shares (including any amounts withheld to reflect Israeli withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income (including any withheld taxes) will be includable in a U.S. holder’s gross income as ordinary income on the day actually or constructively received. The dividends received deduction will not be available to a U.S. holder that is taxed as a corporation.

With respect to non-corporate U.S. holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the Treaty meets these requirements. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. Our Ordinary Shares are listed and readily tradeable on NASDAQ, which United States Treasury Department guidance treats as an established securities market in the United States. There can be no assurance that our Ordinary Shares will be considered readily tradable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income’’ pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Notwithstanding the above, dividends received by a non-corporate U.S. holder during a year in which the Company is a Passive Foreign Investment Company (a “PFIC Year”) or in a year following a PFIC Year generally will not be eligible for the reduced rates of taxation. Dividends will generally be from a non-U.S. source and treated as “passive income” for U.S. foreign tax credit purposes. U.S. holders should consult their own tax advisors regarding the application of these rules given their particular circumstances.

Although, to the extent we pay dividends in the future, we intend to pay dividends to U.S. holders in U.S. dollars, the amount of any dividend paid in Israeli currency will equal its U.S. dollar value for U.S. federal income tax purposes, calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. holder, regardless of whether the Israeli currency is converted into U.S. dollars. If the Israeli currency received as a dividend is converted into United States dollars on the date they are received, the U.S. holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Israeli currency is not converted into U.S. dollars on the date of receipt, the U.S. holder will have a basis in the Israeli currency equal to its U.S. dollar value on the date of receipt. Any subsequent gain or loss upon the conversion or other disposition of the Israeli currency will be treated as ordinary income or loss, and generally will be income or loss from U.S. sources

81

Subject to certain conditions and limitations, Israeli withholding taxes on dividends may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on our Ordinary Shares will be treated as income from sources outside the United States and will generally constitute passive category income. Further, in certain circumstances, if a U.S. holder has held Ordinary Shares for less than a specified minimum period during which the U.S. holder is not protected from risk of loss, or is obligated to make payments related to the dividends, such U.S. holder will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on our Ordinary Shares. The rules governing the foreign tax credit are complex. U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances. Instead of claiming a credit, a U.S. holder may, at its election, deduct such otherwise creditable Israeli withholding taxes in computing its taxable income, but only for a taxable year in which such holder elects to do so with respect to all foreign income taxes paid or accrued in such taxable year and subject to generally applicable limitations under U.S. law.

To the extent that the amount of any distribution (including amounts withheld to reflect Israeli withholding taxes) exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the shares, and the balance in excess of adjusted basis will be treated as capital gain, long-term if the U.S. holder has held the shares for more than one year, and generally will be gain or loss from U.S. sources. See “Disposition of Ordinary Shares” below for a discussion of capital gains tax rates and limitations on deductions for losses. We do not expect to determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. holders should expect that a distribution will generally be treated as a dividend (as discussed above).

Disposition of Ordinary Shares

In general, subject to the discussion under “—Passive Foreign Investment Company,”, a U.S. holder must treat any gain or loss recognized upon a taxable disposition of an Ordinary Share as capital gain or loss, long-term if the U.S. holder has held the share for more than one year. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis in such share. A U.S. holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost less any return of capital. Subject to certain exceptions (including but not limited to those described under “Passive Foreign Investment Company” below), long-term capital gain realized by a non-corporate U.S. holder generally will be eligible for reduced rates of tax. The deduction of capital losses is subject to limitations, as are losses upon a taxable disposition of our Ordinary Shares if the U.S. holder purchases, or enters into a contract or option to purchase, substantially identical stock or securities within 30 days before or after any disposition. Gain or loss from the disposition of our Ordinary Shares will generally be from U.S. sources, but such gain or loss may be from a non-U.S. source under some circumstances under the Treaty. If such gain or loss is treated as U.S. source gain or loss, a U.S. holder may not be able to use the foreign tax credit arising from any Israeli tax imposed on the disposition of an Ordinary Share unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. U.S. holders should consult their own independent tax advisors regarding the sourcing of any gain or loss on the disposition of our Ordinary Shares, as well as regarding any foreign currency gain or loss in connection with such a disposition.

Credit for Foreign Taxes Paid or Withheld

Payments to U.S. holders as dividends or consideration for Ordinary Shares may in some circumstances be subject to Israeli withholding taxes. See “Israeli Taxation, U.S. – Israel tax Treaty” above. Generally, such withholding taxes in lieu of Israeli income taxes imposed on such transactions are creditable against the U.S. holder’s U.S. tax liability, subject to numerous U.S. foreign tax credit limitations, including additional limitations in the case of qualified dividends eligible for the maximum rate accorded to capital gains. A corporate U.S. holder may also be eligible for an “indirect” foreign tax credit on dividends to take account of certain Israeli taxes we previously paid to Israel. A U.S. holder should consult its own independent tax advisor regarding use of the U.S. foreign tax credit and its limitations. A U.S. holder (except an individual who does not itemize deductions) may elect to take a deduction rather than a credit for foreign taxes paid.

Passive Foreign Investment Company

We believe we may be a PFIC for the year ended December 31, 2016. In general, we will be a PFIC for any taxable year in which:

•	at least 75% of our gross income is passive income, or

•	at least 50% of the value (determined on a quarterly basis) of our assets is attributable to assets, that produce or are held for the production of passive income.

For this purpose, cash is a passive asset and passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.

82

PFIC status is determined annually and cannot be definitively determined until the close of the year in question. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. Because we have valued our goodwill based on the market value of our equity, a decrease in the price of our Ordinary Shares may also result in our becoming a PFIC to the extent we are not already a PFIC. If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, such U.S. holder will be subject to special tax rules discussed below.

If we qualify as a PFIC at any time during a U.S. holder’s holding period of our Ordinary Shares, any subsequent distributions to, or disposition of the shares by, the U.S. holder will be subject to the excess distribution rules (described below), regardless of whether we are a PFIC in the year of distribution or disposition, unless the U.S. holder: (1) made the qualified electing fund (“QEF”) election (described below); (2) made the mark-to-market election (described below); or (3) during a year in which the corporation is no longer a PFIC, elected to recognize all gain inherent in the shares on the last day of the last taxable year in which the corporation was a PFIC. If a U.S. holder holds our Ordinary Shares in a PFIC Year, such Ordinary Shares will henceforth be considered shares in a PFIC, regardless of whether we meet the PFIC tests in future years, unless the U.S. holder makes a timely QEF or mark-to-market election, or makes the deemed-gain election in a year in which the corporation is no longer a PFIC.

If we are a PFIC, each U.S. holder, upon certain “excess distributions” by us and upon disposition of our Ordinary Shares at a gain, would be liable to pay tax at the highest then-prevailing income tax rate on ordinary income plus interest on the tax, as if the distribution or gain had been recognized ratably over the holder’s holding period for the Ordinary Shares. Distributions received in a taxable year that are greater than 125.0% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. holder’s holding period for the shares will be treated as excess distributions. Additionally, if we are a PFIC, a U.S. holder who acquires Ordinary Shares from a deceased person who was a U.S. holder would not receive the step-up of the income tax basis to fair market value for such Ordinary Shares. Instead, such U.S. holder would have a tax basis equal to the deceased’s tax basis, if lower. Furthermore, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us in a PFIC Year or in the taxable year following a PFIC Year.

If a U.S. holder has made a QEF election covering all taxable years during which the holder holds Ordinary Shares and in which we are a PFIC, distributions and gains will not be taxed as described above, nor will denial of a basis step-up at death described above apply. Instead, a U.S. holder that makes a QEF election is required for each taxable year to include in income the holder’s pro rata share of the ordinary earnings of the QEF as ordinary income and a pro rata share of the net capital gain of the QEF as capital gain, regardless of whether such earnings or gain have in fact been distributed. Undistributed income is subject to a separate election to defer payment of taxes. If deferred, the taxes will be subject to an interest charge. Where earnings and profits that were included in income under this rule are later distributed, the distribution is not a dividend. The basis of a U.S. shareholder’s shares in a QEF is increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends. In addition, if a U.S. holder makes a timely QEF election, our Ordinary Shares will not be considered shares in a PFIC in years in which we are not a PFIC, even if the U.S. holder had held Ordinary Shares in prior years in which we were a PFIC.

In order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from us. The QEF election is made on a shareholder-by-shareholder basis and can be revoked only with the consent of the IRS. A shareholder makes a QEF election by attaching a completed IRS Form 8621, including the information provided in the PFIC annual information statement, to a timely filed U.S. federal income tax return and by filing a copy of the form with the IRS. There is no assurance that we will provide such information as the IRS may require in order to enable U.S. holders to make the QEF election. Moreover, there is no assurance that we will have timely knowledge of our status as a PFIC in the future. Even if a shareholder in a PFIC does not make a QEF election, if such shareholder is a U.S. holder, such shareholder must annually file with the shareholder’s tax return and with the IRS a completed Form 8621.

If our Ordinary Shares are “regularly traded” on a “qualified exchange or other market,” as provided in applicable Treasury Regulations, a U.S. holder of our shares may elect to mark the shares to market annually, recognizing as ordinary income or loss each year an amount equal to the difference between the shareholder’s adjusted tax basis in such shares and their fair market value. Losses would be allowed only to the extent of net mark-to-market gain previously included by the U.S. holder under the election in previous taxable years. The adjusted tax basis of a U.S. holder’s Ordinary Shares is increased by the amount included in gross income under the mark-to-market regime, or is decreased by the amount of the deduction allowed under the regime. As with the QEF election, a U.S. holder who makes a mark-to-market election would not be subject to the general excess distribution rules and the denial of basis step-up at death described above. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the shares are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election. U.S. holders are urged to consult their tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in such holder’s particular circumstances.

83

THE RULES DEALING WITH PFICS AND WITH THE QEF AND MARK-TO-MARKET ELECTIONS ARE VERY COMPLEX AND ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING OUR OWNERSHIP OF ANY NON-U.S. SUBSIDIARIES. AS A RESULT, U.S. HOLDERS OF ORDINARY SHARES ARE STRONGLY ENCOURAGED TO CONSULT THEIR TAX ADVISORS ABOUT THE PFIC RULES IN CONNECTION WITH THEIR PURCHASING, HOLDING OR DISPOSING OF ORDINARY SHARES.

Backup Withholding and Information Reporting

In general, information reporting will apply to dividends in respect of our Ordinary Shares and the proceeds from the sale, exchange or redemption of our Ordinary Shares that are paid to a U.S. holder within the United States (and in certain cases, outside the United States), unless such holder is an exempt recipient. A backup withholding tax generally would apply to such payments if the U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or, in the case of dividend payments, fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

Under the Hiring Incentives to Restore Employment Act of 2010, individuals that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 are required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of our Ordinary Shares.

Tax on Net Investment Income

For tax years beginning after December 31, 2012, certain U.S. holders that are individuals, estates or trusts whose income exceeds certain thresholds will be required to pay an additional 3.8% tax on “net investment income”, which includes, among other things, dividends and net gain from the sale or other disposition of property (other than property held in a trade or business), which may include our Ordinary Shares. U.S. holders should consult their own tax advisors regarding the application of the tax on net investment income to their particular circumstances.

84

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, we have engaged Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, or the Placement Agent, to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

Only certain institutional investors purchasing the securities offered hereby will execute a securities purchase agreement with us, providing such investors with certain representations, warranties and covenants from us, which representations, warranties and covenants will not be available to other investors who will not execute a securities purchase agreement in connection with the purchase of the securities offered pursuant to this prospectus. Therefore, those investors shall rely solely on this prospectus in connection with the purchase of securities in the offering.

The Placement Agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities.  There is no required minimum number of securities that must be sold as a condition to completion of this offering. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering.

The securities purchase agreement we entered with the investors provides that the obligations of the investors of the securities are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and receipt of customary legal opinions, letters and certificates. We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about , 2017.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the Placement Agent and any profit realized on the resale of the Ordinary Shares sold by the Placement Agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Commissions and Expenses

We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also pay the Placement Agent a management fee equal to 1.0% of the gross proceeds of this offering, a reimbursement for non-accountable expenses of $25,000 and a reimbursement for the Placement Agent’s legal fees and expenses in the amount of up to $90,000. This fee will be distributed among the Placement Agent and any selected-dealers that it has retained to act on their behalf in connection with this offering. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $ .

85

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent warrants to purchase up to Ordinary Shares (which represents 6.5% of the aggregate number of Ordinary Shares sold in this offering, including the number of shares underlying the pre-funded warrants being offered hereby) at an exercise price of $ per Ordinary Share (representing 125% of the public offering price for an Ordinary Share and related warrant to be sold in this offering), exercisable for five years from the date of the effectiveness of this offering. The placement agent warrants will have substantially the same terms as the warrants being sold to the investors in this offering. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any Ordinary Shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Placement Agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Right of First Refusal

We have also agreed to give the Placement Agent, subject to the completion of this offering, certain right of first refusal until September 30, 2018 for any further capital raising transactions undertaken by us and a twelve-month tail fee equal to the cash and warrant compensation in this offering, if any investor who was contacted by the Placement Agent provides us with further capital during such twelve-month period following the expiration or termination of our engagement with the Placement Agent.

Lock-up Agreements

Our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Ordinary Shares, Ordinary Shares or warrants or any other securities convertible into or exchangeable for Ordinary Shares except for the Ordinary Shares offered in this offering without the prior written consent of the representative for a period of days after the consummation of this offering.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the placement agency agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Determination of offering price

The offering price of the securities we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Ordinary Shares prior to the offering, among other things. Other factors considered in determining the offering price of the Ordinary Shares we are offering include the history and prospects of the company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing

Our Ordinary Shares are listed on The NASDAQ Capital Market under the trading symbol “ROSG.”

Other Relationships

From time to time, the Placement Agent has provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

Selling Restrictions outside the United States

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the securities or possession or distribution of this prospectus or any other offering or publicity material relating to the securities in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the Placement Agent has undertaken that it will not, directly or indirectly, offer or sell any Ordinary Shares or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of securities by it will be made on the same terms.

86

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

87

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Amar Reiter Jeanne Shochatovitch & Co., Lawyers, Ramat Gan, Israel. Certain matters of United States federal securities law relating to this offering will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Francisco, California. Certain legal matters relating to the offering will be passed upon for the Placement Agent by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, appearing in this Prospectus and Registration Statement have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1(e) to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 3 Aminadav St., Tel-Aviv, Israel 6706703.

88

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$
FINRA filing fee
Legal fees and expenses*
Accounting fees and expenses*
Printing fees and expenses*
Miscellaneous*
Total*	$

*Estimated

89

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2016, filed on March 30, 2017 (File No. 001-33042)

•	Report on Form 6-K filed on January 26, 2017 (File No. 001-33042);

•	Report on Form 6-K filed on February 3, 2017 (File No. 001-33042);

•	Report on Form 6-K filed on February 14, 2017 (File No. 001-33042;

•	Report on Form 6-K filed on February 15, 2017 (File No. 001-33042);

•	Report on Form 6-K filed on February 23, 2017 (File No. 001-33042);

•	Report on Form 6-K filed on March 13, 2017 (File No. 001-33042);

•	Report on Form 6-K filed on March 16, 2017 (File No. 001-33042);

•	Report on Form 6-K filed on April 4, 2017 (File No. 001-33042);

•	the description of our Ordinary Shares contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Ron Kalfus

Chief Financial Officer

Rosetta Genomics Ltd.

3711 Market Street, Suite 740

Philadelphia, PA 19104

215-382-9000

90

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement on Form F-1 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any document we file or furnish with the SEC at reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a website at www.rosettagx.com. You may access our SEC filings and the registration statement filed with SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may declare a foreign judgment in a civil matter, including a monetary or compensatory judgment in a non-civil matter, enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Notwithstanding the previous sentence, an Israeli court will not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

91

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the possibility given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed our wholly owned U.S. subsidiary, Rosetta Genomics Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency. Judgment creditors must bear the risk of unfavorable exchange rate fluctuations.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

92

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

U.S. DOLLARS IN THOUSANDS

F-1

Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 6706703, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Rosetta Genomics Ltd.

We have audited the accompanying consolidated balance sheets of Rosetta Genomics Ltd. (the “Company”) and its subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of comprehensive loss, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. We were not engaged to perform an audit of the Company’s and its subsidiaries internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s and its subsidiaries internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2016 and 2015, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1e to the consolidated financial statements, the Company has recurring losses from operations and has limited liquidity resources that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1e. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 30, 2017	A Member of Ernst & Young Global

F-2

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

		December 31,
	Note	2016	2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$6,163	$12,447
Short-term bank deposits and restricted cash	4	130	1,098
Trade receivables		2,851	3,633
Other accounts receivable and prepaid expenses	5	369	2,192

Total current assets		9,513	19,370

LONG TERM ASSETS:

Property and equipment, net	6	2,442	2,975
Long-term bank deposits and other long-term receivables		6	78

Total long term assets		2,448	3,053

Total assets		$11,961	$22,423

The accompanying notes are an integral part of the consolidated financial statements.

F-3

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and per share data)

		December 31,
	Note	2016	2015
LIABILITIES AND SHAREHOLDERS EQUITY

CURRENT LIABILITIES:
Current maturity of long-term capital lease	7	$55	$-
Trade payables		1,574	1,070
Other accounts payable and accruals	8	2,175	1,733

Total current liabilities		3,804	2,803

LONG-TERM LIABILITIES:
Debentures and Warrants	3, 9	3,675	-
Long-term capital lease obligations	7	65	-

Total long-term liabilities		3,740	-

COMMITMENTS AND CONTINGENT LIABILITIES	10

SHAREHOLDERS’ EQUITY:
Share capital:	11
Ordinary Shares of NIS 7.2 par value: 5,000,000 shares authorized at December 31, 2016 and 2015, respectively; 1,842,704 and 1,709,900 shares issued at December 31, 2016 and 2015, respectively; 1,842,704 and 1,709,628 shares outstanding at December 31, 2016 and 2015, respectively		3,442	3,194
Additional paid-in capital		157,478	156,696
Accumulated deficit		(156,503)	(140,270)

Total shareholders’ equity		4,417	19,620

Total liabilities and shareholders’ equity		$11,961	$22,423

The accompanying notes are an integral part of the consolidated financial statements.

F-4

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands (except share and per share data)

		Year ended December 31,
	Note	2016	2015	2014
Clinical testing revenues		$9,234	$6,668	$1,099
Licensing revenues		-	1,600	228
Total revenues		9,234	8,268	1,327

Cost of clinical testing revenues		7,439	6,192	1,310
Cost of licensing revenues		-	80	-
Total cost of revenues		7,439	6,272	1,310

Gross profit		1,795	1,996	17

Operating expenses:

Research and development, net	2l	3,156	2,956	1,927
Sales, marketing and business development		6,806	7,350	6,848
General and administrative		7,497	7,566	5,494
Gain from bargain purchase related to acquisition of CynoGen, Inc.	1d	-	(155)	-

Total operating expenses		17,459	17,717	14,269

Operating loss		15,664	15,721	14,252
Financial expenses, net	13	603	1,605	259

Loss before income taxes		16,267	17,326	14,511
Income tax (benefit) expense	12	(34)	19	15

Net loss		16,233	17,345	14,526

Basic and diluted net loss per Ordinary Share		$9.31	$13.79	$15.51

Weighted average number of Ordinary Shares used to compute basic and diluted net loss per Ordinary Share		1,743,067	1,257,724	936,658

The accompanying notes are an integral part of the consolidated financial statements.

F-5

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY

U.S. dollars in thousands (except per share data)

	Number of Ordinary Shares	Share capital		Additional paid-in capital	Accumulated deficit	Total equity (deficit)
Balance as of December 31, 2013	872,520	$1,609		$130,423	$(108,399)	$23,633
Issuance of shares in January 2014, at $43.68 per share, net of $33 issuance expenses	21,805	$45		$876	$-	$921
Issuance of shares in April 2014, at $61.08 per share, net of $9 issuance expenses	4,937	10		283	-	293
Issuance of shares in May 2014, at $48.36 per share, net of $8 issuance expenses	5,533	11		247	-	258
Issuance of shares in June 2014, at $50.76 per share, net of $45 issuance expenses	30,164	62		1,422	-	1,484
Issuance of shares in July 2014, at $54.24 per share, net of $48 issuance expenses	29,305	62		1,481	-	1,543
Issuance of shares in August 2014, at 45.84 per share, net of $6 issuance expenses	4,038	8		171	-	179
Issuance of shares in September 2014, at $45.72 per share, net of $10 issuance expenses	7,071	14		300	-	314
RSUs conversion	3,584	7		(7)	-	-
Exercise of warrants	746	1		(1)	-	-
Employee options exercised	4	(*	)	(* )	-	-
Issuance of shares to a former employee	500	1		22	-	23
Share-based compensation relating to options and RSUs issued to employees and directors	-	-		943	-	943
Net loss	-	-		-	(14,526)	(14,526)

Balance as of December 31, 2014	980,202	$1,830		$136,160	$(122,925)	$15,065

Issuance of shares in February 2015, at $53.52 per share, net of $491 issuance expenses	183,731	344		8,994	-	9,338
Issuance of shares related to acquisition (Note 1)	51,667	94		1,856	-	1,950
Issuance of shares in July 2015, at $39.24 per share, net of $18 issuance expenses	15,457	29		560	-	589
Issuance of shares in August 2015, at $36.48 per share, net of $3 issuance expenses	2,844	6		95	-	101
Issuance of shares and exercise of warrants B related to the October 2015 placement, at $15.96 per share, net of $331 issuance expenses	472,209	884		1,750	-	2,634
Reclassification of Warrants A and B to shareholders’ equity	-	-		6,272	-	6,272
RSUs conversion	3,521	7		(7)	-	-
Share-based compensation relating to options and RSUs issued to employees and directors	-	-		1,016	-	1,016
Net loss	-	-		-	(17,345)	(17,345)

Balance as of December 31, 2015	1,709,628	$3,194		$156,696	$(140,270)	$19,620

Issuance of shares in November 2016, at $6 per share	91,250	171		(171)	-	-
Issuance of warrants to placement agents related to November 2016 placement	-	-		152	-	152
Exercise of warrants B related to the October 2015 placement	27,776	51		(51)	-	-
Conversion of debentures related to the November 2016 placement, at $6 per share	8,333	16		3	-	19
RSUs conversion	5,445	10		(10)	-	-
Share-based compensation relating to options and RSUs issued to employees and directors	-	-		859	-	859
Issuance of treasury shares	272	(*	)	-	-	(* )
Net loss	-	-		-	(16,233)	(16,233)

Balance as of December 31, 2016	1,842,704	$3,442		$157,478	(156,503)	$4,417

* Less than $1

**See note 1c for reverse split.

The accompanying notes are an integral part of the consolidated financial statements.

F-6

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2016	2015	2014
Cash flows from operating activities:

Net loss	$(16,233)	$(17,345)	$(14,526)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	904	748	299
Gain from bargain purchase related to acquisition of CynoGen, Inc.	-	(155)	-
Share-based compensation relating to options, RSUs, shares and warrants granted to employees, non-employees and directors	859	1,016	943
Issuance expenses of Debentures and Warrants classified as liabilities related to share purchase agreement	572	561	-
Revaluation losses (gain) of Debentures and Warrants related to share purchase agreements	(14)	1,051	(79)
Decrease (increase) in trade receivables	782	(1,256)	(114)
Decrease (increase) in other accounts receivable and prepaid expenses	1,817	(1,705)	(170)
Increase (decrease) in trade payables	504	101	(343)
Decrease in deferred revenue	-	-	(228)
Increase in other accounts payables and accruals	442	51	616

Net cash used in operating activities	(10,367)	(16,933)	(13,602)

Cash flows from investing activities:
Purchase of property and equipment	(223)	(273)	(247)
Acquisition of CynoGen, Inc. (a)	-	(2,122)	-
Decrease (increase) in bank deposits and restricted cash	1,046	6,526	(11)

Net cash provided by (used in) investing activities	823	4,131	(258)

The accompanying notes are an integral part of the consolidated financial statements.

F-7

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2016	2015	2013
Cash flows from financing activities:

Repayment of capital lease	(28)	-	-
Issuance of shares, debentures and warrants and proceed from exercise of warrants, net	3,288	17,320	5,015

Net cash provided by financing activities	3,260	17,320	5,015

Increase (decrease) in cash and cash equivalents	(6,284)	4,518	(8,845)
Cash and cash equivalents at beginning of year	12,447	7,929	16,774

Cash and cash equivalents at end of year	$6,163	$12,447	$7,929

Supplemental disclosure:

(a) Acquisition of CynoGen, Inc.

Fair value of assets acquired and liabilities assumed at the date of acquisition:
Working capital, net (excluding cash and cash equivalents)	$-	$1,599	$-
Property and equipment	-	2,628	-
Gain from bargain purchase	-	(155)	-
Issuance of shares	-	(1,950)	-

	$-	$(2,122)	$-

(b) Supplemental disclosure of non-cash activities:

Share issuance for acquisition of CynoGen, Inc.	$-	$1,950	$-
Reclassification of Warrants A and B to shareholders’ equity	$-	$6,272	$-
Purchase of property and equipment under capital lease	$148	$-	$-
Conversion of Debentures to shares	$19	$-	$-

(c) Supplemental disclosures of cash flow activities:

Interest received	$10	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-8

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:-	GENERAL

a.	Rosetta Genomics Ltd. ("Rosetta Genomics" or the “Company”) commenced its operations on March 9, 2000. The Company’s integrative research platform combining bioinformatics and state-of-the-art laboratory processes has led to the discovery of hundreds of biologically validated novel human microRNAs. Building on its strong patent position and proprietary platform technologies, Rosetta Genomics is working on the application of these technologies in the development of a full range of microRNA-based diagnostic tools. The Company’s microRNA-based tests, RosettaGX Cancer Origin™, RosettaGX Reveal™, mi-LUNG™, and mi-KIDNEY™, are commercially available worldwide and all samples are processed in its Philadelphia-based, CAP-accredited, Clinical Laboratories Improvement Amendments (“CLIA”) certified lab. With the acquisition of CynoGen, Inc. (described in Note 1d below), the Company offers a broader menu of molecular and other assays for bladder, lung, prostate and breast cancer patients through its facility in Lake Forest, California.

b.	The Company has three wholly-owned subsidiaries in the United States: (1), Rosetta Genomics, Inc. (“Rosetta Inc.”), (2) Minuet Diagnostics, Inc. (“Minuet”), and (3) CynoGen, Inc. (“CynoGen” or “PersonalizeDx” and collectively with Rosetta Inc., and Minuet, the “U.S. Subsidiaries”). The principal business activities of the U.S. Subsidiaries are to commercialize the Company’s products, perform tests in its CLIA-approved laboratories and expand the business of the Company in the United States (see Note 1d).

c.	Reverse stock split:

On March 16, 2017, subsequent to the balance sheet date, the shareholders of the Company, at an Extraordinary General Meeting of Shareholders, approved a reverse stock split and consolidation of the registered (authorized) share capital of the Company as follows: every twelve (12) Ordinary Shares with a nominal (par) value of NIS 0.6 each were consolidated into one (1) Ordinary Share with a nominal (par) value of NIS 7.2 each. All Ordinary Shares, options, warrants and per share amounts, including loss per share, have been adjusted to give retroactive effect to this reverse split for all periods presented.

d.	Acquisition of CynoGen, Inc.:

On April 13, 2015, the Company, through Rosetta Inc., acquired all of the outstanding shares of Minuet and CynoGen from Prelude Corporation, a Fjord Ventures portfolio company. CynoGen is a molecular diagnostics and services company serving community-based pathologists, urologists, oncologists and other reference laboratories across the United States. CynoGen is focused on the detection of genomic changes through Fluorescence in situ Hybridization (“FISH”) technology, which helps to detect cancer, measure the potential aggressiveness of the disease and identify patients most likely to respond to targeted therapies.

The purchase price included $2,122 in cash, 41,667 of the Company's Ordinary Shares, par value NIS 7.2 per share and the provision of certain assets and services at cost to Prelude Corporation. Prelude Corporation has accepted 10,000 of the Company’s Ordinary Shares in lieu of the provision of certain assets and services to it by the Company. The aggregate fair value of the 51,667 Ordinary Shares issued amounted to approximately $1,950.

F-9

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The acquisition was accounted for under the purchase method of accounting in accordance with Accounting Standard Codification (“ASC”) 805, “Business Combinations.” Accordingly, the Company allocated the purchase price to assets acquired and liabilities assumed based on a preliminary purchase price allocation study. Following the final purchase price allocation, the Company did not identify intangible assets to be recorded upon acquisition. As a result, the Company recognized a bargain purchased gain of approximately $155.

Acquisition costs in the amount of $707 consisted mainly of legal, tax and accounting fees and other external costs directly related to the acquisition and were included in operating expenses, as acquisition related costs.

e.	Liquidity and Capital Resources:

The Company has incurred an accumulated deficit of approximately $156,503 since inception, and incurred recurring operating losses and negative cash flows from operating activities in each of the three years in the period ended December 31, 2016. As of December 31, 2016, the Company’s total shareholders’ equity amounted to $4,417.

During the year ended December 31, 2016 the Company incurred operating losses and negative cash flow from operating activities amounting to $15,664 and $10,367, respectively. The Company will be required to obtain additional liquidity resources in the near term in order to support the commercialization of its products and maintain its research and development activities.

As of December 31, 2016, the Company's cash position (cash and cash equivalents and short-term bank deposits) totaled approximately $6,241. The Company is addressing its liquidity issues by implementing initiatives to allow the coverage of budget deficit. The Company's current operating plan includes various assumptions concerning the level and timing of cash receipts from sales and cash outflows for operating activities and capital expenditures. The Company's ability to successfully carry out its business plan, which includes a cost-reduction plan should it be unable to raise sufficient additional capital, is primarily dependent upon its ability to (1) obtain sufficient additional capital, (2) attract and retain knowledgeable employees, (3) increase its cash collections and (4) generate significant additional revenues. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for the long-term development and commercialization of its products.

According to management estimates, liquidity resources as of December 31, 2016, will be sufficient to maintain the Company's operations into the third quarter of 2017. The Company's inability to raise funds to carry out its business plan will have a severe negative impact on its ability to remain a viable company.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The audited consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

On November 23, 2016, the Company entered into a securities purchase agreement (the “November 2016 placement”) with a prominent institutional healthcare investor to purchase (i) an aggregate of 91,250 of the Company’s Ordinary Shares (the “Shares”) at a purchase price of $6.00 per share and an aggregate principal amount of $3,160 unsecured convertible Debentures (the “Registered Debentures”) in a registered direct offering (the “Registered Direct Offering”) and (ii) warrants to purchase up to 833,334 Ordinary Shares with an initial exercise price of $10.20 per share (the “Warrants”) and an aggregate principal amount of $1,293 unsecured convertible Debentures (the “PIPE Debentures” and together with the Registered Debentures, the “Debentures”) in a concurrent private placement (the “Private Placement” and, together with the Registered Direct Offering, the “Offerings”). The initial closing of the Offerings occurred on November 29, 2016, at which the Company received gross proceeds of $3,708 for the Ordinary Shares, the Registered Debentures and Warrants. The second closing of the Offering occurred on February 23, 2017, at which the Company received gross proceeds of $1,292 for the PIPE Debentures.

The aggregate net proceeds to the Company from the Offerings, after deducting the Placement Agents’ fees and expenses as well as the Company’s offering expenses, were approximately $4,500.

The Debentures are non-interest bearing, have a term of 30 years and are convertible into Ordinary Shares at an initial conversion price of $6.00 per share. The Debentures are not subject to voluntary prepayment prior to maturity. In the event of a reverse stock split of the Company’s Ordinary Shares, the conversion price of the Debentures shall be reduced to the lesser of (x) the then conversion price, as adjusted and (y) the average of the two lowest volume weighted average prices of the Company’s Ordinary Shares during the 10 trading days immediately following the reverse stock split, which shall thereafter be the new conversion price. Additionally, subject to limited exceptions, for a period of 18 months following the effective date of a resale registration statement on Form F-1 covering the resale of the Ordinary Shares issuable upon exercise of the Warrants and conversion of the PIPE Debentures (the “Resale Registration Statement”), if the Company issues Ordinary Shares or securities that are convertible or exercisable into Ordinary Shares at a price that is less than the effective conversion price, then the conversion price shall be automatically reduced to the price at which the Company issued the Ordinary Shares or the underlying exercise price or conversion price of the securities. Under no circumstances will the adjusted conversion price of the Debentures be lower than $3.00. The Company’s payment obligations under the Debentures are guaranteed by its U.S. Subsidiaries.

F-10

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Warrants were immediately exercisable upon issuance and have a term of five years. The exercise price of the Warrants is subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of the Company’s Ordinary Shares and rights offerings and pro rata distributions with respect to all holders of the Company’s Ordinary Shares. Additionally, in the event of a reverse stock split of the Company’s Ordinary Shares, the exercise price will be reduced to the lesser of (x) the then exercise price, as adjusted and (y) the average of the two lowest volume weighted average prices of the Company’s Ordinary Shares during the 10 trading days immediately following the reverse stock split, which shall thereafter be the new exercise price. Additionally, subject to limited exceptions, for a period of 12 months following the effective date of the Resale Registration Statement, if the Company issues Ordinary Shares or securities that are convertible or exercisable into Ordinary Shares at a price that is less than the effective exercise price, then the exercise price shall be automatically reduced to the price at which the Company issued the Ordinary Shares or the underlying exercise price or conversion price of the securities.

The placement agents received (i) an aggregate cash fee equal to $350 ($260 at the initial closing in November 2016 and $90 at the second closing in February 2017), (ii) warrants to purchase up to 25,000 Ordinary Shares and (iii) reimbursement of expenses of $75. The placement agent warrants will become exercisable on November 29, 2017, will expire on November 29, 2021 and will have an exercise price of $7.50.

The Company also entered into a Registration Rights Agreement with the investor, pursuant to which the Company filed a resale registration statement on Form F-1 which became effective on February 16, 2017.

On February 18, 2015, the Company entered into a Controlled Equity OfferingSM Sales Agreement (the “2015 Cantor Sales Agreement”) with Cantor Fitzgerald & Co., as sales agent (“Cantor”), and filed a prospectus supplement with the SEC relating to the offer and sale of up to $14,400 of its Ordinary Shares. During 2015, the Company sold through the 2015 Cantor Sales Agreement an aggregate of 202,030 of its Ordinary Shares, and received gross proceeds of $10,540, before deducting issuance expenses in an amount of $ 512. The 2015 Cantor Sales Agreement was terminated on October 13, 2015.

In addition, on October 13, 2015, the Company entered into a Securities Purchase Agreement (the “2015 Securities Purchase Agreement”), pursuant to which the Company agreed to sell securities to various accredited investors (the “2015 Purchasers”) in a private placement transaction (the "2015 Private Placement"). The Private Placement closed on October 16, 2015 (the “Closing Date”). The net proceeds to the Company from the 2015 Private Placement, after deducting placement agent fees and expenses, the Company’s offering expenses and excluding the proceeds, if any, from the exercise of the 2015 Warrants, were approximately $7,293.

F-11

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under the terms of the 2015 Private Placement, the Company issued an aggregate of 277,778 units at a purchase price of $28.80 per unit for gross proceeds of approximately $8,000. Each unit consisted of (i) one Ordinary Share (collectively, the “Shares”), (ii) a Series A Warrant to purchase one-half of an Ordinary Share at an exercise price of $33.00 per Ordinary Shares (subject to adjustment), exercisable for a period of five years from the Closing Date (the “2015 Series A Warrants”), and (iii) a partially pre-funded 2015 Series B Warrant (collectively and together with the 2015 Series A Warrants, the “2015 Warrants”). The 2015 Series B Warrants had an exercise price of NIS 7.2 (which has been prepaid) plus $0.0012 per share. The 2015 Series B Warrants were intended to reset the price of the units, and became exercisable for an aggregate of 222,223 shares based on 85% of the arithmetic average of the five lowest weighted average prices calculated during the ten trading days following the effective date of a resale registration statement registering the shares sold in the 2015 Private Placement for resale. The 2015 Series A Warrant exercise price has been adjusted to $19.752 per share, and all of the 2015 Series B Warrants have been exercised on a cashless basis, resulting in the issuance of 222,208 of the Company’s Ordinary Shares.

During 2014, the Company sold through the 2013 Cantor Sales Agreement an aggregate of 102,851 of its Ordinary Shares ("Ordinary Shares"), and received gross proceeds of $5,151 before deducting issuance expenses in an amount of $159. Sales of the Company's Ordinary Shares under the Cantor Sales Agreements were made in sales deemed to be "at-the-market" equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

F-12

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

a.	Use of estimates:

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

All of the Company’s revenues are generated in U.S. dollars (“Dollar”). In addition, the majority of the Company’s costs and financing are in Dollars. The Company's management believes that the Dollar is the currency of the primary economic environment in which the Company and its subsidiaries have operated and expect to continue to operate in the foreseeable future. Therefore, the functional currency of the Company and its subsidiaries is the Dollar.

The Company and its subsidiaries’ transactions and balances denominated in Dollars are presented at their original amounts. Non-Dollar transactions and balances have been remeasured to Dollars in accordance with ASC 830, “Foreign Currency Matters”. All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-Dollar currencies are reflected in the consolidated statement of comprehensive loss as financial income or expenses, as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its Subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.

d.	Cash equivalents:

Cash equivalents are short-term unrestricted, highly-liquid investments that are readily convertible to cash, with original maturities of three months or less at acquisition.

e.	Restricted cash:

Restricted cash is invested in a bank deposit, which is pledged in favor of the bank that provides guarantees on behalf of the Company.

F-13

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

f.	Short-term bank deposits:

Short-term bank deposits are deposits with maturities of more than three months at acquisition but less than one year at balance sheet date. The short-term bank deposits are presented at their cost which approximates its market value.

g.	Business Combinations:

The Company applies ASC 805, “Business Combinations”. ASC 805 requires recognition of assets acquired, liabilities assumed, and non-controlling interest in the acquired entity at the acquisition date, measured at their fair values as of that date. This ASC also requires the fair value of acquired in-process research and development (“IPR&D”) to be recorded as intangibles with indefinite lives, contingent consideration to be recorded on the acquisition date, and restructuring and acquisition-related deal costs to be expensed as incurred. Any excess of the fair value of net assets acquired over purchase price and any subsequent changes in estimated contingencies are to be recorded in earnings. In addition, changes in valuation allowance related to acquired deferred tax assets and in acquired income tax position are to be recognized in earnings.

h.	Capital leases:

Leases are capitalized under the criteria set forth in ASC 840, “Leases”, which establishes the four criteria of a capital lease. At least one of the four following criteria must be met for a lease to be considered a capital lease: (1) a transfer of ownership of the property to the lessee by the end of the lease term; (2) a bargain purchase option; (3) a lease term that is greater than or equal to 75 percent of the economic life of the leased property; (4) present value of the future minimum lease payments equals or exceeds 90 percent of the fair market value of the leased property. If none of the aforementioned criteria are met, the lease will be treated as an operating lease.

At the commencement of the lease term, the leased asset is measured at the lower of the fair value of the leased asset or the present value of the minimum lease payments.

i.	Property and equipment, net:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual percentage rates:

%
Computer equipment	33
Office furniture and laboratory equipment	7 - 20 (mainly 15)
Leasehold improvements	Over the shorter of the lease term or useful economic life

j.	Impairment of long-lived assets:

The Company’s long-lived assets are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2016 and 2015, no impairment losses have been identified.

F-14

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

k.	Revenue recognition:

The Company generates its revenues mainly from diagnosing patient tissue received from private patients or third-party distributors. The Company performs the diagnostic testing in its labs in the U.S. Additionally, the Company generates revenues from research and development services provided to, and licensing agreement with, third parties.

Revenues from sales of the Company’s diagnostic services are recognized in accordance with ASC 605, “Revenue Recognition”, when (1) persuasive evidence of an agreement exists, (2) delivery of the test result has occurred or services have been rendered, (3) the fee is fixed or determinable, and (4) no further obligation exists and collectability is probable.

Criterion (1) is satisfied upon receiving a test requisition form indicating medical necessity of the test ordered for the patient, which the Company needs so it can bill the relevant payers. Criterion (2) is satisfied when the Company performs the test and delivers a report to the physician or makes the patient report available to the patient. Determinations of criteria (3) and (4) are based on management’s judgments regarding whether the fee charged for products or services delivered is fixed or determinable, and the collectability of those fees under any contract or arrangement is probable. The Company assesses whether the fee is fixed or determinable based on the nature of the fee charged for the services delivered and existing contractual arrangements.

The Company’s specialized diagnostic services are performed based on a written test requisition form or electronic equivalent and revenues are recognized once the diagnostic services have been performed, and the results have been delivered to the ordering physician or makes the patient report available to the patient. These diagnostic services are billed to various payers, including Medicare, commercial insurance companies, other directly billed healthcare institutions such as hospitals and clinics, and individuals. The Company reports revenues from contracted payers, including Medicare, certain insurance companies and certain healthcare institutions, based on the contractual rate, or in the case of Medicare, published fee schedules. The Company reports revenues from non-contracted payers, including certain insurance companies and individuals, based on the amount expected to be collected. The difference between the amount billed and the amount estimated to be collected from non-contracted payers is recorded as a contractual allowance to arrive at the reported net revenues. The expected revenues from non-contracted payers are based on the historical collection data (when such historical collection data is readily available and reliable) of each payer or payer group, as appropriate. The Company regularly reviews its historical collection experience for non-contracted payers and adjusts its expected revenues for current and subsequent periods accordingly.

Revenues from licensed technology are recorded in accordance with the contract terms, when revenues can be reliably measured and collection of the funds is reasonably assured.

F-15

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 31, 2015, the Company entered into a Patent License Agreement (the “Agreement”) with Mirna Therapeutics (“Mirna”) for a worldwide sublicense to the Company’s patents related to therapeutics uses of certain microRNA technologies (the “Licensed Patents”). Under the terms of the agreement, the Company received an upfront payment of $1,600 from Mirna on January 4, 2016, and the Company is eligible for low single-digit royalties on product sales and potential milestone payments (to be performed by Mirna) and sublicense fees. The sublicensed patents are jointly owned by YEDA Research and Development Company Ltd. (“YEDA”), the commercial arm of the Weizmann Institute of Science, and the Company. As such, YEDA is entitled to a portion of these and other proceeds the Company may receive under the agreement with Mirna. The term of the agreement is for the life of the licensed patents. Mirna may terminate the agreement without cause, and, in certain cases, may be subject to significant termination fees.

As of December 31, 2015, the effective date of the Agreement, Mirna had the right to use the Licensed Patents, and Company became entitled to the upfront fee. Accordingly, the Company recorded revenues of $1,600 in the consolidated statements of comprehensive loss associated with the transaction. The Company has no continuing involvement or other obligations to Mirna regarding the Licensed Patents.

Additional potential milestones payments and royalties will be recognized upon the achievement of future events by Mirna, in accordance with ASC 450-30-25, “Gain Contingencies”. As of December 31, 2016, no milestones were achieved, or royalty payments made, by Mirna.

Revenues from research and development services to third parties are recognized in accordance with ASC topic 605-10, “Revenue recognition”, when delivery has occurred, persuasive evidence of an arrangement exists, the fee is fixed or determinable, no future obligation exists, and collectability is probable.

l.	Research and development expenses, net:

Research and development expenses consist of costs of salaries and related expenses, various activities related to intellectual property, research materials and supplies, and equipment depreciation. All such costs are expensed as incurred.

Royalty-bearing grants from the Bi-national Industrial Research and Development Foundation (“BIRD”) and from the Israel Innovation Authority (formerly known as the Office of the Chief of Scientist, "IIA" or "OCS") of the Ministry of Economy for funding approved research and development projects, are recognized at the time the Company is entitled to such grants, on the basis of the research and development expenses incurred. Such royalty -bearing grants arrangements are presented as a reduction from research and development expenses in the consolidated statements of comprehensive loss in an amount of $114, $197 and $292, in the years 2016, 2015 and 2014, respectively.

m.	Accounting for share-based compensation:

The Company accounts for share-based compensation in accordance with ASC 718, “Compensation - Stock Compensation”, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based payment awards made to employees, directors and non-employees. ASC 505-50, “Equity-Based Payments to Non-Employees”, requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s consolidated statement of comprehensive loss.

F-16

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company recognizes compensation expenses for the value of its awards granted based on the straight line method over the requisite service period of each of the awards, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Estimated forfeitures are based on actual historical pre-vesting forfeitures.

The Company selected the Black-Scholes-Merton option pricing model as the most appropriate fair-value method for its share-option awards, and the Company values restricted share units based on the market value of the underlying shares at the date of grant. The Company estimates the fair value of share options granted with the following assumptions:

	Year ended December 31,
	2016	2015	2014
Dividend yield	0%	0%	0%
Expected volatility	113-116%	116-126%	113-125%
Risk-free interest	1.42-1.79%	1.74-1.96%	1.62-2.27%
Expected life	6.25 years	4.5-6.25 years	4.5-6.25 years

The dividend yield assumption is based on the Company's historical experience and expectation of future dividend payouts. The Company has historically not paid dividends and has no foreseeable plans to pay cash dividends in the future.

The computation of expected volatility is based on realized historical share price volatility of the Company’s shares.

The risk-free interest rate assumption is the implied yield currently available on the U.S treasury yield zero-coupon issues with a remaining term equal to the expected life term of the Company’s options.

The Company determined the expected life of the options according to the simplified method, average of vesting and the contractual term of the Company’s stock options since the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

The Company applies ASC 505 with respect to options and warrants issued to non-employees. ASC 505 requires the use of option valuation models to measure the fair value of the options and warrants at the measurement date.

n.	Basic and diluted net loss per share:

Basic and diluted loss per Ordinary Share are presented in conformity with ASC 260 “Earnings Per Share”, for all years presented. Basic loss per Ordinary Share is computed by dividing net loss for each reporting period by the weighted average number of Ordinary Shares outstanding during the period. Diluted loss per Ordinary Share is computed by dividing net loss for each reporting period by the weighted average number of Ordinary Shares outstanding during the period plus any additional Ordinary Shares that would have been outstanding if potentially dilutive securities had been exercised during the period, calculated under the treasury share method.

F-17

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2016, 2015 and 2014, all outstanding options, Debentures Conversion Feature, RSUs, and warrants, have been excluded from the calculation of the diluted net loss per share since their effect was anti-dilutive.

o.	Income taxes:

The Company accounts for income taxes and uncertain tax positions in accordance with ASC 740, “Income Taxes” (“ASC 740”). ASC 740 prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance to reduce deferred tax assets to the amounts that are more likely-than-not to be realized.

The Company implements a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with ASC 740. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

As of December 31, 2016 and 2015, no liability for unrecognized tax benefits was recorded, as a result of the implementation of ASC 740.

p.	Severance pay:

The Company's Israeli employees are included under Section 14 of the Israeli Severance Compensation Law (“Section 14”). Under Section 14, the Company’s monthly deposits, at a rate of 8.33% of such employees’ monthly salary, are made on their behalf with insurance companies on account of severance pay. Payments in accordance with Section 14 release the Israeli companies from any future severance payments in respect of those employees. Deposits under Section 14 are not recorded as an asset in the Company’s balance sheet.

Severance expenses for the years ended December 31, 2016, 2015, and 2014 were $88, $102 and $116, respectively.

Rosetta Inc., and CynoGen have a 401(k) defined contribution plan covering certain employees in the U.S. All eligible employees may elect to contribute to the plan. The plan provides a 3% safe-harbor contribution up to the employee’s eligible compensation. In the years 2016, 2015, and 2014, the Company recorded an expense for matching contributions in the amount of $205, $180 and $112, respectively.

F-18

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

q.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash, short-term bank deposits, trade receivables and other accounts receivable.

The Company’s cash and cash equivalents are deposited mainly in Dollars with major banks in Israel, the UK and the United States. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company’s investments are institutions with high credit standing, and accordingly, minimal credit risk exists with respect to these investments.

Trade receivables are recorded from two primary payors: Medicare and third party/private payors (“Private Payors”), all located mainly in the United States.  Trade receivables are recorded at contractual rates (or published rates for Medicare) less an allowance for contractual rates adjustment, based on reporting models utilizing historical cash collection percentages and updated for current effective reimbursement factors.  Management performs ongoing valuations of trade receivable balances based on management's evaluation of historical collection experience and industry trends. Concentration of credit risk with respect to trade receivables is also limited by credit limits, ongoing credit evaluation and account monitoring procedures. Provision for bad debt expenses for the years ended December 31, 2016, 2015, and 2014 were $1,071, $0 and $0, respectively.

The Company has no significant off balance sheet concentrations of credit risk.

r.	Fair value of financial instruments:

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, restricted cash, short-term bank deposits, accounts receivable, other accounts receivable, trade payables and other account payable and accruals, approximate fair value because of their generally short-term maturities.

The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange.

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering such assumptions, ASC 820, “Fair Value Measurements and Disclosures” establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

F-19

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Level 1 –	quoted prices in active markets for identical assets or liabilities;

Level 2 –	inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; or

Level 3 –	unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The Company measures its Debentures and Warrants related to the November 2016 placement (classified as liabilities) at fair value each reporting period until they are exercised or expired, with changes in the fair values being recognized in the Company’s statement of comprehensive loss as financial income or expense, as applicable (see Note 3).

The Company uses numerous iteration of option pricing model (Black-Scholes-Merton) to determine the fair value of these Debentures and Warrants.  Significant inputs included an estimate of the fair value of the Company’s Ordinary Shares as of December 31, 2016, the remaining contractual life of the warrants, a risk-free interest rate, and an estimate of the Company's share expected volatility. The fair value of the Debentures and Warrants classified within Level 3. The fair value of the Debentures and Warrants at December 31, 2016 was $3,675. For the year ended December 31, 2016, the Company recognized a net gain of approximately $14 from the revaluation of Debentures and Warrants which is recorded under “Financial expense, net” in the Company’s consolidated statements of comprehensive loss (see Note 11).

s.	Recent Accounting Pronouncements:

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern at least for a period of twelve months from the date of issuing the consolidated financial statements and to provide related footnote disclosures. The amendments in this ASU are effective for reporting periods ending after December 15, 2016, with early adoption permitted. The Company adopted ASU 2014-15 for the year ended December 31, 2016 and updated the going concern disclosure accordingly.

In May 2014, the FASB issued ASU 2014-09, "Revenue from Contract with Customers", which introduces a new five-step revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires disclosures sufficient to enable users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative disclosures about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. Numerous updates were issued in 2016 that provide clarification on a number of specific issues as well as requiring additional disclosures. The new standard is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. While the Company has not yet completed its final review of the impact of the new standard, the Company does not currently anticipate a material impact on its revenue recognition practices. The Company is still evaluating disclosure requirements under the new standard and will continue to evaluate the standard as well as additional changes, modifications or interpretations which may impact the Company's current conclusions.

The Company expects to adopt the new standard using the modified retrospective method starting January 1, 2018.

In February 2016, the FASB issued ASU 2016-02, “Leases (ASC 842)”, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The ASU is expected to impact the Company’s consolidated financial statements as the Company has certain operating lease arrangements. ASC 842 supersedes the previous leases standard, ASC 840 Leases. The standard is effective on January 1, 2019, with early adoption permitted. The Company is in the process of evaluating the impact of this new guidance.

F-20

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In March 2016, the FASB issued Accounting Standards Update No. 2016-06, “Derivatives and Hedging (Topic 815): Contingent Put and Call Options in Debt Instruments" (ASU 2016-09) which requires that embedded derivatives be separated from the host contract and accounted for separately as derivatives if certain criteria are met, including the “clearly and closely related” criterion. The amendments in the Update clarify the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendments is required to assess the embedded call (put) options solely in accordance with the four-step decision sequence. The guidance will be effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted. The Company believes this guidance will not have significant effect on its consolidated financial statements.

In March 2016, the FASB issued Accounting Standards Update No. 2016-09, “Compensation-Stock Compensation (Topic 718): Improvement to Employee Share-based Payment Accounting” (ASU 2016-09), to simplify the accounting for share-based payment transactions, including the income tax consequences, an option to recognize gross share-based compensation expense with actual forfeitures recognized as they occur, as well as certain classifications on the statement of cash flows. This guidance will be effective for the Company in the first quarter of 2017, and early adoption is permitted. The Company believes this guidance will not have significant effect on its consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Update No 2016-18, “Statement of Cash Flows (230): Restricted Cash” (ASU 2016-18) which requires that amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The guidance will be effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company believes this guidance will not have significant effect on its consolidated financial statements.

NOTE 3:-	FAIR VALUE MEASUREMENTS

The following table present liabilities balances measured at fair value on a recurring basis as of December 31, 2016:

	Fair value measurements
	Level 1	Level 2	Level 3
Liabilities:
Debentures and Warrants	-	-	$3,675

Total Financial liabilities	-	-	$3,675

The following table summarizes the changes in the Company’s liabilities measured at fair value (Level 3), during the year ended December 31, 2016:

Total fair value as of January 1, 2016	$-
Issuance of Debentures and Warrants related to November 2016 placement	5,519
Conversion of Debentures related to the November 2016 placement	(19)
Gain from revaluation of Debentures and Warrants related to November 2016 placement	(1,825)
Total fair value as of December 31, 2016	$3,675

F-21

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4:-	SHORT-TERM BANK DEPOSITS AND RESTRICTED CASH

As of December 31, 2016 and 2015, the Company’s restricted cash and bank deposits are as follows:

December 31, 2016
Amount		Maturity date	Annual interest
Restricted cash	$52
Short term bank deposit	78	December 30, 2017	0.35%
	$130

December 31, 2015
Amount		Maturity date	Annual interest
Restricted cash	$52
Short term bank deposit	547	December 31, 2016	1.04%
	499	March 7, 2016	0.70%
	$1,098

NOTE 5:-	OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31,
	2016	2015
Prepaid expenses	$226	$322
Government authorities	32	47
Security deposits	73	65
Royalty-bearing grants	22	128
Amounts due from Patent License Agreement (Note 2k)	-	1,600
Other	16	30

	$369	$2,192

NOTE 6:-	PROPERTY AND EQUIPMENT, NET

	December 31,
	2016	2015
Cost:
Computer equipment	$1,680	$1,575
Office furniture and laboratory equipment	3,545	3,281
Leasehold improvements	1,198	1,196

	6,423	6,052
Accumulated depreciation:
Computer equipment	1,403	1,081
Office furniture and laboratory equipment	1,804	1,396
Leasehold improvements	774	600

	3,981	3,077

Depreciated cost	$2,442	$2,975

F-22

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Depreciation expenses for the years ended December 31, 2016, 2015 and 2014 were $904, $748 and $299, respectively.

NOTE 7:-	CAPITAL LEASE

During 2016, the Company entered into a three-year capital lease agreement in which it acquired lab equipment for its operations. The lease has a bargain purchase option at the end of the original lease term, in 2019, and was classified as a capital lease. The leased lab equipment was included in property and equipment and is being depreciated using the straight-line method over the estimated useful life of the equipment, which is five years. The gross amount recognized as an asset was $148. Depreciation expense for the year ended December 31, 2016 was $22. As of December 31, 2016, the depreciated asset value was $126. In the years 2017, 2018 and 2019, the future minimum required lease payments will be $55, $55 and $10, respectively.

NOTE 8:-	OTHER ACCOUNTS PAYABLE AND ACCRUALS

	December 31,
	2016	2015

Employees’ salaries and payroll accruals	$1,324	$1,017
Accrued vacation	189	199
Accrued expenses	662	517

	$2,175	$1,733

NOTE 9:-	DEBENTURES AND WARRANTS

On November 23, 2016, the Company entered into a securities purchase agreement (the “November 2016 Placement”) with a prominent institutional healthcare investor to purchase (i) an aggregate of 91,250 of the Company’s Ordinary Shares (the “Shares”) at a purchase price of $6.00 per share and an aggregate principal amount of $3,160 unsecured convertible Debentures (the “Registered Debentures”) in a registered direct offering (the “Registered Direct Offering”) and (ii) warrants to purchase up to 833,334 Ordinary Shares with an initial exercise price of $10.20 per share (the “Warrants”) and an aggregate principal amount of $1,293 unsecured convertible Debentures (the “PIPE Debentures” and together with the Registered Debentures, the “Debentures”) in a concurrent private placement (the “Private Placement” and, together with the Registered Direct Offering, the “Offerings”). The initial closing of the Offerings occurred on November 29, 2016, at which the Company received gross proceeds of $3,708 for the Ordinary Shares, the Registered Debentures and Warrants. The second closing of the Offering occurred on February 23, 2017, subsequent to the balance sheet date, at which time the Company received gross proceeds of $1,292 for the PIPE Debentures.

As part of the private placement, the Company granted the Placement Agents: (i) a cash fee equal to approximately $350 (ii) warrants to purchase up to 25,000 Ordinary Shares (the “Placement Agent Warrants”) and (iii) reimbursement of expenses of $75. The Placement Agent Warrants will become exercisable on November 29, 2017 and will expire on November 29, 2021 and have an exercise price equal to $7.50.

The aggregate net proceeds to the Company from the Offerings, after deducting the Placement Agents’ fees and other issuance expenses were approximately $4,490, of which $3,288 was received in 2016.

Issuance expenses in the amount of $572 were expensed in the consolidated statement of comprehensive loss included in “Financial expenses, net.”

F-23

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Debentures are non-interest bearing, have a term of 30 years and are convertible into Ordinary Shares at an initial conversion price of $6.00 per share. The Debentures are not subject to voluntary prepayment prior to maturity. In the event of a reverse stock split of the Company’s Ordinary Shares, the conversion price of the Debentures will be reduced to the lesser of (x) the then conversion price, as adjusted, and (y) the average of the two lowest volume weighted average prices of the Company’s Ordinary Shares during the 10 trading days immediately following the reverse stock split, which will thereafter be the new conversion price. Additionally, subject to limited exceptions, for a period of 18 months following the effective date of a resale registration statement on Form F-1 covering the resale of the Ordinary Shares issuable upon exercise of the Warrants and conversion of the PIPE Debentures (the “Resale Registration Statement”), if the Company issues Ordinary Shares or securities that are convertible or exercisable into Ordinary Shares at a price that is less than the effective conversion price, then the conversion price shall be automatically reduced to the price at which the Company issued the Ordinary Shares or the underlying exercise price or conversion price of the securities. Under no circumstances will the adjusted conversion price of the Debentures be lower than $3.00. The Company’s payment obligations under the Debentures are guaranteed by its U.S. Subsidiaries.

The Warrants were immediately exercisable upon issuance and have a term of five years. The exercise price of the Warrants is subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of the Company’s Ordinary Shares and rights offerings and pro rata distributions with respect to all holders of the Company’s Ordinary Shares. Additionally, in the event of a reverse stock split of the Company’s Ordinary Shares, the exercise price will be reduced to the lesser of (x) the then exercise price, as adjusted and (y) the average of the two lowest volume weighted average prices of the Company’s Ordinary Shares during the 10 trading days immediately following the reverse stock split, which will thereafter be the new exercise price. Additionally, subject to limited exceptions, for a period of 12 months following the effective date of the Resale Registration Statement, if the Company issues Ordinary Shares or securities that are convertible or exercisable into Ordinary Shares at a price that is less than the effective exercise price, then the then exercise price shall be automatically reduced to the price at which the Company issued the Ordinary Shares or the underlying exercise price or conversion price of the securities.

The Company has also entered into a Registration Rights Agreement with the investor, pursuant to which the Company filed a resale registration statement on Form F-1 which became effective on February 16, 2017.

The fair value of the Warrants was measured using iterations of the Black-Scholes-Merton model (see Note 2r). In estimating the Warrants' fair value, the Company used the following assumptions:

	December 31,	Issuance
	2016	date

Risk-free interest rate	0.91%-1.91%	0.86%-1.78%
Expected volatility	64.68%-83.15%	68.07%-79.66%
Expected life (in years)	1.16-4.92	1.25-5
Expected dividend yield	0%	0%
Fair value:
Warrants	$2,920	$3,974

F-24

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the Debentures was measured using iterations of the Black-Scholes-Merton model (see Note 2r). In estimating the Debentures’ fair value, the Company used the following assumptions:

	December 31,	Issuance
	2016	date

Risk-free interest rate	0.81%	0.78%
Expected volatility	65.13%	65.7%
Expected life (in years)	0.91	1
Expected dividend yield	0%	0%
Fair value:
Debentures	$755	$1,545

The Company accounted for the Debentures according to the provisions of ASC 815 and for the Warrants according to the provisions of ASC 480 and based on terms of the Debentures and the warrants classified them as liabilities. The Company elected to measure the Debentures and Warrants under the fair value option in accordance with ASC 815. Under the fair value option both the Debentures and Warrants will be measured at fair value in each reporting period until they will be converted, exercised or expired, with changes in the fair values being recognized in the Company's consolidated statement of comprehensive loss as financial income or expense. In accordance with ASC 815, the proceeds received for the issuance of the Debentures and Warrants were allocated at fair value conducted on an arm's-length basis. Accordingly, at the issuance date the Company recorded the Debentures and Warrants at an aggregate fair value of $5,519, which is higher than the gross proceeds in the amount of $3,708, resulting a loss in the amount of $1,811.

In December 2016, 8,334 shares were issued in connection with the exercise of $50 principal amount of the Debentures. The fair value of the shares issued following the Debentures exercise was $18.

As of December 31, 2016, the Company re-measured the Warrants in the amount of $2,920 and the Debentures in the amount of $755. As a result, for the year ended December 31, 2016, the Company recognized revaluation net income of approximately $14 in the consolidated statement of comprehensive loss included in “Financial expenses, net.”

In January and March 2017, subsequent to the balance sheet date, $530 principal amount of the Debentures were converted into of 123,502 Ordinary Shares of the Company.

NOTE 10:-	COMMITMENTS AND CONTINGENT LIABILITIES

a.	Restricted cash:

As of December 31, 2016, restricted cash was associated with bank guarantees to the landlords of the Company’s premises for the fulfillment of its lease commitments in the amount of approximately $52. The restricted cash deposit is presented in “Short-term bank deposits and restricted cash”.

F-25

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

b.	The facilities of the Company and its subsidiaries are rented under various operating lease agreements, the latest of which ends in 2018. Aggregate annual minimum lease commitments under the non-cancelable operating lease agreements as of December 31, 2016, are as follows:

2017	$694
2018	555

Total	1,249

Total rent expenses for the years ended December 31, 2016, 2015 and 2014 were $733, $725 and $511, respectively.

c.	The Company leases its motor vehicles under cancelable operating lease agreements. The minimum payment under these operating leases, upon cancellation of these lease agreements was $6 as of December 31, 2016.

Lease expenses for motor vehicles for the years ended December 31, 2016, 2015, and 2014, were $37, $39 and $52, respectively.

d.	In May 2006, the Company signed a royalty-bearing, co-exclusive, worldwide license agreement with a third party. Under this agreement, the Company was granted the right to make, use and sell the third party’s proprietary microRNAs for diagnostic purposes including a limited right to sublicense. In consideration for this license the Company paid an initiation fee and will pay a fixed annual license maintenance fee, royalties based on net sales and a percentage of the Company’s revenues from any sublicense. The Company estimates that the minimum aggregate license maintenance fees over the term of this agreement through 2029 will be approximately $960, of which $520 will be paid after December 31, 2016. In each of the years ended December 31, 2016, 2015 and 2014 the Company paid fees in the amounts of $47, to the third party. The Company recorded the payments as research and development expenses.

e.	In June 2006, the Company signed a royalty-bearing, co-exclusive, worldwide license agreement with a third party. Under this agreement, the Company licensed from this third party the rights to its proprietary microRNAs for diagnostic purposes. In consideration for this license, the Company paid an initiation fee and will pay a fixed annual license maintenance fee, royalties based on net sales and a percentage of the Company’s revenue from any sublicense. The Company estimates that the minimum aggregate license maintenance fees over the term of this agreement through 2022 will be approximately $410, of which $189 will be paid after December 31, 2016. During the years ended December 31, 2016, 2015 and 2014, the Company paid fees in the amounts of $34, $37 and $41, respectively, to the third party. The Company recorded the payments as research and development expenses.

f.	In August 2006, the Company signed a royalty-bearing, exclusive, worldwide license agreement with a third party. Under this agreement, the Company has exclusively licensed from this third party the rights to its proprietary microRNAs for all fields and applications including a limited right to sublicense. In consideration for this license, the Company paid an initiation fee and will pay minimum annual royalties, royalties based on net sales and a percentage of the Company’s revenues from any sublicense. This agreement was amended and restated in August 2011 and is now on a non-exclusive basis. For the amendment, the Company paid an amendment fee. The Company estimates that until 2032 the aggregate minimum royalties over the term of this agreement through 2032 will be approximately $320, of which $160 will be paid after December 31, 2016. During the years ended December 31, 2016, 2015, and 2014, the Company paid fees in the amounts of $12, $12 and $10, respectively, to the third party. The Company recorded the payments as research and development expenses.

F-26

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

g.	In December 2006, the Company signed a royalty-bearing, non-exclusive, worldwide license agreement with a third party. Under this agreement the Company licensed from the third party its proprietary microRNAs for research purposes. In consideration for this license the Company paid an initiation fee and will be required to pay a fixed annual license maintenance fee, royalties based on net sales and a percentage of the Company’s revenues from any sublicenses. The Company estimates that the minimum aggregate license maintenance fees over the term of this agreement through 2022 will be approximately $252, of which $95 will be paid after December 31, 2016. During the years ended December 31, 2016, 2015 and 2014, the Company paid fees in the amounts of $17, $18 and $20, respectively, under this agreement. The Company recorded the payments as research and development expenses.

h.	In May 2007, the Company signed a royalty-bearing, co-exclusive, worldwide license agreement with a third party. Under this agreement, the Company has licensed from this third party the rights to its proprietary microRNAs for therapeutic purposes including a limited right to sublicense. In consideration for this license the Company paid an initiation fee and will pay a fixed annual license maintenance fee, payments based on milestones and royalties based on net sales and a percentage of the Company’s revenues from any sublicense. The Company estimates that the minimum aggregate maintenance fees over the term of this agreement through 2029 will be approximately $690, of which $390 will be paid after December 31, 2016.

In each of the years ended December 31, 2016, 2015 and 2014, the Company paid fees in the amount of $35, to the third party. The Company recorded the payments as research and development expenses.

i.	In January 2008, the Company signed a royalty-bearing, co-exclusive, worldwide license agreement with a third party. Under this agreement, the Company was granted the right to make, use and sell the third party’s proprietary microRNAs for research purposes including a limited right to sublicense. In consideration for this license the Company paid an initiation fee and will pay a fixed annual license maintenance fee, royalties based on net sales and a percentage of the Company’s revenues from any sublicense. The Company estimates that the minimum aggregate license maintenance fees over the term of this agreement through 2029 will be approximately $440, of which $260 will be paid after December 31, 2016. During the years ended December, 31, 2016, 2015 and 2014, the Company paid fees in the amounts of $20, $24 and $24, respectively, to the third party. The Company recorded the payments as research and development expenses.

j.	In July 2014, the Company signed a royalty-bearing joint research and license agreement with a third party. Under this agreement, the Company and the third party engage in joint research, and the Company was granted a non-exclusive, royalty bearing, non-transferable and non-sublicensable license to use the joint information, inventions and patents for the development, manufacture, commercialization, distribution and sale of products, while the third party was also granted a non-exclusive, sublicensable and a worldwide license. In consideration for this agreement, the Company will pay fixed annual license maintenance fees and royalties based on net sales. During 2016, the Company paid $10 under this agreement to the third party following the license agreement with Mirna, as detailed in Note 2k.

F-27

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

k.	Rimonim Consortium:

In January 2011, the Company joined the Rimonim Consortium, which is supported by the IIA. The purpose of the consortium is to develop RNA interference-based therapeutics. As a member of this consortium, the Company is entitled to certain grants to support its research and development activities. Under the terms applicable to members of the consortium, so long as the Company continues to meet the criteria for receiving these grants, which criteria include the payment by the Company of part of the expenses for the activities funded by the grants and the timely delivery to IIA of written reports regarding those activities, then the Company is not required to repay the grants. If the Company ceases to meet these and other criteria, then the grant amounts for the year in which the Company ceased to meet the criteria become immediately due and payable to IIA. 2016 was the last year of this consortium. During the years ended December 31, 2016 and 2015, the Company received total grants of $105 and $131, respectively, from the IIA for its development within the consortium and continued to meet the criteria to receive such grants.

l.	Ramot:

In October 2013, the Company entered into a sponsored research agreement with Ramot at Tel Aviv University (“Ramot”), a Company organized under the laws of Israel and a wholly-owned subsidiary of Tel Aviv University, for the joint development of a nano-carrier system for miR mimetic technology to treat cancer. The parties will perform joint research in accordance with a plan approved by, and jointly funded by, the IIA and the Company, for an initial period of 12 months commencing on October 1, 2013 and an additional period of 12 months, subject to approval by IIA, which was approved in November 2014. During 2015 the Company received an additional extension from the IIA, which extended the plan to December 31, 2015. Under the applicable terms, so long as the Company continues to meet the criteria for receiving IIA grants, which criteria includes the payment by the Company of part of the expenses for the activities funded by the grants and the timely delivery to IIA of written reports regarding those activities, then the Company is not required to repay the grants. If the Company ceases to meet these and other criteria, then the grant amounts for the year in which the Company ceased to meet the criteria become immediately due and payable to IIA. During the years ended December 31, 2016 and 2015, the Company received total grants of $115 and $18, respectively, from the IIA for its development within the consortium and continued to meet the criteria to receive such grants. The obligation to pay royalties is contingent upon actual sales of products of the Company and in the absence of such sales no payment is required.

NOTE 11:-	SHAREHOLDERS’ EQUITY

a.	Ordinary Shares:

Ordinary Shares confer upon the holders the right to receive notice to participate and vote in the general meetings of the Company, and the right to receive dividends, if declared.

b.	Reverse stock split and increase in share capital:

F-28

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 16, 2017, subsequent to the balance sheet date, the Company held an Extraordinary General Meeting of Shareholders on which the following proposals were approved:

i)	To consolidate the registered (authorized) share capital of the Company as follows: every twelve (12) Ordinary Shares with a nominal (par) value of NIS 0.6 each will be consolidated into one (1) Ordinary Share with a nominal (par) value of NIS 7.2 each. All Ordinary Shares, warrants and options and per share amounts, including loss per share, have been adjusted to give retroactive effect to this reverse split for all periods presented.

ii)	To increase the registered (authorized) share capital of the Company to 7,500,000 Ordinary Shares with a nominal (par) value NIS 7.2 each.

c.	Investment agreements:

1.	On April 14, 2014, the Company issued an aggregate of 746 Ordinary Shares upon a cashless exercise of warrants issued in 2012.

2.	On September 18, 2014, the Company’s Board of Directors approved the issuance of 500 Ordinary Shares to a former employee. Accordingly, the Company recorded $23 as marketing and business development expense.

3.	On February 18, 2015, the Company entered into the 2015 Cantor Sales Agreement with Cantor, as sales agent, and filed a prospectus supplement with the SEC relating to the offer and sale of up to $14,400 of its Ordinary Shares. During 2015, the Company sold through the 2015 Cantor Sales Agreement an aggregate of 202,030 of its Ordinary Shares, and received gross proceeds of $10,540, before deducting issuance expenses in an amount of $512. The 2015 Cantor Sales Agreement was terminated on October 13, 2015. Sales of the Company’s Ordinary Shares under the 2015 Cantor Sales Agreement were made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

4.	On October 13, 2015, the Company entered into the 2015 Securities Purchase Agreement, pursuant to which the Company agreed to sell securities to the 2015 Purchasers in the 2015 Private Placement. The 2015 Private Placement closed on October 16, 2015 (the “Closing Date”).

Under the terms of the 2015 Private Placement, the Company issued an aggregate of 277,778 units at a purchase price of $28.80 per unit for gross proceeds of approximately $8,000. Each unit consisted of (i) one Ordinary Share, (ii) a 2015 Series A Warrant to purchase one-half of an Ordinary Share at an exercise price of $33 per Ordinary Share (subject to adjustment), exercisable for a period of five years from the Closing Date, and (iii) a partially pre-funded 2015 Series B Warrant. The 2015 Series B Warrants had an exercise price of NIS 7.2 (which has been prepaid) plus $0.0012 per share. The 2015 Series B Warrants were intended to reset the price of the units, and became exercisable for an aggregate of 222,223 shares based on 85% of the arithmetic average of the five lowest weighted average prices calculated during the ten trading days following the effective date of a resale registration statement registering the shares sold in the 2015 Private Placement for resale. The 2015 Series A Warrant exercise price was adjusted to $19.752 per share, and all of the 2015 Series B Warrants was exercised on a cashless basis, resulting in the issuance of 222,208 of the Company’s Ordinary Shares. The net proceeds to the Company from the 2015 Private Placement, after deducting placement agent fees and expenses, the Company’s offering expenses, and excluding the proceeds, if any, from the exercise of the 2015 Warrants, were approximately $7,293. As part of the private placement the Company granted additional 8,334 2015 Series A Warrants to the placement agent.

F-29

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company accounted for the 2015 Series A and 2015 Series B Warrants according to the provisions of ASC 815. Based on certain terms of the warrants, the Company classified them as liabilities, measured at fair value in each reporting period until they are exercised, expired or the terms of the warrants become fixed, with changes in the fair values being recognized in the Company’s consolidated statement of comprehensive loss as financial income or expense.

The fair value of the 2015 Series A and 2015 Series B Warrants was measured using the Black-Scholes-Merton model. In estimating the warrants’ fair value, the Company used the following assumptions:

December 31, 2015

Risk-free interest rate	0.08%-1.72%
Expected volatility	50%-123%
Expected life (in years)	0.16-4.9
Expected dividend yield	0%
Fair value:
Warrants	$15-18.24

For the year ended December 31, 2015, the Company recognized revaluation expenses of approximately $1,051 in the consolidated statement of comprehensive loss included in “Financial expenses (income), net”.

During November 2015, following the tenth trading day of the effective date of the resale registration statement, the exercise price was set, and the terms of the 2015 Series A and B Warrants became fixed, resulting in the classification of the fair value of the 2015 Series A and 2015 B Warrants of $6,272 to shareholders’ equity. In addition, 194,445 2015 Series B Warrants were exercised.

In February 2016, the remaining 27,778 2015 Series B Warrants were exercised. As of December 31, 2016, 147,223 2015 Series A Warrants were outstanding.

5.	See Note 1e and Note 9 for details on the November 2016 placement.

d.	Share option plans:

1.	In July 2006, the Company adopted the 2006 Global Share Incentive Plan (the “2006 Plan”), pursuant to which options may be granted to the Company’s directors, employees, consultants and service providers.

F-30

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 12, 2014, at the Company’s Annual Shareholder Meeting, the Company’s shareholders approved the addition of 75,000 Ordinary Shares to the shares authorized for issuance under the 2006 Plan.

On December 3, 2015, at the Company’s Annual Shareholder Meeting, the Company’s Shareholders approved the addition of 63,750 Ordinary Shares to the shares authorized for issuance under the 2006 plan, bringing the total number of Ordinary Shares authorized for issuance under the 2006 Plan to 214,723. As of December 31, 2016, a total of 32,165 Ordinary Shares remain available for future grants under the 2006 Plan.

Options granted under the 2006 Plan typically vest over four years, but are subject to each optionee’s specific option agreement. Options are typically exercisable for ten years from the date of grant. Options which are forfeited or unexercised become available for future grants. The exercise price of the stock option equals the fair market value of the Company’s shares on the date of the grant.

During 2014, 3,584 RSUs became fully vested and were converted into Ordinary Shares of the Company. During 2015, the Company granted 3,750 RSU and 20,334 options to directors and officers of the Company.

2.	The following is a summary of the Company’s share options granted among the various plans:

	Number of options	Weighted- average exercise price	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value

Outstanding at January 1, 2016	107,881	$60.36	7	$204
Granted	63,864	$9.93
Exercised	-	$-
Forfeited	(11,871)	$(12.63)
Outstanding at the end of the year	159,874	$43.75	6.66	$-

Vested or expected to vest	152,935	$40.89	6.64	$-

Options exercisable at the end of the year	69,779	$71.05	5.56	$-

The weighted-average grant-date fair value of options granted during the twelve months ended December 31, 2016, 2015 and 2014 was $8.47, $17.4 and $31.44, respectively. The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the fair market value of the Company’s Ordinary Shares on December 31, 2016 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2016. This amount changes based on the fair market value of the Company’s shares.

F-31

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information about options to employees and non-employees outstanding at December 31, 2016 under the Plans:

Exercise price	Options outstanding at December 31, 2016	Weighted average remaining contractual life (years)	Weighted average exercise price	Options exercisable at December 31, 2016	Average exercise price of options exercisable

$7.92-34.32	103,304	6.06	$16.00	18,753	$27.10
$39.12-42.84	20,902	6.08	$40.95	17,420	$40.94
$43.44-56.28	5,924	5.60	$49.41	4,448	$50.78
$61.92-1,188	28,969	4.48	$74.34	28,383	$74.60
$1,476-6,336.12	775	2.64	$1,796.75	775	$1,796.75

	159,874			69,779

The following table summarizes information relating to RSUs, as well as changes to such awards during 2016:

Number of RSUs

Outstanding at January 1, 2016	7,831
Granted	1,250
Converted	(5,716)
Forfeited	(625)

Outstanding at December 31, 2016	2,740

As of December 31, 2016, there was $1,101 of total compensation cost related to unvested options and RSUs. This amount is expected to be recognized over a weighted-average period approximately one (1) year.

The following table sets forth the total share-based compensation expense resulting from options and RSUs granted to employees, non-employees and directors included in the Company's consolidated statement of comprehensive Loss:

	Year ended December 31,
	2016	2015

Cost of revenues	$47	$37
Research and development, net	116	100
Sales, marketing and business development	293	281
General and administrative	403	598

Total share-based compensation expense	$859	$1,016

F-32

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12:-	INCOME TAXES

a.	Tax rates applicable to the income of the Company:

The Israeli corporate tax rate was 26.5% in 2015 and 2014 and 25% in 2016.

In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), 2016, which reduces the corporate income tax rate to 24% effective from January 1, 2017 and to 23% effective from January 1, 2018.

The Company estimates that the effect of the change in the tax rate will not have material effect on the Company's financial position or results of operations.

b.	Tax benefits under Israel’s Law for the Encouragement of Industry (Taxes), 1969 (“the Tax Law”):

The Company is currently qualified as an “Industrial Company”, as defined by the Tax Law, and as such, is entitled to certain tax benefits, mainly amortization of costs relating to know-how and patents over eight years, the right to claim public issuance expenses over three years, and accelerated depreciation.

c.	Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (the “Law”):

The Company's production facilities in Israel have been granted “Approved Enterprise” status under the Law currently under separate investment programs. Pursuant to the Law, the Company elected the "Alternative Benefits Track" and has waived Government grants in return for tax exemption.

The main benefit arising from such status is the reduction in tax rates on income derived from “Approved Enterprises”. Consequently, the Company is entitled to a two-year tax exemption and five years of tax at a reduced rate (25%).

Additionally, if the Company becomes a “foreign investors company”, as defined by the Law, it will be entitled to a reduced tax rate of 10%-25% (based on the percentage of foreign ownership during each tax year) and an extension of three years for the benefit period. Since the Company has had no taxable income, the benefits have not yet commenced for any of the programs.

The period of tax benefits, detailed above, is subject to a limit of 12 years from the commencement of production, or 14 years from the approval date, whichever is earlier.

The entitlement to the above benefits is conditional upon the Company’s fulfilling the conditions stipulated by the Law, regulations published thereunder and the letters of approval for the specific investments in “Approved Enterprises”. In the event of failure to comply with these conditions, the benefits may be canceled and the Company would be required to refund the amount of tax benefits, plus a consumer price index linkage adjustment and interest.

As of December 31, 2016, management believes that the Company will be able to meet all of the aforementioned conditions.

If these retained tax-exempt profits attributable to the “Approved Enterprise” are distributed in a manner other than in the complete liquidation of the Company, they would be taxed at the applicable corporate tax rate in respect of the gross amount that the Company distributed. In addition, the Company is required to withhold tax at the source at a rate of 15% from any dividends distributed from income attributed to the exempted profits derived from the “Approved Enterprise”.

Income from sources other than the “Approved Enterprise” during the benefit period will be subject to tax at the regular corporate tax rate (25% in 2016).

On April 1, 2005, an amendment to the Law became effective (the “Amendment”) and significantly changed the provisions of the Law. The Amendment limits the scope of enterprises that may be approved by the Investment Center by setting criteria for the approval of a facility as a “Beneficiary Enterprise” such as provision generally requiring that at least 25% of the “Beneficiary Enterprise’s” income will be derived from export. Additionally, the Amendment enacted major changes in the manner in which tax benefits are awarded under the Law so that companies no longer require Investment Center approval in order to qualify for tax benefits.

F-33

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

If the Company pays a dividend out of income derived from the “Beneficiary Enterprise” during the tax exemption period, such income will be subject to corporate tax at the applicable rate in respect of the gross amount of the dividend that the Company may be distributed. The Company is required to withhold tax at the source at a rate of 15% from any dividends distributed from income derived from the “Beneficiary Enterprise”. Under the Amendment, the benefit period for the Company will be extended until the earlier of (1) seven years from the commencement year or (2) twelve years from the first day of the year of election. This period may be extended for a “Beneficiary Enterprise” owned by a “foreign investor's company” during all or part of the benefit period.

However, the Amendment provides that terms and benefits included in any letter of approval already granted will remain subject to the provisions of the Law as they were on the date of such approval.

As of December 31, 2016, the Company did not generate income under the Law prior to and after the Amendment.

In December 2010, the “Knesset” (Israeli Parliament) passed the Law for Economic Policy for 2011 and 2012 (Amended Legislation), which prescribes amendments to the Law. The amendment became effective as of January 1, 2011. Pursuant to this amendment, the benefit tracks in the Law were modified and a flat tax rate applies to a company’s entire preferred income. The Company will be able to opt to apply (the waiver is non-recourse) the amendment, and from then on it will be subject to the amended tax rates.

In August 2013, the Law for Changing National Priorities (Legislative Amendments for Achieving Budget Targets for 2013 and 2014), 2013 which includes Amendment 71 to the Law for the Encouragement of Capital Investments ("the Amendment") was enacted. According to the Amendment, the tax rate on preferred income from a preferred enterprise in 2014 and thereafter will be 16% (in development area A – 9%).

In December 2016, the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), 2016 which includes Amendment 73 to the Law for the Encouragement of Capital Investments (“the Amendment”) was published. According to the Amendment, a preferred enterprise located in Development Zone A will be subject to a tax rate of 7.5% instead of 9% effective from January 1, 2017 and thereafter (the tax rate applicable to preferred enterprises located in other areas remains at 16%).

The new tax tracks under the Amendment are as follows:

Technological preferred enterprise - an enterprise for which total consolidated revenues of its parent company and all subsidiaries are less than NIS 10 billion. A technological preferred enterprise, as defined in the Law, which is located in the center of Israel will be subject to tax at a rate of 12% on profits deriving from intellectual property (in development area A - a tax rate of 7.5%).

F-34

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Any dividends distributed to “foreign companies”, as defined in the Law, deriving from income from the technological enterprises will be subject to tax at a rate of 4%.

A dividend distributed from income which is attributed to a Preferred Enterprise/Special Preferred Enterprise will be subject to withholding tax at source at the following rates: (i) Israeli resident corporation – 0%, (ii) Israeli resident individual – 20% in 2014 and onwards and (iii) non-Israeli resident – 20% in 2014 and onwards, subject to a reduced tax rate under the provisions of an applicable double tax treaty.

The Company examined the possible effects of the amendments on its consolidated financial statements, if at all, and at this time does not believe it will opt to apply the amendments.

d.	Income tax on U.S. Subsidiaries:

The U.S. Subsidiaries are taxed under U.S. income tax laws. There are no significant provisions for U.S. federal, state or other taxes for any period, since no taxable income was generated in all periods since inception.

e.	Deferred income taxes:

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company and its subsidiaries’ deferred tax assets are comprised of operating loss carryforwards and other temporary differences. Significant components of the Company and its subsidiaries’ deferred tax assets are as follows:

	December 31,
	2016	2015
Tax asset in respect of:
Operating and capital loss carryforward and deductions	$39,340	$42,443
Reserves, allowances and other	22	27

Net deferred tax asset before valuation allowance	39,362	42,470
Valuation allowance	(39,362)	(42,470)

Net deferred tax asset	$-	$-

F-35

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company and its subsidiaries have provided full valuation allowances in respect of deferred tax assets resulting from operating and capital loss carryforward and other temporary differences. Management currently believes that because the Company and its subsidiaries have a history of losses, it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized in the foreseeable future.

f.	Reconciliation of the theoretical tax expense (benefit) to the actual tax expense (benefit):

The main reconciling item between the statutory tax rate of the Company and the effective tax rate is the recognition of valuation allowances in respect of deferred taxes relating to accumulated net operating losses carried forward of the Company and its U.S. Subsidiaries due to the uncertainty of the realization of such deferred taxes and few nondeductible expense.

g.	Net operating losses carryforward:

The Company has estimated accumulated losses for tax purposes as of December 31, 2016, in the amount of approximately $121,825 which may be carried forward and offset against taxable income in the future for an indefinite period.

As of December 31, 2016, the U.S. Subsidiaries have estimated total available carryforward tax losses of approximately $27,654, to offset against future taxable income which expires in the years 2027 to 2035.

Utilization of U.S. net operating losses may be subject to substantial annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state law provisions. The annual limitations may result in the expiration of net operating losses before utilization.

	December 31,
	2016	2015	2014
Loss before income taxes is comprised of the following:
Domestic	$5,823	$6,178	$5,368
Foreign	10,444	11,148	9,143
	$16,267	$17,326	$14,511

F-36

ROSETTA GENOMICS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13:-	FINANCIAL EXPENSE (INCOME), NET

	Year ended December 31,
	2016	2015	2014

Financial income:
Interest income on short-term deposits	$(10)	$(46)	$(111)
Foreign currency adjustments gains and other	-	(9)	(3)
Revaluation of Debentures and Warrants related to share purchase agreement, net	(14)	-	(79)

Total financial income:	(24)	(55)	(193)

Financial expenses:
Bank and interest expenses	43	48	39
Foreign currency adjustments losses	12	-	408
Revaluation of warrants related to share purchase agreement, net	-	1,051	-
Issuance expenses of Debentures and Warrants classified as liabilities related to share purchase agreements	572	561	-
Foreign exchange futures transactions and others	-	-	5

Total financial expenses:	627	1,660	452

Financial expense (income), net	$603	$1,605	$259

- - - - - - - - - - - - - - - - - - -

F-37

ROSETTA GENOMICS LTD.

Up to                 Class A Units consisting of Ordinary Shares and Series A Warrants

and

                Class B Units consisting of Pre-Funded Series B Warrants and Series A Warrants

(                Ordinary Shares underlying the Series A and Pre-Funded Series B Warrants)

Rodman & Renshaw

a unit of H.C. Wainwright & Co.

PRELIMINARY PROSPECTUS

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Article 67 of our articles of association provides as follows:

“INDEMNITY AND INSURANCE

(a)	Subject to the provisions of the Companies Law and to the fullest extent permitted under the Companies Law, as shall be in effect from time to time, the Company may:

(i)	enter into a contract for the insurance of the liability, in whole or in part, of any of its Office Holders;

(ii)	undertake in advance to indemnify an Office Holder, under any circumstances, in respect of which the Company may undertake in advance to indemnify an Office Holder under the Companies Law, subject to the limitations set forth in the Companies Law;

(iii)	indemnify an Office Holder as permitted under the Companies Law;

(iv)	release and exculpate, in advance, any Office Holder from any liability from damages arising out of a breach of a duty of care towards the Company.

(b)	Any amendment to the Companies Law adversely affecting the right of any Office Holder to be indemnified or insured pursuant to this Article 67 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by the Companies Law.

(c)	The provisions of this Article 67 are not intended, and shall not be interpreted so as to restrict the Company, in any manner, in respect of the procurement of insurance and/or indemnification and/or exculpation, in favour of any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder.”

Article 2 of our articles of association defines “Office Holder” as “every director and every other person included in the definition of “office holder” under the Companies Law, including the executive officers of the Company.”

The Companies Law provides that a company may, if its articles of association include provisions which allow it to do so:

(1)          enter into a contract to insure the liability of an “office holder” (as defined) of the company by reason of acts committed in his or her capacity as an office holder of the company for any of the below:

(a)	the breach of his or her duty of care to the company or any other person;

(b)	the breach of his or her duty of loyalty to the company to the extent he or she acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company; and

(c)	monetary liabilities or obligations which may be imposed upon him or her in favor of other persons.

(2)          indemnify an office holder of the company for the following liabilities or expenses that may be imposed upon him or her or that he or she may incur by reason of acts committed in his or her capacity as an office holder of the company, for:

(a)	monetary liabilities or obligations imposed upon him or her in favor of another person under a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court;

(b)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder pursuant to an inquiry or a proceeding brought against him or her by a competent authority, which was concluded without the submission of an indictment against him or her and without any financial penalty being imposed on him or her as an alternative to a criminal proceeding or which was concluded without the submission of an indictment against him or her but with a financial penalty being imposed on him or her as an alternative to a criminal proceeding, in respect of a criminal offence which does not require proof of criminal intent or with respect to monetary sanction;

93

In this subsection: (i) a proceeding concluded without the submission of an indictment in a matter in respect to which a criminal investigation was initiated shall mean the relevant case against him or her being closed in accordance with the provisions of Section 62 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982, or by virtue of a stay of proceedings by the Attorney General in accordance with the provisions of Section 231 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982; and (ii) “a financial penalty imposed as an alternative to a criminal proceeding” means a monetary penalty imposed in accordance with law as an alternative to a criminal proceeding, including an administrative fine in accordance with the Israeli Administrative Crimes Law, 5746-1985, a fine for a crime that is considered a crime in respect of which a fine may be imposed, in accordance with the provisions of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982, a monetary sanction or a forfeit; and

(c)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder or imposed upon him or her by a court, in an action, suit or proceeding brought against him or her by or on behalf of the company or by other persons, or in connection with a criminal action from which he or she was acquitted, or in connection with a criminal action which does not require proof of criminal intent in which he or she was convicted.

(3)       exempt an office holder, in advance, from and against all or part of his or her liability for damages due to a breach of his or her duty of care to it, provided that a company may not exempt a director in advance from his or her liability to it due to a breach of his or her duty of care with respect to a ‘Distribution’ (as defined in Section 1 of the Companies Law).

The Companies Law provides that a company’s articles of association may provide for indemnification of an office holder (X) post-factum; and (Y) may also provide that a company may undertake to indemnify an office holder in advance as follows: (i) as detailed in section 2(a) above, provided that the undertaking is limited to types of occurrences which, in the opinion of the company’s board of directors, are, at the time of the undertaking, foreseeable in light of the activities of the company when the undertaking is given and to an amount or a criteria that the board of directors has determined is reasonable in the circumstances, and that the undertaking shall specify the occurrences which in the board of directors’ opinion are foreseeable as aforesaid, and the amount or criteria set by the board of directors as reasonable in the circumstances (ii) as detailed in sections 2(b) and 2(c) above.

The Companies Law provides that a provision in a company’s articles of association which permits the company to enter into a contract to insure the liability of or to indemnify an office holder or to exempt an office holder from his or her liability to the company, or a resolution of a company’s board of directors to indemnify an office holder with respect to the following will not be valid:

•	a breach of his or her duty of loyalty, other than, in respect of indemnification and insurance, to the extent described in Section 1(b) above;

•	a breach of his or her duty of care that was done intentionally or recklessly, unless the breach was done only in negligence;

•	an act or omission done with the intent to unlawfully realize personal gain; or

•	a fine, monetary sanction, forfeit or penalty imposed upon him or her.

The term “office holder” (or “Noseh Misra” in Hebrew) is defined in the Companies Law as a managing director, chief executive officer, executive vice president, vice president, any other person fulfilling or assuming any of the foregoing positions without regard to such person’s title, as well as a director, or a manager directly subordinate to the managing director.

According to the Companies Law, granting an exemption to, indemnification of, and procurement of insurance coverage for, an office holder of a company requires, the approval of the company’s compensation committee and board of directors, and, in some circumstances, including if the office holder is a director, the chief executive officer or a controlling shareholder, as defined for that purpose in the Companies Law, the approval of the company’s shareholders, and in some cases,(such as in case of the chief executive officer, a controlling shareholder, or approval of terms not consistent with the company’s compensation policy) with a special majority.

Our office holders are currently covered by a directors’ and officers’ liability policy. We have also resolved to provide directors and certain other office holders with our standard indemnification undertaking which provides for indemnification from any liability for damages caused as a result of a breach of duty of care and provides an exemption, to the fullest extent permitted by law, all in accordance with and pursuant to the terms set forth in the said indemnification undertaking.

94

Item 7. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act of 1933, as amended, or the Securities Act:

1.       On April 14, 2015, we issued 500,000 Ordinary Shares in connection with our acquisition of CynoGen, Inc. (d/b/a PersonalizeDx). In addition, on July 22, 2015, we issued an addition 120,000 Ordinary Shares in lieu of services that were to be provided to an affiliate of CynoGen.

2.       On October 15, 2015, we closed a private placement transaction, pursuant to which we sold an aggregate 27,777 units at $2.40 per unit, with each unit consisting of (i) one Ordinary Share, (ii) a Series A warrant to purchase one-half of an Ordinary Share at an exercise price of $33 per Ordinary Share (subject to adjustment), and (iii) a partially pre-funded Series B warrant. Aegis Capital Corp. served as placement agent. In connection with the private placement, we also issued to the placement agent and its affiliates warrants to purchase a total of 8,333 Ordinary Shares on the same terms as the Series A warrants. All of the Series B warrants were exercised on a cashless basis for an aggregate of 222,207 shares.

3.       On November 23, 2016, we entered into a securities purchase agreement (the “Purchase Agreement”) with a prominent institutional healthcare investor to purchase (i) an aggregate of 91,250 of our Ordinary Shares (the “Shares”) at a purchase price of $6.00 per share and an aggregate principal amount of $3.2 million of unsecured convertible debentures (the “Registered Debentures”) in a registered direct offering (the “Registered Direct Offering”) and (ii) warrants to purchase up to 833,334 Ordinary Shares with an initial exercise price of $10.20 per share (the “Warrants”) and an aggregate principal amount of $1.3 million unsecured convertible debentures (the “PIPE Debentures” and together with the Registered Debentures, the “Debentures”) in a concurrent private placement (the “Private Placement” and, together with the Registered Direct Offering, the “2016 Offerings”). The initial closing of the 2016 Offerings occurred on November 29, 2016, at which time we received gross proceeds of $3.7 million for the Ordinary Shares, the Registered Debentures and Warrants. The closing of the private placement of the PIPE Debentures occurred on February 23, 2017. The closing involved the sale of the PIPE Debentures (convertible into a maximum of 430,834 Ordinary Shares) for gross proceeds of $1.3 million. The aggregate net proceeds to the Company from the 2016 Offerings, after deducting the placement agents’ fees and expenses and our estimated offering expenses, were approximately $4.6 million.

All sales of securities described above were exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act, relating to transactions by an issuer not involving a public offering.

Item 8. Exhibits and Financial Statement Schedules

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Description of Exhibit
1.1**	Form of Engagement Letter with Rodman & Renshaw, a unit of H.C. Wainwright & Co.

3.1(12)	Amended and Restated Articles of Association, as amended.

4.1**	Form of Series A Warrant.

4.2**	Form of Pre-Funded Series B Warrant

4.3(1)	Form of Share Certificate of Ordinary Share

5.1**	Opinion of Amar Reiter Jeanne Shochatovitch & Co.

5.2**	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1(1)@	License Agreement, dated as of May 4, 2006, by and between Rosetta Genomics Ltd. and The Rockefeller University.

10.2(2)@	License Agreement, dated effective as of May 1, 2007, by and between Rosetta Genomics Ltd. and The Rockefeller University.

10.3(1)	Lease Agreement, dated August 4, 2003, by and between Rosetta Genomics Ltd., as tenant, and Rorberg Contracting and Investments (1963) Ltd. and Tazor Development Ltd., as landlords, as amended in April 2004 and as extended on April 9, 2006 (as translated from Hebrew).

10.4(6)	Air Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease – Net, by and between Donna June Kitts Revocable Trust dated April 10, 2006 and CynoGen Inc., dated as of December 1, 2013, as amended.

10.5(4)	Lease Agreement from Wexford-UCSC II, L.P. to Rosetta Genomics Inc., dated July 7, 2008, and First Amendment thereto, dated August 11, 2008.

95

Exhibit Number	Description of Exhibit
10.6(1)	2003 Israeli Share Option Plan.

10.7(7)	2006 Employee Incentive Plan (Global Share Incentive Plan).

10.8(1)	Form of Director and Officer Indemnification Agreement.

10.9(5)@	Amended and Restated License Agreement, dated as of March 3, 2009, by and between Rosetta Genomics Ltd. and Max Planck Innovation GmbH.

10.10(8)@	Amended and Restated License Agreement, dated August 14, 2011, by and between The Johns Hopkins University and Rosetta Genomics Ltd.

10.11(1)@	License Agreement, dated as of December 22, 2006, by and between Rosetta Genomics Ltd. and Max Planck Innovation GmbH.

10.12(1)@	Cooperation and Project Funding Agreement, dated effective as of May 1, 2006, by and among Rosetta Genomics Ltd., the Israel-United States Binational Industrial Research and Development Foundation and Isis Pharmaceuticals, Inc.

10.13(3)@	License Agreement, dated effective as of January 8, 2008, by and between Rosetta Genomics Ltd. and The Rockefeller University.

10.14(11)	Stock Purchase Agreement dated April 3, 2015, by and between Prelude Corporation and Rosetta Genomics Inc. and Rosetta Genomics Ltd.

10.15(9)	Securities Purchase Agreement, dated October 13, 2015, by and between Rosetta Genomics Ltd. and the investors in the October 2015 private placement.

10.16(10)	Securities Purchase Agreement, dated November 23, 2016, between the Company and the investors in the 2016 Offering.

10.17**	Form of Securities Purchase Agreement.

21.1(13)	List of Subsidiaries.

23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2**	Consent of Amar Reiter Jeanne Shochatovitch & Co. (included in Exhibit 5.1).

23.3**	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.2)

24.1*	Power of Attorney (included in the signature page of the Registration Statement)

101*	The following materials from our registration statement on Form F-1 formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Comprehensive Loss, (iii) the Consolidated Statements of Changes in Stockholders’ Equity, (iv) the Consolidated Statements of Cash Flows and (v) the Notes to Consolidated Financial Statements, tagged as blocks of text and in detail.

*	Filed herewith.

**	To be provided by amendment.

@	Confidential portions of these documents have been filed separately with the SEC pursuant to a grant of confidential treatment.

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-137095), initially filed with the SEC on September 1, 2006.

(2)	Incorporated by reference from the Registrant’s Form 6-K dated August 2, 2007 (Reg. No. 001-33042), filed with the SEC on August 3, 2007.

(3)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2007 (Reg. No. 001-33042), filed with the SEC on June 26, 2008.

(4)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2008 (Reg. No. 001-33042), filed with the SEC on June 30, 2009.

(5)	Incorporated by reference from the Registrant’s Form 6-K dated August-September 2009 (Reg. No. 001-33042), filed with the SEC on September 9, 2009.

(6)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2013 (Reg. No. 001-33042), filed with the SEC on March 31, 2014.

(7)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2012 (Reg. No. 001-33042), filed with the SEC on March 22, 2013.

(8)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011 (Reg. No. 001-33042), filed with the SEC on April 2, 2012.

(9)	Incorporated by reference from the Registrant’s Form 6-K dated October 2015 (Reg. No. 001-33042), filed with the SEC on October 14, 2015.

(10)	Incorporated by reference from the Registrant’s Form 6-K dated November 2016 (Reg. No. 001-33042), filed with the SEC on November 25, 2016.

(11)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2015 (Reg. No. 001-33042), filed with the SEC on March 23, 2016.

(12)	Incorporated by reference from the Registrant’s Form 6-K dated September 2016 (Reg. No. 001-33042), filed with the SEC on September 26, 2016.

(13)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2016, (Reg. No. 001-33042) filed on March 30, 2017.

96

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

97

(iii)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(iii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and;

(iii)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

98

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Rehovot, State of Israel on May 8, 2017.

ROSETTA GENOMICS LTD.

By:	/s/ Kenneth A. Berlin
Kenneth A. Berlin, Chief Executive Officer and President

The undersigned officers and directors of Rosetta Genomics Ltd. hereby constitute and appoint Kenneth A. Berlin and Ron Kalfus and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable Rosetta Genomics Ltd. To comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-1, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Kenneth A. Berlin	Chief Executive Officer and President	May 8, 2017
Kenneth A. Berlin	(principal executive officer)

/s/ Ron Kalfus	Chief Financial Officer	May 8, 2017
Ron Kalfus	(principal financial and accounting officer)

/s/ Brian Markison	Chairman of the Board	May 8, 2017
Brian Markison

/s/ Roy N. Davis	Director	May 8, 2017
Roy N. Davis

	Director	May 8, 2017
Gerald Dogon

/s/ Joshua Rosensweig	Director	May 8, 2017
Joshua Rosensweig

/s/ David Sidransky	Director	May 8, 2017
David Sidransky, M.D.

/s/ Tali Yaron-Eldar	Director	May 8, 2017
Tali Yaron-Eldar

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Rosetta Genomics Inc., the duly authorized representative in the United States of Rosetta Genomics Ltd., has signed this registration statement on May 8, 2017.

ROSETTA GENOMICS LTD.

By:	/s/ Kenneth A. Berlin
Kenneth A. Berlin, President